Exhibit 10.1

Execution Version

Date: as of October 9, 2014

EAGLE BULK SHIPPING INC.

as Borrower

THE COMPANIES

listed in Schedule 8

as Joint and Several Guarantors

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 2

as Swap Banks

ABN AMRO CAPITAL USA LLC,

CRéDIT AGRICOLE CORPORATE AND INVESTMENT BANK, and

CIT FINANCE LLC

as Mandated Lead Arrangers

and as Bookrunners

ABN AMRO CAPITAL USA LLC,

and

CRéDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Structuring Banks

– and –

ABN AMRO CAPITAL USA LLC,

as Agent and as Security Trustee

LOAN AGREEMENT

relating to a Senior Secured Revolving Credit Facility and

Term Loan Facility of up to US$275,000,000

Watson, Farley & Williams

New York

INDEX

Clause		Page

1	INTERPRETATION	2

2	FACILITY	27

3	POSITION OF THE LENDERS AND SWAP BANKS	27

4	DRAWDOWN	29

5	INTEREST	31

6	INTEREST PERIODS	33

7	DEFAULT INTEREST	33

8	REPAYMENT AND PREPAYMENT	35

9	CONDITIONS PRECEDENT	37

10	REPRESENTATIONS AND WARRANTIES	38

11	GENERAL AFFIRMATIVE AND NEGATIVE COVENANTS	46

12	FINANCIAL COVENANTS	54

13	MARINE INSURANCE COVENANTS	55

14	SHIP COVENANTS	60

15	SECURITY COVER	65

16	GUARANTEE	66

17	PAYMENTS AND CALCULATIONS	71

18	APPLICATION OF RECEIPTS	73

19	APPLICATION OF EARNINGS; SWAP PAYMENTS	74

20	EVENTS OF DEFAULT	75

21	FEES AND EXPENSES	80

22	INDEMNITIES	81

23	NO SET-OFF OR TAX DEDUCTION; TAX INDEMNITY; FATCA	83

24	ILLEGALITY, ETC	87

25	INCREASED COSTS	87

INDEX

Clause		Page

26	SET OFF	89

27	TRANSFERS AND CHANGES IN LENDING OFFICES	89

28	VARIATIONS AND WAIVERS	93

29	NOTICES	94

30	SUPPLEMENTAL	96

31	THE SERVICING BANKS	97

32	PARALLEL DEBT	101

33	LAW AND JURISDICTION	102

34	WAIVER OF JURY TRIAL	103

35	PATRIOT ACT NOTICE	103

EXECUTION PAGE		104

SCHEDULE 1 LENDERS AND COMMITMENTS		108

SCHEDULE 2 SWAP BANKS		110

SCHEDULE 3 DRAWDOWN NOTICE		111

SCHEDULE 4 CONDITION PRECEDENT DOCUMENTS		113

SCHEDULE 5 TRANSFER CERTIFICATE		116

SCHEDULE 6 DESIGNATION NOTICE		120

SCHEDULE 7 LIST OF APPROVED BROKERS		121

SCHEDULE 8 LIST OF SHIPS		122

APPENDIX A FORM OF CHARTER ASSIGNMENT		A-1

APPENDIX B FORM OF COMPLIANCE CERTIFICATE		B-1

APPENDIX C FORM OF ACCOUNT PLEDGE		C-1

APPENDIX D FORM OF EARNINGS ASSIGNMENT		D-1

APPENDIX E FORM OF GUARANTOR ACCESSION AGREEMENT		E-1

APPENDIX F FORM OF INSURANCE ASSIGNMENT		F-1

ii

iii

THIS LOAN AGREEMENT (this “Agreement”) is made as of October 9, 2014

AMONG

(1)

EAGLE BULK SHIPPING INC., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose principal office is at 477 Madison Avenue, New York, NY 10022, as borrower (the “Borrower”, which expression includes its successors, transferees and assigns);

(2)

THE COMPANIES listed in Schedule 8, each a limited liability company formed and existing under the laws of the Republic of the Marshall Islands, as joint and several guarantors (together with any other person that becomes a guarantor party hereto pursuant to a Guarantor Accession Agreement (as defined below), the “Guarantors”, and each separately a “Guarantor”, which expressions include their respective successors, transferees and assigns);

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as lenders (the “Lenders”, which expression includes their respective successors, transferees and assigns);

(4)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2, as swap banks (the “Swap Banks”, which expression includes their respective successors, transferees and assigns);

(5)

ABN AMRO CAPITAL USA LLC, CRéDIT AGRICOLE CORPORATE AND INVESTMENT BANK and CIT FINANCE LLC as mandated lead arrangers (the “Mandated Lead Arrangers” which expression includes their respective successors, transferees and assigns);

(6)

ABN AMRO CAPITAL USA LLC, CRéDIT AGRICOLE CORPORATE AND INVESTMENT BANK and CIT FINANCE LLC as bookrunners (the “Bookrunners”, which expression includes their respective successors, transferees and assigns);

(7)

ABN AMRO CAPITAL USA LLC and CRéDIT AGRICOLE CORPORATE AND INVESTMENT BANK as structuring banks (the “Structuring Banks” which expression includes their respective successors, transferees and assigns);

(8)

ABN AMRO CAPITAL USA LLC, acting in such capacity through its office at 100 Park Avenue, 17th Floor, New York, NY 10017, as agent for the Lenders (in such capacity, the “Agent”, which expression includes its successors, transferees and assigns); and

(9)

ABN AMRO CAPITAL USA LLC, acting in such capacity through its office at 100 Park Avenue, 17th Floor, New York, NY 10017, as security trustee for the Lenders and the Swap Banks (in such capacity, the “Security Trustee”, which expression includes its successors, transferees and assigns).

BACKGROUND

(A)

The Lenders have agreed to make available to the Borrower a senior secured credit facility in the aggregate principal amount of up to the lesser of $275,000,000 or 35% of the Fair Market Value of the Ships, consisting of (i) a term loan facility in the principal amount of up to $225,000,000 and (ii) a revolving credit facility in the principal amount of up to $50,000,000, for funding the Liquidity Account, retiring the debtor-in-possession financing, repaying pre-petition debt facilities (in accordance with the terms of the Reorganization Plan), and funding certain obligations of the Borrower as set forth in the Reorganization Plan, in the case of the Term Loan Facility and general corporate purposes in the case of the Revolving Credit Facility.

(B)	The Swap Banks may enter into interest rate swap transactions with the Borrower from time to time to hedge the Borrower’s exposure under this Agreement to interest rate fluctuations.

(C)

The Lenders and the Swap Banks have agreed to share in the Collateral to be granted to the Security Trustee pursuant to this Agreement with the interest of the Swap Banks being secured on a pari passu basis.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions. Subject to Clause 1.5, in this Agreement:

“Acceptable Accounting Firm” means Deloitte, PricewaterhouseCoopers, Ernst & Young, KPMG, or such other recognized accounting firm as the Agent may, with the consent of the Majority Lenders, approve from time to time in writing, such consent and approval not to be unreasonably withheld or delayed;

“Account Bank” means ABN AMRO Bank N.V., acting through its office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands;

“Account Pledge” means a pledge of any Earnings Account, the Borrower Earnings Account and the Liquidity Account, in the form set out in Appendix C;

“Advance” means the principal amount of each borrowing by the Borrower under this Agreement;

“Affected Lender” has the meaning given in Clause 5.7;

“Affiliate” means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person, and for purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, direct or indirect, of the power to vote 50% or more of the Voting Stock of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise;

“Agreed Form” means in relation to any document, that document in the form approved by the Agent with the consent of the Majority Lenders (such consent and approval not to be unreasonably withheld or delayed), or as otherwise approved in accordance with any other approval procedure specified in any relevant provision of any Finance Document;

“Approved Broker” means any of the companies listed on Schedule 7 or such other company proposed by the Borrower which the Agent may, with the consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed), approve from time to time for the purpose of valuing a Ship, who shall act as an expert and not as arbitrator and whose valuation shall be conclusive and binding on all parties to this Agreement;

“Approved Flag” means the flag of the Marshall Islands, Liberia or Panama or such other flag as the Agent may, with the consent of the Lenders, approve from time to time in writing as the flag on which a Ship shall be registered;

“Approved Management Agreement” means, in relation to a Ship in respect of its commercial and/or technical management, a management agreement between the Borrower or the Guarantor that owns that Ship and the relevant Approved Manager in Agreed Form;

“Approved Manager” means, in relation to the commercial management of each Ship, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company with offices at 477 Madison Avenue, Suite 1400, New York, New York 10022 USA, and, in relation to the technical management of each Ship, Eagle Ship Management LLC, a Marshall Islands company with offices at 477 Madison Avenue, Suite 1400, New York, New York 10022 USA, V.Ships USA LLC, a Florida limited liability company with offices at 1850 Southeast 17th Street, Fort Lauderdale, Florida 33316 USA or V Ships Management Limited, an Isle of Man company with offices at Sovereign House, Station Road, St Johns, Isle of Man IM4 3AJ, British Isles or, in either case, any of their respective Affiliates or any other company proposed by the Borrower which the Agent may, with the consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed), approve from time to time as the technical and/or commercial manager of a Ship, such approval to be given within 5 Business Days, failure to provide such approval or to withhold such consent within such 5 Business Day period shall be deemed evidence of such approval;

“Availability Period” means the period commencing on the Effective Date and ending:

(a)	in the case of the Term Loan Facility, October 31, 2014 or, if earlier, on the date on which the Total Term Loan Commitments are fully borrowed, cancelled or terminated;

(b)

in the case of the Revolving Credit Facility, on the date falling thirty (30) calendar days prior to the Maturity Date or, if earlier, the date on which the Total Revolving Credit Facility Commitments are fully cancelled or terminated;

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York;

“Bankruptcy Proceeding” means the Chapter 11 proceeding filed by the Borrower in the Bankruptcy Court administered as Case No.14-12303 (SHL);

“Bank Secrecy Act” means the United States Bank Secrecy Act of 1970, as amended;

“Basel III” means any of the changes designed to strengthen any capital standards or introduce minimum liquidity or other requirements referenced in the publication of the Groups of Governors and Heads of Supervision of the Basel Committee on Banking Supervision (the “Basel Committee”) dated 16 December, 2010, or any subsequent paper or document published by the Basel Committee on any of those requirements;

“Borrower Earnings Account” means, in relation to the Ships, an account in the name of the Borrower with the Account Bank designated “Eagle Bulk – Borrower Earnings Account”;

“Business Day” means a day on which banks are open in London, England; New York, New York; Paris, France; and Amsterdam, The Netherlands;

“Capitalized Lease” means, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person, as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and “Capitalized Lease Obligation” is defined to mean the rental obligations, as aforesaid, under a Capitalized Lease;

“Cash Equivalents” means:

(a)

securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(b)

time deposits, certificates of deposit or deposits in the interbank market of any commercial bank of recognized standing organized under the laws of the United States of America, any state thereof or any foreign jurisdiction having capital and surplus in excess of $500,000,000;

(c)

commercial paper issued by any issuer rate at least A-1 by S&P or at least P-1 by Moody’s (or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally), and in each case maturing not more than one year after the date of acquisition by such person;

(d)	investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above; and

(e)	such other securities or instruments as the Lenders shall agree in writing;

and in respect of both (a) and (b) above, with a Rating Category of at least “BBB+” or “BBB” by S&P and “Baa1” or “Baa2” by Moody’s (or the equivalent used by another Rating Agency), and in each case having maturities of not more than ninety (90) days from the date of acquisition;

“Change of Control” means:

(a)

in respect of the Guarantors, the occurrence of any act, event or circumstance that without prior written consent of the Majority Lenders results in the Borrower owning directly or indirectly less than 100% of the issued and outstanding Equity Interests in a Guarantor; and

(b)	in respect of the Borrower, means:

(i)

a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than holders of more than 35% but less than or equal to 45% of the Borrower’s Equity Interests as of the date of this Agreement, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act and including by reason of any change in the ultimate “beneficial ownership” of the Equity Interests of the Borrower) of more than 35% of the total voting power of the Voting Stock of the Borrower (calculated on a fully diluted basis); or

(ii)

any person, other than holders of more than 35% but less than or equal to 45% of the Borrower’s Equity Interests as of the date of this Agreement, obtains the power (whether or not exercised) to elect a majority of the Board of Directors or equivalent governing body of the Borrower;

“Charter” means, in relation to a Ship, an Internal Charter of that Ship, or any bareboat, time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 18 months, in each case in Agreed Form;

“Charter Assignment” means, in relation to a Ship, an assignment of the Charter for such Ship, in the form set out in Appendix A;

“Classification Society” means, in relation to a Ship, American Bureau of Shipping, Lloyd’s Register of Shipping or Nippon Kaiji Kyokai or such other first-class vessel classification society that is a member of IACS that the Agent may, with the consent of the Majority Lenders (such consent not to be unreasonably withheld), approve from time to time;

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder;

“Collateral” means all property (including, without limitation, any proceeds thereof) referred to in the Finance Documents that is or is intended to be subject to any Security Interest in favor of the Security Trustee, for the benefit of the Lenders and the Swap Banks, securing the Secured Liabilities;

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act;

“Commitment” means, in relation to a Lender, the amount set opposite its name in Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Commitments” means the aggregate of the Commitments of all the Lenders);

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute;

“Compliance Certificate” means a certificate executed by an authorized person of the Borrower in the form set out in Appendix B;

“Confirmation” and “Early Termination Date”, in relation to any continuing Designated Transaction, have the meanings given in the relevant Master Agreement;

“Consolidated EBITDA” means, for any accounting period, the consolidated net income of the Borrower and all of its subsidiaries for that accounting period:

(a)	plus, to the extent deducted in computing the net income of the Borrower for that accounting period, the sum, without duplication, of:

(i)	all federal, state, local and foreign income taxes and tax distributions;

(ii)	Consolidated Interest Expense;

(iii)	extraordinary and unusual items;

(iv)

depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts) and any extraordinary losses not incurred in the ordinary course of business;

(v)	expenses incurred in connection with a special or intermediate survey of a Ship during such period;

(vi)	any drydocking expenses;

(vii)	restructuring expenses;

(viii)	non-cash management and board of directors incentive compensation expenses;

(ix)	any write-off for financing costs;

(b)

minus, to the extent added in computing the consolidated net income of the Borrower for that accounting period, (i) any non-cash income or non-cash gains and (ii) any extraordinary gains on asset sales not incurred in the ordinary course of business;

“Consolidated Funded Debt” means, for any relevant accounting period, the sum of all Financial Indebtedness that bears interest for the Borrower and all of its subsidiaries determined (without duplication) on a consolidated basis for such period and in accordance with GAAP consistently applied minus the aggregate amount of cash and Cash Equivalents, provided that balance sheet accruals for future drydock expenses shall not be classified as Consolidated Funded Debt;

“Consolidated Interest Expense” means, in relation to any relevant accounting period, the aggregate of (i) all interest, commissions, discounts and other costs, charges or expenses, (ii) any net amounts payable under interest rate hedging agreements and (iii) the amortization of deferred financing costs (including fees payable to the Creditor Parties hereunder) due from the Borrower and all of its subsidiaries or otherwise accrued during the relevant accounting period, determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statements of income for the Borrower;

“Consolidated Total Capitalization” means Tangible Net Worth plus Consolidated Funded Debt;

“Contractual Currency” has the meaning given in Clause 22.4;

“Contribution” means, in relation to a Lender, the part of the Term Loan or, as the case may be, the Revolving Loan which is owing to that Lender under the Term Loan Facility or, as the case may be, the Revolving Credit Facility or, as the context may require, the portion of an Advance to be made by such Lender;

“Corresponding Debt” has the meaning specified in Clause 32;

“Creditor Party” means the Agent, the Security Trustee, any Mandated Lead Arranger, any Bookrunner, any Structuring Bank, any Lender or any Swap Bank, whether as at the date of this Agreement or at any later time;

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect a person or any of its subsidiaries against fluctuations in currency values to or under which such person or any of its subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary thereafter;

“Designated Transaction” means a Transaction which fulfills the following requirements:

(a)	it is entered into by the Borrower pursuant to a Master Agreement with a Swap Bank;

(b)

its purpose is the hedging of the Borrower’s exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the Maturity Date; and

(c)

it is designated by the Borrower, by delivery by the Borrower to the Agent of a notice of designation in the form set out in Schedule 6, as a Designated Transaction for the purposes of the Finance Documents;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means, in relation to an Advance, the date requested by the Borrower for such Advance to be made, or (as the context requires) the date on which such Advance is actually made;

“Drawdown Notice” means a notice in the form set out in Schedule 3 (or in any other form which the Agent approves or reasonably requires);

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Guarantor owning that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

(a)	except to the extent that they fall within paragraph (b):

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to the Guarantor owning that Ship or the Security Trustee in the event of requisition of that Ship for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship; and

(vi)	all moneys which are at any time payable under Insurances in respect of loss of hire; and

(b)

if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship;

“Earnings Account” means, in relation to a Ship, an account in the name of the Guarantor owning that Ship with the Account Bank designated “Eagle Bulk – [Ship Name] Earnings Account”;

“Earnings Assignment” means, in relation to a Ship, an assignment of the Earnings and any Requisition Compensation of that Ship, in the form set out in Appendix D;

“Effective Date” means the date on which this Agreement is executed and delivered by the parties hereto;

“Email” has the meaning given in Clause 29.1;

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and “claim” means a claim for damages, compensation, indemnification, contribution, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)

any incident in which Environmentally Sensitive Material is released and which involves a collision or allision between a Ship and another vessel or object, or some other incident of navigation or operation, in any case, in connection with which such Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or such Ship and/or the Borrower and/or the Guarantor owning such Ship and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which such Ship is actually or potentially liable to be arrested and/or where the Borrower and/or the Guarantor owning such Ship and/or any operator or manager of such Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material, to the extent applicable;

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law;

“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Equity Interests” of any person means:

(a)	any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person; and

(b)

all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person;

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder;

“ERISA Affiliate” means a trade or business (whether or not incorporated) that, together with the Borrower or any subsidiary of it, would be deemed to be a single employer under Section 414 of the Code;

“Estate” has the meaning assigned such term in Clause 31.1(b)(ii);

“Event of Default” means any of the events or circumstances described in Clause 20.1;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor act thereto, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder;

“Excluded Entity” has the meaning given in Clause 27.2;

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal;

“Executive Order” means an executive order issued by the President of the United States of America;

“Exit Warrants” means those warrants that have been or will be issued pursuant to the Reorganization Plan to certain shareholders of the Borrower and certain holders of warrants issued by the Borrower;

“Fair Market Value” means, in relation to a Ship, the market value of such Ship at any date that is shown by the average of two (2) valuations each prepared for and addressed to the Agent at the cost of the Borrower:

(a)	as at a date not more than 14 days prior to the date such valuation is delivered to the Agent;

(b)	by Approved Brokers selected by the Borrower;

(c)	on a “desk-top” basis without physical inspection of that Ship;

(d)

on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment (and with no value to be given to any pooling arrangements); and

(e)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale;

provided that if a range of market values is provided in a particular appraisal, then the market value in such appraisal shall be deemed to be the mid-point within such range;

“FATCA” means Sections 1471 through 1474 of the Code and any regulations thereunder issued by the United States Treasury;

“FATCA Deduction” means a deduction or withholding from a payment under any Finance Document required by or under FATCA;

“FATCA Exempt Party” means a FATCA Relevant Party who is entitled under FATCA to receive payments free from any FATCA Deduction and any FATCA Relevant Party which has at any time been a FATCA Exempt Party and ceases to be entitled under FATCA to receive payments free from any FATCA Deduction as a result of any change in law (including any change in the interpretation, administration or application of any applicable law, treaty or intergovernmental agreement) that results in FATCA being materially more onerous for such FATCA Relevant Party to comply with;

“FATCA Non-Exempt Party” means a FATCA Relevant Party who is not a FATCA Exempt Party;

“FATCA Non-Exempt Lender” means any Lender who is a FATCA Non-Exempt Party;

“FATCA Relevant Party” means each Creditor Party and each Security Party;

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §78 et seq., as it may be amended from time to time;

“Fee Letter” means each of the fee letter with respect to upfront and underwriting fees dated September 5, 2014 to the Borrower from the Structuring Banks and the fee letter with respect to structuring, syndication and administrative agency fees dated September 5, 2014 to the Borrower from the Structuring Banks;

“Finance Documents” means:

(a)	this Agreement;

(b)	the Borrower Earnings Account Pledge;

(c)	any Guarantor Accession Agreement;

(d)	the Charter Assignments;

(e)	the Account Pledges;

(f)	the Earnings Assignments;

(g)	the Fee Letters;

(h)	the Insurance Assignments;

(i)	the Management Agreement Assignments;

(j)	the Master Agreement Assignments;

(k)	the Membership Interest Pledge;

(l)	the Mortgages;

(m)	the Notes; and

(n)

any other document (whether creating a Security Interest or not) which is executed at any time by any person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Banks under this Agreement, any Master Agreement or any of the other documents referred to in this definition;

“Financial Indebtedness” means, with respect to any person (the “debtor”) at any date of determination (without duplication):

(a)	all obligations of the debtor for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	all obligations of the debtor evidenced by bonds, debentures, notes or other similar instruments;

(c)

all obligations of the debtor in respect of any acceptance credit, guarantee or letter of credit facility or equivalent made available to the debtor (including reimbursement obligations with respect thereto);

(d)

all obligations of the debtor to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except trade payables;

(e)	all Capitalized Lease Obligations of the debtor as lessee;

(f)

all Financial Indebtedness of persons other than the debtor secured by a Security Interest on any asset of the debtor, whether or not such Financial Indebtedness is assumed by the debtor, provided that the amount of such Financial Indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Financial Indebtedness;

(g)

all Financial Indebtedness of persons other than the debtor under any guarantee, indemnity or similar obligation entered into by the debtor to the extent such Financial Indebtedness is guaranteed, indemnified, etc. by the debtor; and

(h)

to the extent not otherwise included in this definition, obligations of the debtor under Currency Agreements and Interest Rate Agreements or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount.

The amount of Financial Indebtedness of any debtor at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, as determined in conformity with GAAP, provided that (i) the amount outstanding at any time of any Financial Indebtedness issued with an original issue discount is the face amount of such Financial Indebtedness less the remaining unamortized portion of such original issue discount of such Financial Indebtedness at such time as determined in conformity with GAAP, and (ii) Financial Indebtedness shall not include any liability for taxes;

“First Drawdown Date” means the date on which the first of the Advances were made hereunder;

“Fiscal Year” means, in relation to any person, each period of one (1) year commencing on January 1 of each year and ending on December 31 of such year in respect of which its accounts are or ought to be prepared;

“Foreign Pension Plan” means any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its subsidiaries primarily for the benefit of its or their employees residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan, fund or program would be covered by Title IV of ERISA but which is not subject to ERISA by reason of Section (4)(b)(4) of ERISA;

“GAAP” means generally accepted accounting principles in the United States of America, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession;

“Guaranteed Obligations” has the meaning given in Clause 16.1;

“Guarantor Accession Agreement” means an agreement providing for the accession of a person to this Agreement as a Guarantor in the form set out in Appendix E hereto;

“IACS” means the International Association of Classification Societies;

“Incentive Awards” means the shares, options and warrants issued or issuable currently or in the future under any management or employee incentive plan of the Borrower or any Guarantor (including the management incentive plan contemplated by the Reorganization Plan), including those reserved to be allocated to certain employees in the future;

“Insurances” means in relation to a Ship:

(a)

all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in respect of that Ship, the Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)

all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement;

“Insurance Assignment” means, in relation to a Ship, an assignment of the Insurances, in the form set out in Appendix F;

“Interest Coverage Cure Amount” means the aggregate balance of deposits made pursuant to Clause 12.3(b) and held in the Liquidity Account at any relevant time;

“Interest Coverage Ratio” means the ratio of (i) the sum of Consolidated EBITDA plus the Interest Coverage Cure Amount, to (ii) Consolidated Interest Expense;

“Interest Period” means a period determined in accordance with Clause 6;

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement (including any Master Agreement), interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect a person or any of its subsidiaries against fluctuations in interest rates to or under which such person or any of its subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter;

“Internal Charter” means, in relation to a Ship, any bareboat, time or consecutive voyage charter in respect of that Ship made between the Guarantor that owns that Ship and any Affiliate of the Borrower, in each case in Agreed Form;

“IRS” means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government;

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code);

“ISM Code Documentation” includes, in respect of a Ship:

(a)	the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in relation to that Ship within the periods specified by the ISM Code;

(b)	all other documents and data which are relevant to the safety management system and its implementation and verification which the Agent may require; and

(c)

any other documents which are prepared or which are otherwise relevant to establish and maintain that Ship’s compliance or the compliance of the Guarantor that owns that Ship or the relevant Approved Manager of such Ship with the ISM Code which the Agent may require;

“ISPS Code” means the International Ship and Port Facility Security Code as adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time;

“ISPS Code Documentation” includes:

(a)	the ISSC; and

(b)	all other documents and data which are relevant to the ISPS Code and its implementation and verification which the Agent may require;

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code;

“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” under its name on Schedule 1 or in the relevant Transfer Certificate pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent;

“LIBOR” means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document:

(a)	the applicable Screen Rate; or

(b)

if no Screen Rate is available for that period, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards to four (4) decimal places) of the rates, as supplied to the Agent at its request, quoted by each Reference Bank to leading banks in the London Interbank Market;

as of 11:00 a.m. (London time) on the Quotation Date for that period for the offering of deposits in the relevant currency and for a period comparable to that period; provided that, if LIBOR falls below zero for any period, LIBOR will be deemed equal to zero for that period;

“Liquidity” means, at any time, the sum of (a) cash and (b) Cash Equivalents, in each case held by the Borrower on a freely available and unencumbered basis (other than in favor of the Lenders);

“Liquidity Account” means an account in the name of the Borrower with the Account Bank designated “Eagle Bulk Shipping Inc. - Liquidity Account”;

“Liquidity Account Pledge” means a pledge of the Liquidity Account, in the form set out in Appendix G;

“Loan” means, as the context may require, the Term Loan or the Revolving Loan or the aggregate of both of them;

“Major Casualty” means, in relation to a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency;

“Majority Lenders” means:

(a)	before any Advance has been made, Lenders whose Term Loan Commitments and Revolving Credit Facility Commitments total at least 66 2/3 % of the Total Commitments;

(b)

after the Term Loan has been made, Lenders, the sum of whose Contributions in respect of the Term Loan and whose Revolving Credit Facility Commitments (or after the termination thereof, whose Contributions in respect of the Revolving Loan) represent an amount of at least 66 2/3% of the sum of (i) the Term Loan and (ii) either the Total Commitments in respect of the Revolving Credit Facility or, after the termination of such Total Commitments in respect of the Revolving Credit Facility, the Revolving Loan at such time;

“Management Agreement Assignment” means, in relation to a Ship, an assignment of any Approved Management Agreement, in the form set out in Appendix L;

“Margin” means, in relation to any relevant Interest Period:

(a)	prior to first anniversary of the First Drawdown Date, 3.875% per annum;

(b)

on and after the first anniversary of the First Drawdown Date, if the aggregate Fair Market Value of the Ships determined with reference to the most recent valuations delivered by the Borrower to the Agent for purposes of such Interest Period divided by the aggregate of the Loan (including amounts drawn and committed but undrawn) is:

(i)	less than 225%, 4.00% per annum;

(ii)	greater than or equal to 225% and less than or equal to 250%, 3.75% per annum;

(iii)	greater than 250%, 3.50% per annum;

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the United States Federal Reserve System and any successor regulations thereto, as in effect from time to time;

“Master Agreement” means each master agreement (on the 1992 or 2002 ISDA (Multicurrency - Crossborder) form) made between the Borrower and a Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under the master agreement;

“Master Agreement Assignment” means, in relation to each Master Agreement, the assignment of such Master Agreement, in the form set out in Appendix H;

“Material Adverse Effect” means a material adverse effect on the financial condition of the Borrower and its subsidiaries on a consolidated basis, which in the reasonable opinion of the Lenders acting in good faith, would materially prejudice the successful and timely performance of the material payment obligations under the Finance Documents;

“Maturity Date” means the earlier of (a) the date falling on the fifth anniversary of the First Drawdown Date, (b) December 15, 2019 and (c) the date on which the Loan is accelerated pursuant to Clause 20.4;

“Membership Interest Pledge” means a pledge of the membership interests of a Guarantor, in the form set out in Appendix I;

“Minimum Liquidity” has the meaning given in Clause 12.4;

“Moody’s” means Moody’s Investor Service, Inc., a subsidiary of Moody’s Corporation, and its successors;

“Mortgage” means, in relation to a Ship, the first preferred Marshall Islands ship mortgage on that Ship, in the form set out in Appendix J;

“Multiemployer Plan” means, at any time, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any subsidiary of it or any ERISA Affiliate has any liability or obligation to contribute or has within any of the six preceding plan years had any liability or obligation to contribute;

“Non-indemnified Tax” means:

(a)

any tax on the net income of a Creditor Party (but not a tax on gross income or individual items of income), whether collected by deduction or withholding or otherwise, which is levied by a taxing jurisdiction which:

(i)	is located in the country under whose laws such entity is formed (or in the case of a natural person is a country of which such person is a citizen); or

(ii)	with respect to any Lender, is located in the country of its Lending Office; or

(iii)	with respect to any Creditor Party other than a Lender, is located in the country from which such party has originated its participation in this transaction; or

(b)	any FATCA Deduction made on account of a payment to a FATCA Non-Exempt Party;

“Note” means:

(a)

in respect of the Term Loan Facility, a promissory note of the Borrower, payable to the order of the Agent, evidencing the aggregate indebtedness of the Borrower under this Agreement in respect of the Term Loan Facility, in the form set out in Appendix K-1; and

(b)

in respect of the Revolving Credit Facility, a promissory note of the Borrower, payable to the order of the Agent, evidencing the aggregate indebtedness of the Borrower under this Agreement in respect of the Revolving Credit Facility, in the form set out in Appendix K-2;

“Notifying Lender” has the meaning given in Clause 24.1 or Clause 25.1 as the context requires;

“pari passu”, when used with respect to the ranking of any Financial Indebtedness of any person in relation to other Financial Indebtedness of such person, means that each such Financial Indebtedness:

(b)

either (i) is not subordinated in right of payment to any other Financial Indebtedness of such person or (ii) is subordinate in right of payment to the same Financial Indebtedness of such person as is the other and is so subordinate to the same extent; and

(c)	is not subordinate in right of payment to the other or to any Financial Indebtedness of such person as to which the other is not so subordinate;

“Parallel Debt” has the meaning specified in Clause 32;

“PATRIOT Act” means the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Improvement and Reauthorization Act of 2005 (H.R. 3199);

“Payment Currency” has the meaning given in Clause 22.4;

“Permitted Security Interests” means:

(a)	Security Interests created by the Finance Documents;

(b)	Security Interests for unpaid but not past due master’s and crew’s wages in accordance with usual maritime practice;

(c)	Security Interests for salvage;

(d)

Security Interests arising by operation of law for not more than two (2) months’ prepaid hire under any charter or other contract of employment in relation to a Ship not otherwise prohibited by this Agreement or any other Finance Document;

(e)

Security Interests for master’s disbursements incurred in the ordinary course of trading and any other Security Interests arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such Security Interests do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower or the Guarantor that owns such Ship in good faith by appropriate steps) and subject, in the case of Security Interests for repair or maintenance, to Clause 14.13(h);

(f)

any Security Interest created in favor of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Borrower or the Guarantor that owns the relevant Ship is actively prosecuting or defending such proceedings or arbitration in good faith and such Security Interest does not (and is not likely to) result in any sale, forfeiture or loss of a Ship; and

(g)

Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

(h)

any Security Interest arising by operation of law with respect to any charter or other contract of affreightment of a Ship, provided that such Security Interest is subordinated to the Security Interest of the Mortgage;

(i)

Security Interest in respect of claims, losses, damages or expenses fully covered by insurance, subject to applicable deductibles reasonably satisfactory to the Agent, or in respect of which a bond or other security has been posted by or on behalf of the relevant Guarantor as owner with the appropriate court or other tribunal to prevent the arrest or secure the release of a Ship from arrest; and

(j)

any Security Interest not covered by clauses (a) through (i) above and incurred in the ordinary course of business in connection with the operation of a Ship in an amount not to exceed $250,000 per Ship (such Security Interest not to remain outstanding for more than 60 days).

“Pertinent Document” means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)

any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

“Pertinent Jurisdiction”, in relation to a company, means:

(a)	the jurisdiction under the laws of which the company is incorporated or formed;

(b)	a jurisdiction in which the company has the center of its main interests or in which the company’s central management and control is or has recently been exercised;

(c)	a jurisdiction in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(d)

a jurisdiction in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; or

(e)

a jurisdiction the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company whether as a main or territorial or ancillary proceedings or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (a) or (b) above;

“Pertinent Matter” means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a),

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

“Plan” means any employee benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect to which the Borrower or any subsidiary of it or ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA;

“Potential Event of Default” means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default;

“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed;

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Security Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act;

“Quotation Date” means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the day which is two (2) Business Days before the first day of that period, unless market practice differs in the London Interbank Market for a currency, in which case the Quotation Date will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Date will be the last of those days);

“Reference Banks” means, subject to Clause 27.16, ABN AMRO CAPITAL USA LLC, CRéDIT AGRICOLE CORPORATE AND INVESTMENT BANK and CIT FINANCE LLC, and any such banks that may be appointed by the Agent;

“Relevant Percentage” means, in relation to any Ship that is sold or becomes a Total Loss, a fraction (expressed as a percentage, rounded up to the nearest tenth of a percent) where (i) the numerator is the Fair Market Value of the relevant Ship, and (ii) the denominator is the sum of the Fair Market Value of the relevant Ship plus the Security Value of all other Ships, in each case determined in accordance with the definition of “Fair Market Value” on the basis of the most recent valuations delivered pursuant to Clause 9.1(a) or Clause 11.1(h) of this Agreement.

“Reorganization Plan” means the plan of reorganization filed by the Borrower in the Bankruptcy Proceeding as Docket No.15, which has been confirmed by the Bankruptcy Court pursuant to the Reorganization Plan Confirmation Order;

“Reorganization Plan Confirmation Order” means the Bankruptcy Court’s order confirming the Reorganization Plan entered on September 22, 2014 as Docket No. 112 in the Bankruptcy Proceeding;

“Repayment Date” means a date on which a repayment is required to be made under Clause 8;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Revolving Advance” means the principal amount of each borrowing by the Borrower of a portion of the Revolving Credit Facility Commitments;

“Revolving Credit Facility” means the revolving credit facility in the original principal amount of up to $50,000,000 to be made available to the Borrower under the terms of this Agreement;

“Revolving Credit Facility Commitment” means, in relation to a Lender, the amount set forth opposite its name in Schedule 1 in respect of the Revolving Credit Facility, or, as the case may require, the amount(s) specified in the relevant Transfer Certificate, as such amount(s) may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Revolving Credit Facility Commitments” means the aggregate of the Revolving Credit Facility Commitments of all the Lenders);

“Revolving Loan” means the aggregate principal amount of the Revolving Advances from time to time outstanding under this Agreement;

“Revolving Loan Lenders” means those Lenders holding Revolving Credit Facility Commitments or any portion of the Revolving Loan;

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, importing, insuring, financing or making assets available (or other activities similar to or connected with any of the foregoing) imposed by law, regulation or Executive Order of the United States of America, the Council of the European Union, the United Nations or its Security Council, provided that such laws, regulations and Executive Orders shall be applicable only to the extent such laws and regulations are not inconsistent with the laws and regulations of the United States of America;

“Screen Rate” means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other person that takes over the administration of such rate) for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders;

“Secured Liabilities” means all liabilities which the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or the Master Agreements or any judgment relating to any Finance Documents or the Master Agreements; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest” means:

(a)	a mortgage, encumbrance, charge (whether fixed or floating) or pledge, any maritime or other lien or privilege or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)

any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party” means the Borrower, the Guarantors and any other person (except a Creditor Party and an Approved Manager which is unaffiliated with the Borrower or the Guarantors) who, as a surety, guarantor, mortgagor, assignor or pledgor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a Finance Document;

“Security Period” means the period commencing on the date of this Agreement and ending on the date that:

(a)	all amounts which have become due for payment by the Borrower or any other Security Party under the Finance Documents and the Master Agreements have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document or any Master Agreement; and

(c)

neither the Borrower nor any other Security Party has any future or contingent liability under Clause 21, 22 or 23 or any other provision of this Agreement or another Finance Document or a Master Agreement;

“Security Value” means, in respect of any relevant date, the aggregate amount of the Fair Market Value of all Ships then subject to a Mortgage and which have not become the subject of a Total Loss on the basis of the most recent valuations delivered pursuant to Clause 9.1(a) or Clause 11.1(h) of this Agreement, as the case may be.

“Servicing Bank” means the Agent or the Security Trustee;

“Ship” means any of the Ships listed in Schedule 8 owned by the relevant Guarantor and registered in its ownership under the Approved Flag;

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies Inc, and its successors;

“Swap Counterparty” means, at any relevant time and in relation to a continuing Designated Transaction, the Swap Bank which is a party to that Designated Transaction;

“Swap Exposure” means, as at any relevant date and in relation to a Swap Counterparty, the amount certified by the Swap Counterparty to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrower to the Swap Counterparty under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement entered into by the Swap Counterparty with the Borrower if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between the Borrower and the Swap Counterparty;

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act;

“Tangible Net Worth” means, for any relevant accounting period, the total shareholders’ equity after the effective date of the Plan (including retained earnings) of the Borrower, minus goodwill and other non-tangible items;

“Term Loan” means the aggregate amount of the borrowing by the Borrower of the Term Loan Commitments;

“Term Loan Lenders” means those Lenders holding Term Loan Commitments or any portion of the Term Loan;

“Term Loan Commitment” means, in relation to a Lender, the amount set forth opposite its name in Schedule 1 in respect of the Term Loan Facility, or, as the case may require, the amount(s) specified in the relevant Transfer Certificate, as such amount(s) may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Term Loan Commitments” means the aggregate of the Term Loan Commitments of all the Lenders);

“Term Loan Facility” means the term loan facility in the aggregate principal amount of up to $225,000,000 to be made available to the Borrower under the terms of this Agreement;

“Total Loss” means in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)

any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to an extension), unless it is within one (1) month redelivered to the full control of the Guarantor owning that Ship; or

(c)	any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless it is within one (1) month redelivered to the full control of the Guarantor owning that Ship;

“Total Loss Date” means in relation to a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Guarantor owning that Ship with the Ship’s insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

“Transaction” has the meaning given in each Master Agreement;

“Transfer Certificate” has the meaning given in Clause 27.2;

“Transferee Lender” has the meaning given in Clause 27.2;

“Transferor Lender” has the meaning given in Clause 27.2; and

“Voting Stock” of any person as of any date means the Equity Interests of such person that are at the time entitled to vote in the election of some or all of the members of the board of directors or similar governing body of such person.

1.2	Construction of certain terms. In this Agreement:

“approved” means, for the purposes of Clause 13, approved in writing by the Agent with the consent of the Majority Lenders;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any corporation, limited liability company, partnership, joint venture, unincorporated association, joint stock company and trust;

“consent” includes an authorization, consent, approval, resolution, license, exemption, filing, registration, notarization and legalization;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter, Email or fax;

“excess risks” means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any statute, regulation or resolution of the United States of America, any state thereof, the Council of the European Union, the European Commission, the United Nations or its Security Council or any other Pertinent Jurisdiction;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“obligatory insurances” means, in relation to a Ship, all insurances effected, or which the Guarantor owning that Ship is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;

“parent company” has the meaning given in Clause 1.4;

“person” includes natural persons; any company; any state, political sub-division of a state and local or municipal authority; and any international organization;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association that is a member of the International Group of P&I Clubs, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Time Clauses (Hulls)(1/11/02 or 1/11/03) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline (either having the force of law or compliance with which is reasonable in the ordinary course of business of the party concerned) of any governmental body, intergovernmental or supranational, agency, department or regulatory, self-regulatory or other authority or organization;

“subsidiary” has the meaning given in Clause 1.4;

“successor” includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person’s rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganization of it or any other person;

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any country, any state, any political sub-division of a state or any local or municipal authority or any other governmental authority authorized to levy such tax (including any such imposed in connection with exchange controls), and any related penalties, interest or fines; and

“war risks” includes the risk of mines and all risks excluded by clause 29 of the Institute Hull Clauses (1/11/02 or 1/11/03) or clause 24 of the Institute Time clauses (Hulls) (1/11/1995) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3

Meaning of “month”. A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)

on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)

on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)

a majority of the issued Equity Interests in S (or a majority of the issued Equity Interests in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued Equity Interests of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors (or equivalent) of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5	General interpretation. In this Agreement:

(a)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b)

references in Clause 1.1 to a document being in the form of a particular Appendix include references to that form with any modifications to that form which the Agent approves or reasonably requires with the consent of the Majority Lenders and which are acceptable to the Borrower;

(c)	references to, or to a provision of, any law or regulation include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(d)	words denoting the singular number shall include the plural and vice versa; and

(e)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6	Headings. In interpreting a Finance Document or any provision of a Finance Document, all clauses, sub-clauses and other headings in that and any other Finance Document shall be entirely disregarded.

1.7

Accounting terms. Unless otherwise specified herein, all accounting terms used in this Agreement and in the other Finance Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to any Creditor Party under this Agreement shall be prepared, in accordance with GAAP as from time to time in effect.

1.8

Inferences regarding materiality. To the extent that any representation, warranty, covenant or other undertaking of a Security Party in this Agreement or any other Finance Document is qualified by reference to those matters which are not reasonably expected to result in a “material adverse effect” or language of similar import, no inference shall be drawn therefrom that any Creditor Party has knowledge or approves of any noncompliance by such Security Party with any law or regulation.

1.9

Inconsistency between this Agreement and the other Finance Documents. In the event of any inconsistency between the terms of this Agreement and any of the other Finance Documents, the provisions of this Agreement shall prevail.

2	FACILITY

2.1

Amount of facility. Subject to the other provisions of this Agreement, the Lenders severally agree to make available to the Borrower a loan facility in the aggregate principal amount of up to the lesser of $275,000,000 or 35% of the Fair Market Value of the Ships as follows:

(a)	the Term Loan Facility, in a principal amount of up to $225,000,000; and

(b)	the Revolving Credit Facility, in a principal amount of up to $50,000,000.

2.2	Lenders’ participations in Advances. Subject to the other provisions of this Agreement:

(a)

each Lender shall participate in each Advance under the Term Loan Facility in the proportion which, as at the relevant Drawdown Date, its Term Loan Commitment bears to the Total Term Loan Commitments; and

(b)

each Lender shall participate in each Advance under the Revolving Credit Facility in the proportion which, as at the relevant Drawdown Date, its Revolving Credit Facility Commitment bears to the Total Revolving Credit Facility Commitments.

2.3	Purpose of Advances. The Borrower undertakes with each Creditor Party to use each Advance only for the purposes stated in the Recitals of this Agreement.

2.4	Cancellation of Total Commitments. Any portion of the Total Commitments not disbursed to the Borrower shall be cancelled and terminated automatically on the expiration of the Availability Period.

3	POSITION OF THE LENDERS and swap banks

3.1	Interests several. The rights of the Lenders and of the Swap Banks under this Agreement and under the Master Agreements are several.

3.2

Individual right of action. Each Lender and each Swap Bank shall be entitled to sue for any amount which has become due and payable by a Security Party to it under this Agreement or under a Master Agreement without joining the Agent, the Security Trustee, any other Lender or any other Swap Bank as additional parties in the proceedings.

3.3

Proceedings requiring Majority Lender consent. Except as provided in Clause 3.2, no Lender and no Swap Bank may commence proceedings against any Security Party in connection with a Finance Document or a Master Agreement without the prior consent of the Majority Lenders.

3.4

Obligations several. The obligations of the Lenders under this Agreement and of the Swap Banks under the Master Agreement to which each is a party are several; and a failure of a Lender to perform its obligations under this Agreement or a failure of a Swap Bank to perform its obligations under the Master Agreement to which it is a party shall not result in:

(a)	the obligations of the other Lenders or Swap Banks being increased; nor

(b)	any Security Party, any other Lender or any other Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document or under any Master Agreement,

and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or another Swap Bank to perform its obligations under this Agreement or a Master Agreement.

3.5	Replacement of a Lender.

(a)	If at any time:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below); or

(ii)

the Borrower or any other Security Party becomes obliged in the absence of an Event of Default to repay any amount in accordance with Clause 24 or to pay additional amounts pursuant to Clause 23 or Clause 25 to any Lender in excess of amounts payable to other Lenders generally, then the Borrower may, on 15 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrower, which is acceptable to the Agent with the consent of the Majority Lenders (other than the Lender the Borrower desires to replace)(such consent and approval not to be unreasonably withheld or delayed), which confirms its willingness to assume and by its execution of a Transfer Certificate does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Advances and all accrued interest and/or breakages costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 3.5 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or the Security Trustee;

(ii)	neither the Agent nor any Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)

in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 days after the date the Borrower notifies the Non-Consenting Lender and the Agent of its intent to replace the Non-Consenting Lender pursuant to Clause 3.5(a); and

(iv)	in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

(c)	For purposes of this Clause 3.5, in the event that:

(i)	the Borrower or the Agent has requested the Lenders to give a consent in relation to or to agree to a waiver or amendment of any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all Lenders; and

(iii)	Lenders

(A)	whose Commitments aggregate at least 66 2/3 percent of the Total Commitments, or

(B)

after the Term Loan has been made, the sum of whose Contributions in respect of the Term Loan and whose Revolving Credit Facility Commitments (or after the termination thereof, whose Contributions in respect of the Revolving Loan) aggregate at least 66 2/3 percent of the sum of (1) the Term Loan and (2) either the Total Commitments in respect of the Revolving Credit Facility or, after the termination of such Total Commitments in respect of the Revolving Credit Facility, the Revolving Loan at such time have consented to or agreed to such waiver or amendment,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

4	DRAWDOWN

4.1

Request for Advance. Subject to the following conditions, the Borrower may request an Advance to be made by delivering to the Agent a completed Drawdown Notice not later than 11:00 a.m. (New York City time) three (3) Business Days prior to the intended Drawdown Date.

4.2	Availability. The conditions referred to in Clause 4.1 are that:

(a)	the Drawdown Date must be a Business Day during the Availability Period;

(b)	the Term Loan Facility shall be made available to the Borrower in a single Advance and shall be used for the purposes stated in Recital A;

(c)	the Revolving Credit Facility shall be made available to the Borrower in multiple Revolving Advances and shall be used for the purposes stated in Recital A, provided that:

(i)	the amount of each Revolving Advance shall not be less than U.S.$1,000,000;

(ii)	each drawdown of any Revolving Advance shall be made during the period described in clause (b) of the definition of “Availability Period”; and

(iii)	the Revolving Credit Facility may be drawn a maximum of three (3) times between any two (2) consecutive Repayment Dates for the Term Loan Facility;

(d)

the aggregate outstanding principal amount of the Revolving Advances shall not exceed the Total Revolving Credit Facility Commitments minus the amount of any shortfall then outstanding under Clause 15.3 hereof;

(e)	the aggregate outstanding principal amount of the Advances shall not exceed the Total Commitments; and

(f)	the applicable conditions precedent stated in Clause 9 hereof shall have been satisfied or waived as provided therein.

4.3	Notification to Lenders of receipt of a Drawdown Notice. The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount of the Advance and the Drawdown Date;

(b)	the amount of that Lender’s participation in the Advance; and

(c)	the duration of the first Interest Period.

4.4

Drawdown Notice irrevocable. A Drawdown Notice must be signed by an officer or a duly authorized attorney-in-fact of the Borrower and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting on the authority of the Majority Lenders (such consent and approval not to be unreasonably withheld or delayed).

4.5

Lenders to make available Contributions. Subject to the provisions of this Agreement, each Lender shall, before 10:00 a.m. (New York City time) on and with value on the Drawdown Date, make available to the Agent for the account of the Borrower the amount due from that Lender under Clause 2.2.

4.6

Disbursement of Advances. Subject to the provisions of this Agreement, the Agent shall on the Drawdown Date pay to the Borrower the amounts which the Agent receives from the Lenders under Clause 4.5 and that payment to the Borrower shall be made:

(a)	to the account which the Borrower specifies in the Drawdown Notice; and

(b)	in the like funds as the Agent received the payments from the Lenders.

4.7

Disbursement of Advance to third party. The payment by the Agent under Clause 4.6 to the account of a third party designated by the Borrower in a Drawdown Notice shall constitute the making of an Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s Contribution.

4.8	Promissory notes.

(a)

The Borrower’s obligations to pay the principal of, and interest on, the Contribution of each Lender in respect of an Advance of the Term Loan or the Revolving Credit Facility Loan, as the case may be, shall, if requested by such Lender, be evidenced by a Note duly executed and delivered by the Borrower.

(b)

Notwithstanding anything to the contrary contained above in this Clause 4.8 or elsewhere in this Agreement, a Note shall be delivered only to Lenders that at any time specifically request the delivery of such Note.

(c)

No failure of any Lender to request or obtain a Note evidencing its Contribution in respect of a an Advance of the Term Loan or the Revolving Credit Facility Loan, as the case may be, shall affect or in any manner impair the obligations of the Borrower to pay such Contribution (and all related obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Finance Documents.

(d)

At any time (including, without limitation, to replace any Note that has been destroyed or lost) when any Lender requests the delivery of a Note to evidence any Contribution, the Borrower shall promptly execute and deliver to such Lender the requested Note in the appropriate amount, provided that, in the case of a substitute or replacement Note, the Borrower shall have received from such requesting Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Note indemnity, in each case in form and substance reasonably acceptable to the Borrower, and duly executed by such requesting Lender.

5	INTEREST

5.1

Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on the Term Loan and each Advance of the Revolving Loan in respect of an Interest Period shall be the aggregate of:

(a)	the Margin; plus

(b)	LIBOR for that Interest Period.

5.2

Payment of normal interest. Subject to the provisions of this Agreement, interest on each Advance of the Loan in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

5.3

Payment of accrued interest. In the case of an Interest Period longer than three (3) months, accrued interest shall be paid every three (3) months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest. The Agent shall notify the Borrower and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period (as determined under Clause 6.2),

as soon as reasonably practicable after each is determined.

5.5

Obligation of Reference Banks to quote. A Reference Bank which is a Lender shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.

5.6

Absence of quotations by Reference Banks. If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks but if two (2) or more of the Reference Banks fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7	Market disruption. Clauses 5.8 through 5.13 apply if:

(a)

no Screen Rate is available for an Interest Period and two (2) or more of the Reference Banks do not, before 1:00 p.m. (London time) on the Quotation Date, provide quotations to the Agent in order to fix LIBOR; or

(b)	at least one (1) Business Day before the start of an Interest Period:

(i)

with respect to the Term Loan, Lenders having Contributions together amounting to more than 50% of the Term Loan (or, if an Advance has not been made, Commitments amounting to more than 50% of the Total Term Loan Commitments) notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for the Interest Period, or

(ii)

with respect to the Revolving Credit Facility Loan, Lenders having Contributions together amounting to more than 50% of the Revolving Credit Facility Loan (or, if an Advance has not been made, Commitments amounting to more than 50% of the Total Revolving Credit Facility Commitments) notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for the Interest Period.

5.8

Notification of market disruption. The Agent shall promptly notify the Borrower, each of the Term Loan Lenders or the Revolving Loan Lenders, as the case may be, and each of the Swap Counterparties stating the circumstances falling within Clause 5.7 which have caused its notice to be given.

5.9

Suspension of drawdown. If the Agent’s notice under Clause 5.8 is served before an Advance is made, the Lenders’ obligations to make the Advance shall be suspended while the circumstances referred to in the Agent’s notice continue.

5.10

Alternative rate of interest. If the Agent’s notice under Clause 5.8 is served after an Advance is made, then the Agent shall, with the agreement of each Lender, set an interest period and interest rate representing the cost of funding of each Lender in Dollars or in any available currency of their or its Contribution plus the Margin. The procedure provided for by this Clause 5.10 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.11

Notice of prepayment. If the Borrower does not agree with an interest rate set by the Agent under Clause 5.10, the Borrower may give the Agent not less than 15 Business Days’ notice of its intention to prepay the Term Loan or the Revolving Credit Facility Loan, as the case may be (without premium or penalty and not subject to any applicable prepayment fee under Clause 8.10(c)) at the end of the Interest Period set by the Agent.

5.12	Prepayment; termination of Commitments. A notice under Clause 5.11 shall be irrevocable; the Agent shall promptly notify the Lenders of the Borrower’s notice of intended prepayment and:

(a)	on the date on which the Agent serves that notice, the Total Term Loan Commitments or the Total Revolving Credit Facility Commitments, as the case may be, shall be cancelled; and

(b)

on the last Business Day of the Interest Period set by the Agent, the Borrower shall prepay (without premium or penalty but subject to any applicable prepayment fee under Clause 8.8(c)) the Term Loan or the Revolving Credit Facility Loan, as the case may be, together with accrued interest thereon at the applicable rate plus the Margin.

5.13	Application of prepayment. The provisions of Clause 8 shall apply in relation to a prepayment pursuant to Clause 5.12.

6	INTEREST PERIODS

6.1

Commencement of Interest Periods. The first Interest Period applicable to an Advance shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

6.2	Duration of normal Interest Periods. Subject to Clauses 6.3 and 6.4, each Interest Period shall be:

(a)	1, 3, or 6 months as notified by the Borrower to the Agent not later than 11:00 a.m. (New York time) three (3) Business Days before the commencement of the Interest Period;

(b)

in the case of the first Interest Period applicable to each Revolving Advance other than the first Revolving Advance, a period ending on the last day of the Interest Period applicable to the prior Revolving Advances then outstanding, whereupon all Revolving Advances shall be consolidated and treated as a single Revolving Advance;

(c)	3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a); or

(d)	such other period as the Agent may, with the authorization of all the Lenders, agree with the Borrower.

6.3	Duration of Interest Periods for repayment installments. In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.4

Non-availability of matching deposits for Interest Period selected. If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than three (3) months, any Lender notifies the Agent by 11:00 a.m. (New York time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of three (3) months.

7	DEFAULT INTEREST

7.1

Payment of default interest on overdue amounts. A Security Party shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by such Security Party under any Finance Document which the Agent, the Security Trustee or any other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 20.4, the date on which it became immediately due and payable.

7.2

Default rate of interest. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2.00 percent above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and (b); or

(b)	in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3	Calculation of default rate of interest. The rates referred to in Clause 7.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period); and

(b)	4% plus, in respect of successive periods of any duration (including at call) up to three (3) months which the Agent may, with the consent of the Majority Lenders, select from time to time:

(i)	LIBOR; or

(ii)

if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4

Notification of interest periods and default rates. The Agent shall promptly notify the Lenders and each relevant Security Party of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that such Security Party is liable to pay such interest only with effect from the date of the Agent’s notification.

7.5

Payment of accrued default interest. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7

Application to Master Agreements. For the avoidance of doubt, this Clause 7 does not apply to any amount payable under a Master Agreement in respect of any continuing Designated Transaction as to which section 9(h) (Interest and Compensation) of that Master Agreement shall apply.

8	REPAYMENT AND PREPAYMENT

8.1	Repayment of the Term Loan. The Borrower shall repay the Term Loan by:

(a)	20 equal consecutive quarterly repayment installments each in an amount of U.S.$3,906,250; and

(b)

a balloon installment (payable together with the final such quarterly repayment installment under Clause 8.1(a)) in an amount equal to the remaining aggregate principal of the Term Loan on the Maturity Date.

8.2

Repayment of the Revolving Loan. The Borrower shall repay all outstanding Revolving Advances on the Maturity Date; provided that the aggregate amount of the balloon installment payable pursuant to Clause 8.1(b) and the outstanding Revolving Advances shall not exceed $196,875,000.

8.3	Repayment Dates. The first installment of the Term Loan shall be repaid on the date falling three months after the First Drawdown Date and the last such installment on the Maturity Date.

8.4	Maturity Date. On the Maturity Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.5	Voluntary prepayment or reduction of commitments.

(a)	Subject to the conditions in Clause 8.6, the Borrower may prepay the whole or any part of the Term Loan or a Revolving Advance.

(b)	The Borrower may cancel any unused Revolving Credit Facility Commitment upon notice to the Agent, which notice shall be irrevocable.

8.6	Conditions for voluntary prepayment. The conditions referred to in Clause 8.5 are that:

(a)	a partial prepayment shall be in the minimum principal amount of:

(i)	$5,000,000 for the Term Loan; or

(ii)	$1,000,000 for a Revolving Advance;

(b)	the Agent has received from the Borrower at least 5 Business Days’ prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c)	the Borrower has complied with Clause 8.13 on or prior to the date of prepayment.

8.7

Effect of notice of prepayment or reduction of commitment. A prepayment or reduction of commitment notice may not be withdrawn or amended without the consent of the Agent, given with the authorization of the Majority Lenders (not to be unreasonably withheld or delayed), and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

8.8	Notification of notice of prepayment or reduction of commitment. The Agent shall notify the Lenders promptly upon receiving a prepayment or reduction of commitment notice.

8.9	Mandatory prepayment.

(a)	If a Ship is sold or becomes a Total Loss, the Borrower shall prepay an amount that is the higher of:

(i)	the Relevant Percentage of the Loan outstanding;

(ii)	the amount required to ensure that the Borrower is in compliance with Clause 15.3 immediately after the Ship is sold or becomes a Total Loss; and

(iii)     U.S.$4,000,000;

provided that, if the proceeds from a sale or amounts received in respect of the Insurances with respect to a Total Loss relating to a Ship, as the case may be, are less than U.S.$4,000,000, the Borrower shall only be obligated to prepay the full amount of such proceeds or such amounts received; and

(b)	Such prepayment shall be made:

(i)	in the case of a sale, on or before the date on which the sale is completed by delivery of the relevant Ship to the buyer; or

(ii)

in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

8.10	Amounts payable on prepayment. A voluntary prepayment under Clause 8.5(a) and a mandatory prepayment under Clause 8.8 shall be made together with:

(a)	accrued interest (and any other amount payable under Clause 22 or otherwise) in respect of the amount prepaid;

(b)	if the prepayment is not made on the last day of an Interest Period, any sums payable under Clause 22.1(b); and

(c)

in the case of a refinancing of the Loan prior to the date falling 18 months following the First Drawdown Date, a prepayment fee of 1.00% of the amount of the Term Loan prepaid and, if any portion of the Revolving Credit Facility Commitment is cancelled, a cancellation fee of 1.00% of the amount so cancelled, except:

(i)	if all Lenders participate in such refinancing, no prepayment or cancellation fee shall be applicable; and

(ii)

if Lenders holding Term Loan Contributions and Revolving Credit Facility Commitments constituting in the aggregate 2/3 or more (but not all) of the sum of the Term Loan and the Total Revolving Credit Facility Commitments participate in such refinancing, then:

(A)

the prepayment fee of 1.00% shall be payable in respect of the prepaid amount of the Term Loan Contribution and the cancellation fee of 1.00% shall be payable in respect of any cancelled amount of the Revolving Credit Facility Commitment of each Lender that does not participate in such refinancing, and

(B)

the prepayment fee shall be reduced from 1.00% to 0.50% of the prepaid amount of the Term Loan Contribution and the cancellation fee shall be reduced from 1.00% to 0.50% of any cancelled amount of the Revolving Credit Facility Commitment of each Lender that does participate in such refinancing.

For purposes of this Clause 8.10(c), “participate in such refinancing” shall mean, in respect of a Lender, to commit to make advances to the Borrower in connection with such refinancing in an aggregate amount not less than the sum of such Lender’s Contributions under the Term Loan Facility and such Lender’s Revolving Credit Facility Commitment.

8.11	Application of partial prepayment. Each partial prepayment of the Term Loan shall be applied against the repayment installments specified in Clause 8.1(a) in inverse order of maturity.

8.12	Reborrowing. Any amount repaid or prepaid:

(a)	in respect of the Revolving Credit Facility may be reborrowed during the Availability Period applicable to the Revolving Credit Facility; and

(b)	in respect of the Term Loan Facility may not be reborrowed.

8.13

Unwinding of Designated Transactions. On or prior to any repayment or prepayment of the Loan under this Clause 8 or any other provision of this Agreement, the Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortization) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 8.1.

9	CONDITIONS PRECEDENT

9.1	Documents, fees and no default. Each Lender’s obligation to contribute to an Advance is subject to the following conditions precedent:

(a)	that, on or before the service of the first Drawdown Notice, the Agent receives:

(i)	the documents described in Part A of Schedule 4 in form and substance satisfactory to the Agent and its lawyers; and

(ii)

such documentation and other evidence as is reasonably requested by the Agent or a Lender in order for each to carry out and be satisfied with the results of all necessary “know your customer” or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement and the other Finance Documents, including without limitation obtaining, verifying and recording certain information and documentation that will allow the Agent and each of the Lenders to identify each Security Party in accordance with the requirements of the PATRIOT Act;

(b)

that, on the First Drawdown Date but prior to the making of an Advance, the Agent receives or is satisfied that it will receive on the making of such Advance the documents described in Part B of Schedule 4 in form and substance satisfactory to it and its lawyers;

(c)	that, on or before the service of the first Drawdown Notice, the Agent receives payment of all fees referred to in Clause 21.1 and has received payment of the expenses referred to in Clause 21.2; and

(d)	that at each Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred or would result from the borrowing of the Advance;

(ii)

the representations and warranties in Clause 10 and those of the Borrower or any other Security Party which are set out in the other Finance Documents (other than those relating to a specific date) would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)	none of the circumstances contemplated by Clause 5.7 has occurred and is continuing;

(iv)	there has been no Material Adverse Effect since the Effective Date; and

(v)	other than as disclosed as part of the Bankruptcy Proceeding, the Security Parties are not party to any litigation or arbitration (excluding the Bankruptcy Proceeding);

(e)

that, if the ratio set out in Clause 15.2 were applied immediately following the making of such Advance, the Borrower would not be required to provide additional Collateral or prepay part of the Loan under Clause 15; and

(f)

that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorization of the Majority Lenders, request by notice to the Borrower prior to the Drawdown Date.

9.2

Waiver of conditions precedent. Notwithstanding anything in Clause 9.1 to the contrary, if the Agent, with the consent of the Majority Lenders, permits an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrower shall ensure that such conditions are satisfied within ten (10) Business Days after such Drawdown Date (or such longer period as the Agent may specify).

10	REPRESENTATIONS AND WARRANTIES

10.1	General. The Borrower and each of the Guarantors represents and warrants to each Creditor Party as of the Effective Date and each Drawdown Date, as follows.

10.2	Status. Each Security Party is:

(a)	duly incorporated or formed and validly existing and in good standing under the law of its jurisdiction of incorporation or formation; and

(b)

duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where, in each case, the failure to so qualify or be licensed and be in good standing could not reasonably be expected to have a Material Adverse Effect or which may affect the legality, validity, binding effect or enforceability of the Finance Documents, and other than the Bankruptcy Proceeding, there are no proceedings or actions pending or contemplated by any Security Party, or to the knowledge of the Borrower or any Guarantor contemplated by any third party, seeking to adjudicate such Security Party as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property.

10.3

Company power; consents. Subject to the Reorganization Plan and the Reorganization Plan Confirmation Order, each Security Party has the capacity and has taken all action, if applicable, and no consent of any person is required, for:

(a)	it to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted;

(b)	it to execute each Finance Document and each Master Agreement to which it is or is to become a party;

(c)	it to comply with its obligations under the Charter, each Finance Document and each Master Agreement to which it is or is to become a party;

(d)	it to grant the Security Interests granted by it pursuant to the Finance Documents to which it is or is to become a party;

(e)	the perfection or maintenance of the Security Interests created by the Finance Documents (including the first priority nature thereof); and

(f)

the exercise by any Creditor Party of their rights under any of the Finance Documents or the Master Agreements or the remedies in respect of the Collateral pursuant to the Finance Documents or the Master Agreements to which it is a party, except, in each case, for consents which have been duly obtained, taken, given or made and are in full force and effect.

10.4	Consents in force. All the consents referred to in Clause 10.3 remain in force and nothing has occurred which makes any of them liable to revocation.

10.5	Title.

(a)

Each Security Party owns (i) in the case of owned real property, good and marketable fee title to and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, and (iii) in the case of all such property that constitutes Collateral, free and clear in each case of all Security Interests or claims, except for Permitted Security Interests.

(b)

No Security Party has created or is contractually bound to create any Security Interest on or with respect to any of its assets, properties, rights or revenues, in each case, constituting Collateral, except for Permitted Security Interests, and except as provided in this Agreement no Security Party is restricted by contract, applicable law or regulation or otherwise from creating Security Interests on any of its assets, properties, rights or revenues.

(c)

Each Guarantor has received all deeds, assignments, waivers, consents, non-disturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Guarantor’s right, title and interest in and to the Ship owned or to be owned by it and other properties and assets (or arrangements for such recordings, filings and other actions acceptable to the Agent shall have been made).

10.6	Legal validity; effective first priority Security Interests. Subject to any relevant insolvency laws affecting creditors’ rights generally:

(a)

the Finance Documents and the Master Agreements to which each Security Party is a party, constitute or, as the case may be, will constitute upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents), such Security Party’s legal, valid and binding obligations enforceable against it in accordance with their respective terms; and

(b)

the Finance Documents to which each Security Party is a party, create or, as the case may be, will create upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents), legal, valid and binding first priority Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate.

10.7	No third party Security Interests. Without limiting the generality of Clauses 10.5 and 10.6, at the time of the execution and delivery of each Finance Document:

(a)	the relevant Security Party will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)

no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8

No conflicts. The execution of each Finance Document and each Master Agreement, the borrowing of each Advance, and compliance with each Finance Document and each Master Agreement, will not result in a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of any Security Party; or

(c)	any contractual or other obligation or restriction which is binding on any Security Party or any of its assets.

10.9

Status of Secured Liabilities. The Secured Liabilities constitute direct, unconditional and general obligations of each Security Party and rank (a) senior to all subordinated Financial Indebtedness and (b) not less than pari passu (as to priority of payment and as to security) with all other Financial Indebtedness of each Security Party.

10.10	Taxes.

(a)

All payments which a Security Party is liable to make under the Finance Documents to which it is a party can properly be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

(b)

Each Security Party has timely filed or has caused to be filed all tax returns and other reports that it is required by law or regulation to file in the United States or any Pertinent Jurisdiction, and has paid or caused to be paid all taxes, assessments and other similar charges that are due and payable in the United States or any Pertinent Jurisdiction, other than taxes and charges:

(i)

which (A) are not yet due and payable or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established and as to which such failure to have paid such tax does not create any risk of sale, forfeiture, loss, confiscation or seizure of a Ship or of criminal liability; or

(ii)	the non-payment of which could not reasonably be expected to have a Material Adverse Effect.

The charges, accruals, and reserves on the books of each Security Party respecting taxes are adequate in accordance with GAAP.

(c)

No material claim for any tax has been asserted against a Security Party by any Pertinent Jurisdiction or other taxing authority other than claims that are included in the liabilities for taxes in the most recent balance sheet of such person or disclosed in the notes thereto, if any.

(d)

The execution, delivery, filing and registration or recording (if applicable) of the Finance Documents and the consummation of the transactions contemplated thereby will not cause any of the Creditor Parties to be required to make any registration with, give any notice to, obtain any license, permit or other authorization from, or file any declaration, return, report or other document with any governmental authority in any Pertinent Jurisdiction.

(e)

No taxes are required by any governmental authority in any Pertinent Jurisdiction to be paid with respect to or in connection with the execution, delivery, filing, recording, performance or enforcement of any Finance Document except any applicable mortgage recording fee in connection with the recording of the Mortgages in accordance with Marshall Islands law.

(f)

The execution, delivery, filing, registration, recording, performance and enforcement of the Finance Documents by any of the Creditor Parties will not cause such Creditor Party to be subject to taxation under any law or regulation of any governmental authority in any Pertinent Jurisdiction of any Security Party.

(g)

It is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document that any stamp, registration or similar taxes be paid on or in relation to this Agreement or any of the other Finance Documents in any Pertinent Jurisdiction.

10.11	No default. No Event of Default or Potential Event of Default has occurred or would result from the borrowing of the Advance.

10.12	Information.

(a)	All financial statements, information and other data furnished by or on behalf of a Security Party to any of the Creditor Parties were true and accurate at the time they were given;

(b)

such financial statements, if any, have been prepared in accordance with GAAP and accurately and fairly represent the financial condition of such Security Party as of the date or respective dates thereof and the results of operations of such Security Party for the period or respective periods covered by such financial statements;

(c)	there are no other facts or matters the omission of which would have made or make any such information false or misleading;

(d)	other than the Bankruptcy Proceeding, there has been no Material Adverse Effect since the date on which such information was provided other than as previously disclosed to the Agent in writing; and

(e)

none of the Security Parties has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data.

10.13

No litigation. To the best of any Security Party’s knowledge, and other than Bankruptcy Proceedings, no legal or administrative action involving a Security Party (including any action relating to any alleged or actual breach of the ISM Code, the ISPS Code or any Environmental Law) has been commenced or taken by any person, or, to the Borrower’s or any Guarantor’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a Material Adverse Effect.

10.14

Intellectual property. Except for those with respect to which the failure to own or license could not reasonably be expected to have a Material Adverse Effect, each Security Party owns or has the right to use all patents, trademarks, permits, service marks, trade names, copyrights, franchises, formulas, licenses and other rights with respect thereto, and have obtained assignment of all licenses and other rights of whatsoever nature, that are material to its business as currently contemplated without any conflict with the rights of others.

10.15

ISM Code and ISPS Code compliance. Each Guarantor has obtained or will obtain or will cause to be obtained all necessary ISM Code Documentation and ISPS Code Documentation in connection with the Ship owned or to be owned by it and such Ship’s operation and will be or will cause such Ship and the Approved Manager to be in full compliance with the ISM Code and the ISPS Code.

10.16	Validity and completeness of Charter. Each Charter constitutes valid, binding and enforceable obligations of the Guarantor party thereto in accordance with its terms and:

(i)	the copy of such Charter delivered to the Agent before the date of this Agreement is a true and complete copy; and

(ii)	other than as provided to the Agent, no amendments or additions to such Charter have been agreed nor has the Guarantor party thereto waived any of its rights under such Charter.

10.17	Intentionally omitted.

10.18	Compliance with law; Environmentally Sensitive Material. Except to the extent the following could not reasonably be expected to have a Material Adverse Effect:

(a)

the operations and properties of each of the Security Parties comply with all applicable laws and regulations, including without limitation Sanctions, FCPA and other applicable anti-bribery laws, Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each of the Security Parties and each of the Security Parties is in compliance in all material respects with all such Environmental Permits; and

(b)

none of the Security Parties has been notified in writing by any person that it or any of its subsidiaries or Affiliates is potentially liable for the remedial or other costs with respect to treatment, storage, disposal, release, arrangement for disposal or transportation of any Environmentally Sensitive Material, except for costs incurred in the ordinary course of business with respect to treatment, storage, disposal or transportation of such Environmentally Sensitive Material.

10.19	Ownership structure.

(a)	All of the Equity Interests of the Borrower have been validly issued, are fully paid and non-assessable.

(b)

All of the Equity Interests of each Guarantor have been validly issued, are fully paid, non-assessable and free and clear of all Security Interests and are owned beneficially and of record by the Borrower.

(c)

Other than the Exit Warrants and the Incentive Awards, none of the Equity Interests of the Borrower or any Guarantor are subject to any existing option, warrant, call, right, commitment or other agreement of any character to which the Borrower or any Guarantor is a party requiring, and there are no Equity Interests of the Borrower or any Guarantor outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional Equity Interests of the Borrower or any Guarantor or other Equity Interests convertible into, exchangeable for or evidencing the right to subscribe for or purchase Equity Interests of the Borrower or any Guarantor.

10.20

Pension Plans. None of the Borrower or the Guarantors or any ERISA Affiliate of any of them is a party to, contributes to, or is required to contribute to or has any liability with respect to, any Plan, Multiemployer Plan or Foreign Pension Plan. No lien imposed under the Code or ERISA on the assets of or interests in the Borrower or any other Security Party or any of their Subsidiaries or any ERISA Affiliate of any of the foregoing on account of any Plan, Multiemployer Plan or Foreign Pension Plan exists and no event has occurred which could reasonably be expected to give rise to any such lien on account of any Plan.

10.21

Margin stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to buy or carry any Margin Stock or to extend credit to others for the purpose of buying or carrying any Margin Stock.

10.22	Investment company, public utility, etc. The Borrower is not:

(a)

an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended; or

(b)	a “public utility” within the meaning of the United States Federal Power Act of 1920, as amended.

10.23	Asset control.

(a)

The Borrower is not a Prohibited Person, is not owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and does not own or control a Prohibited Person;

(b)

No proceeds of any Advance shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions; and

(c)	The Security Parties are in compliance with Sanctions.

10.24

No money laundering. Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrower of an Advance, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements affected or contemplated by the Finance Documents to which the Borrower is a party, the Borrower confirms that:

(a)	it is acting for its own account;

(b)	it will use the proceeds of such Advance for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and

(c)

the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council) and comparable United States federal and state laws, including without limitation the PATRIOT Act and the Bank Secrecy Act.

10.25	Ships. As of the relevant Drawdown Date, each Ship will be:

(a)

in the sole and absolute ownership of a Guarantor and duly registered in such Guarantor’s name under the law of the Approved Flag, unencumbered save and except for the Mortgage thereon in favor of the Security Trustee registered against it and Permitted Security Interests;

(b)	seaworthy for hull and machinery insurance warranty purposes and in every way fit for its intended service;

(c)	insured in accordance with the provisions of this Agreement and the requirements hereof in respect of such insurances will have been complied with;

(d)	in class in accordance with the provisions of this Agreement and the requirements hereof in respect of such classification will have been complied with; and

(e)	managed by an Approved Manager pursuant to an Approved Management Agreement.

10.26

Place of business. The Borrower has a chief executive office in New York City. None of the Guarantors has a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America.

10.27	Solvency. As of the First Drawdown Date, after giving effect to the funding thereof, in the case of the Borrower and the Guarantors, individually and as a whole:

(a)

the sum of its or their, as the case may be, assets, at a fair valuation, does and will exceed its or their, as the case may be, liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities;

(b)

the present fair market saleable value of its or their, as the case may be, assets is not and shall not be less than the amount that will be required to pay its or their, as the case may be, probable liability on its or their, as the case may be, then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature;

(c)	it or they, as the case may be, do not and will not have unreasonably small working capital with which to continue its or their, as the case may be, business; and

(d)

it or they, as the case may be, have not incurred, do not intend to incur and do not believe it or they, as the case may be, will incur, debts beyond its or their, as the case may be, ability to pay such debts as they mature.

10.28

Borrower’s business; Guarantors’ business. From the date of its incorporation or formation, as the case may be, until the date hereof, neither the Borrower nor any of the Guarantors has conducted any business other than in connection with, or for the purpose of, owning, operating, providing in-house and third party technical management and chartering vessels.

10.29	Immunity; enforcement; submission to jurisdiction; choice of law.

(a)

Each Security Party is subject to civil and commercial law with respect to its obligations under the Finance Documents, and the execution, delivery and performance by each Security Party of the Finance Documents to which it is a party constitute private and commercial acts rather than public or governmental acts.

(b)

No Security Party or any of its properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process in relation to any Finance Document.

(c)

It is not necessary under the laws of any Security Party’s jurisdiction of incorporation or formation, in order to enable any Creditor Party to enforce its rights under any Finance Document or by reason of the execution of any Finance Document or the performance by the any Security Party of its obligations under any Finance Document, that such Creditor Party should be licensed, qualified or otherwise entitled to carry on business in such Security Party’s jurisdiction of incorporation or formation.

(d)

Other than (i) the registration of the Mortgages in accordance with the laws of the Approved Flag and such filings as may be required in a Pertinent Jurisdiction in respect of certain of the Finance Documents and (ii) the filing of financing statements in accordance with the Uniform Commercial Code of any Pertinent Jurisdiction, and the payment of fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document that any of them or any document relating thereto be registered, filed recorded or enrolled with any court or authority in any Pertinent Jurisdiction.

(e)

The execution, delivery, filing, registration, recording, performance and enforcement of the Finance Documents by any of the Creditor Parties will not cause such Creditor Party to be deemed to be resident, domiciled or carrying on business in any Pertinent Jurisdiction of any Security Party or subject to taxation under any law or regulation of any governmental authority in any Pertinent Jurisdiction of any Security Party.

(f)

Under the law of each Security Party’s jurisdiction of incorporation or formation, the choice of the law of New York to govern this Agreement and the other Finance Documents to which New York law is applicable is valid and binding.

(g)

The submission by the Security Parties to the jurisdiction of the New York State courts and the U.S. Federal court sitting in New York County pursuant to Clause 32.2(a) is valid and binding and not subject to revocation, and service of process effected in the manner set forth in Clause 32.2(d) will be effective to confer personal jurisdiction over the Security Parties in such courts.

11	GENERAL AFFIRMATIVE AND NEGATIVE COVENANTS

11.1

Affirmative covenants. From the First Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full the Borrower and each of the Guarantors, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 11.1 except as the Agent, with the consent of the Majority Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld or delayed:

(a)	Performance of obligations. Each Security Party shall duly observe and perform its obligations under each Charter and each Finance Document to which it is or is to become a party.

(b)	Notification of defaults (etc). The Borrower shall promptly notify the Agent, upon becoming aware of the same, of:

(i)	the occurrence of an Event of Default or of any Potential Event of Default;

(ii)	any default, or any material interruption in the performance whether or not the same constitutes a default, by any party to a Charter; and

(iii)	any damage or injury caused by or to a Ship in excess of $1,000,000.

(c)

Confirmation of no default. The Borrower will, within two (2) Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by an officer of the Borrower and which states that:

(i)	no Event of Default or Potential Event of Default has occurred; or

(ii)	no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

The Agent may serve requests under this Clause 11.1(c) from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 50.1% of the Loan or (if no Advances have been made) Commitments exceeding 50.1% of the Total Commitments, and this Clause 11.1(c) does not affect the Borrower’s obligations under Clause 11.1(b).

(d)

Notification of litigation. The Borrower will provide the Agent with details of any legal or administrative action involving the Borrower, any other Security Party, the Approved Manager or any Ship, the Earnings or the Insurances as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

(e)	Provision of further information. The Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating to:

(i)	the Borrower, the Guarantors or any of the Borrower’s other subsidiaries and Affiliates; or

(ii)	any other matter relevant to, or to any provision of, a Finance Document,

which may be reasonably requested by the Agent, the Security Trustee, any Lender or any Swap Bank at any time.

(f)	Books of record and account; separate accounts.

(i)

Each of the Borrower and the Guarantors shall keep separate and proper books of record and account in which full and materially correct entries shall be made of all financial transactions and the assets and business of each of the Borrower and the Guarantors in accordance with GAAP, and the Agent shall have the right to examine the books and records of each of the Borrower and the Guarantors wherever the same may be kept from time to time as it sees fit, in its sole reasonable discretion, or to cause an examination to be made by a firm of accountants selected by it, provided that any examination shall be done without undue interference with the day to day business operations of the Borrower or the Guarantors, as the case may be.

(ii)	Each of the Borrower and the Guarantors shall keep separate accounts and shall not co-mingle assets with each other except for funds held in the Borrower Earnings Account or any other person.

(g)	Financial reports. The Borrower shall prepare and deliver to the Agent:

(i)

within 120 days after the end of each Fiscal Year to which they relate, audited consolidated financial statements in respect of such Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, certified as having been audited by an Acceptable Accounting Firm;

(ii)

within 90 days after the end of each quarter of each Fiscal Year, unaudited consolidated financial statements in respect of such quarter, all in reasonable detail and prepared in accordance with GAAP, certified as having been reviewed by its chief financial officer (or equivalent);

(iii)	as soon as reasonably practicable and in any event 30 days prior to the beginning of each Fiscal Year, cash flow projections for the Borrower;

(iv)	a Compliance Certificate together with the quarterly reports that the Borrower delivers in (ii) above; and

(v)

such other financial statements produced by the Borrower in the ordinary course (including without limitation details of all off-balance sheet and time charter hire commitments), annual budgets and projections as may be reasonably requested by the Agent, each to be in such form as the Agent may reasonably request.

(h)	Appraisals of Fair Market Value. The Agent shall procure at least two written appraisal reports setting forth the Fair Market Value of each Ship as follows:

(i)	at the Borrower’s expense, for inclusion with the Compliance Certificate delivered with the second quarterly and annual financial statements required to be delivered under Clause 11.1(g);

(ii)	at the Borrower’s expense, upon the occurrence of (i) an Event of Default (and thereafter at such frequency as the Agent may request) or (ii) if a Ship is sold or becomes a Total Loss; and

(iii)

at the Lenders’ expense, at all other times upon the request of the Agent or the Majority Lenders, unless an Event of Default has occurred and is continuing, in which case such reports shall be procured by the Agent at the Borrower’s expense as often as requested by the Majority Lenders.

(i)

Taxes. Each Security Party shall prepare and timely file all tax returns required to be filed by it and pay and discharge all taxes imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims (including, without limitation, claims for labor, materials and supplies) which, if unpaid, might become a Security Interest upon the Collateral or any part thereof, except in each case, for any such taxes (i) as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (ii) as to which such failure to have paid does not create any risk of sale, forfeiture, loss, confiscation or seizure of a Ship or criminal liability, or (iii) the failure of which to pay or discharge would not be likely to have a Material Adverse Effect.

(j)

Consents. Each Security Party shall obtain or cause to be obtained, maintain in full force and effect and comply with the conditions and restrictions (if any) imposed in connection with, every consent and do all other acts and things which may from time to time be necessary or required for the continued due performance of all of its obligations under any Charter and each Finance Document to which it is or is to become a party, and shall deliver a copy of all such consents to the Agent promptly upon its request.

(k)

Compliance with applicable law. Each Security Party shall comply in all material respects with all applicable federal, state, local and foreign laws, ordinances, rules, orders and regulations now in force or hereafter enacted, including, without limitation, all Environmental Laws and regulations relating thereto, the failure to comply with which would be likely to have a Material Adverse Effect.

(l)

Existence. Each Security Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence in good standing under the laws of its jurisdiction of incorporation or formation.

(m)	Conduct of business.

(i)

The Borrower shall conduct business only in connection with, or for the purpose of, managing, chartering, operating vessel pools and operating the Ships and other vessels and directly or indirectly owning the Equity Interests of each of the Guarantors.

(ii)	Each Guarantor shall conduct business only in connection with, or for the purpose of, owning, managing, chartering and operating the Ship owned by it.

(iii)	Each Security Party shall conduct business in its own name and observe all corporate and other formalities required by its constitutional documents.

(n)	Properties.

(i)

Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Security Party shall maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(ii)

Each Security Party shall obtain and maintain good and marketable title or the right to use or occupy all real and personal properties and assets (including intellectual property) reasonably required for the conduct of its business.

(iii)

Each Security Party shall maintain and protect its intellectual property and conduct its business and affairs without infringement of or interference with any intellectual property of any other person in any material respect and shall comply in all material respects with the terms of its licenses.

(o)

Loan proceeds. The Borrower shall use the proceeds of each Advance for (i) funding the Liquidity Account, retiring the debtor-in-possession financing, repaying pre-petition debt facilities (in accordance with the terms of the Reorganization Plan), and funding certain obligations of the Borrower as set forth in the Reorganization Plan in the case of the Term Loan Facility, and (ii) general corporate purposes in the case of the Revolving Credit Facility.

(p)

Change of place of business. The Borrower shall notify the Agent promptly of any change in the location of the place of business where it or any other Security Party conducts its affairs and keeps its records.

(q)

Pollution liability. Each Security Party shall take, or cause to be taken, such actions as may be reasonably required to mitigate potential liability to it arising out of pollution incidents or as may be reasonably required to protect the interests of the Creditor Parties with respect thereto.

(r)

Subordination of loans. Each Security Party shall cause all loans made to it by any Affiliate, parent or subsidiary and all sums and other obligations (financial or otherwise) owed by it to any Affiliate, parent or subsidiary to be fully subordinated to all Secured Liabilities.

(s)	Asset control. The Borrower shall ensure that:

(i)	it is not 50 percent or more owned by one or more Prohibited Persons in the aggregate, or controlled by, or acting directly or on behalf of, a Prohibited Person;

(ii)	it does not own or control a Prohibited Person;

(iii)	to the best of its knowledge, it is not acting indirectly or for the benefit of a Prohibited Person;

(iv)	no proceeds of any Advance shall be made available directly to a Prohibited Person or otherwise shall be directly applied in a manner or for a purpose prohibited by Sanctions; and

(v)

to the best of its knowledge, no proceeds of any Advance shall be made available indirectly to or for the benefit of a Prohibited Person, or otherwise shall be indirectly applied in a manner or for the purpose prohibited by Sanctions.

(t)

Money laundering. The Borrower shall comply, and cause each of its subsidiaries to comply, with any applicable law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council) and comparable United States federal and state laws, including without limitation the PATRIOT Act and the Bank Secrecy Act.

(u)

Pension Plans. Promptly upon the institution of a Plan, a Multiemployer Plan or a Foreign Pension Plan by the Borrower, any Guarantor or any ERISA Affiliate of any of them, the Borrower shall furnish or cause to be furnished to the Agent written notice thereof and, if requested by the Agent or any Lender, a copy of such Plan, Multiemployer Plan or Foreign Pension Plan.

(v)

Information provided to be accurate. All financial and other information which is provided in writing by or on behalf of any Security Party under or in connection with any Finance Document shall be true and not misleading in all material respects and shall not omit any material fact or consideration.

(w)

Shareholder and creditor notices. The Borrower shall send the Agent, at the same time as they are dispatched, copies of all communications which are dispatched to its (i) shareholders or any class of them or (ii) creditors generally.

(x)	Maintenance of Security Interests. Each of the Borrower and the Guarantors shall:

a.	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

b.

without limiting the generality of paragraph (i), at its own cost, promptly register, file, record or enroll any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

(y)	“Know your customer” checks. If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of the Borrower or any other Security Party after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (iii), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph (iii), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(z)	NASDAQ listing. The Borrower shall endeavor to retain its listing on the NASDAQ Stock Market or another exchange acceptable to the Lenders.

(aa)

Further assurances. From time to time, at its reasonable expense, the Borrower and each of the Guarantors shall duly execute and deliver to the Agent such further documents and assurances as the Majority Lenders or the Agent may reasonably request to effectuate the purposes of this Agreement, the other Finance Documents or obtain the full benefit of any of the Collateral.

11.2

Negative covenants. From the First Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full the Borrower and each of the Guarantors, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 11.2 except as the Agent, with the consent of the Majority Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld or delayed:

(a)

Security Interests. None of the Guarantors shall create, assume or permit to exist any Security Interest whatsoever upon any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Security Interests.

(b)

Sale of assets; merger. No Security Party shall, either in a single transaction or a series of transactions, sell, transfer or lease (other than in connection with a Charter) all or substantially all of its properties and assets, or enter into any transaction of merger, de-merger or consolidation, or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution) provided that a Guarantor may sell the Ship owned by it pursuant to the terms of this Agreement and so long as (i) the mandatory prepayment prescribed by Clause 8.7 is effected, and (ii) after giving effect to such sale, the ratio of the aggregate Fair Market Value of the remaining Ships which were less than 10 years of age on the Effective Date to the aggregate Fair Market Value of all remaining Ships shall be greater than 60%.

(c)

No contracts other than in ordinary course. None of the Borrower or the Guarantors shall enter into any transactions or series of related transactions with third parties other than in the ordinary course of its business.

(d)

Affiliate transactions. None of the Borrower or the Guarantors shall enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to such Borrower or Guarantor as would be obtainable by it at the time in a comparable arm’s-length transaction with a person other than an Affiliate.

(e)	Change of business.

(i)

The Borrower shall not change the nature of its business or commence any business other than in connection with, or for the purpose of operating the Ships and other vessels and directly or indirectly owning the Equity Interests of each of the Guarantors.

(ii)

None of the Guarantors shall change the nature of its business or commence any business other than in connection with, or for the purpose of, owning, managing, chartering and operating the Ship owned by it.

(f)

Change of Control; Negative pledge. None of the Borrower or the Guarantors shall permit any act, event or circumstance that would result in a Change of Control, and the Borrower shall not permit any pledge or assignment of a Guarantor’s Equity Interests except in favor of the Security Trustee to secure the Secured Liabilities.

(g)

Increases in capital. The Borrower shall not permit an increase of a Guarantor’s capital by way of the issuance of any class or series of Equity Interests or create any new class of Equity Interests that is not subject to a Security Interest to secure the Secured Liabilities.

(h)	Financial Indebtedness; Trade payables.

(i)

None of the Guarantors shall incur any Financial Indebtedness other than (A) in respect of the Loan, (B) loans from the Borrower or its Affiliate(s) that are fully subordinated to the Loan, or (C) any guarantee of the Borrower’s liabilities and obligations under a Master Agreement .

(ii)	None of the Guarantors shall incur trade credit exceeding $250,000 on a per Ship basis at any time (which shall not remain outstanding for more than 60 days).

(i)	Dividends.

(i)

Subject to Clause 11.2(i)(ii), the Borrower may declare and/or pay any dividends or return any capital to its equity holders or authorize or make any other distribution, payment or delivery of property or cash to its equity holders, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any interest of any class or series of its Equity Interests (or acquire any rights, options or warrants relating thereto but not including convertible debt) now or hereafter outstanding, or repay any subordinated loans to equity holders or set aside any funds for any of the foregoing purposes, so long as:

(A)

the aggregate of (1) cash and Cash Equivalents and (2) undrawn but available amounts under the Revolving Loan Facility is equal to or greater than U.S.$30,000,000 plus U.S.$500,000 for each vessel owned by the Borrower or any of its subsidiaries other than a Ship; and

(B)

for the period prior to the first anniversary of the First Drawdown Date only, the Borrower also prepays the Term Loan in an amount sufficient to reduce the balloon under Clause 8.1(b) on a dollar-for-dollar basis with such dividend.

(ii)

If an Event of Default or a Potential Event of Default has occurred and is continuing, none of the Borrower or the Guarantors shall declare or pay any dividends or return any capital to its equity holders or authorize or make any other distribution, payment or delivery of property or cash to its equity holders, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any interest of any class or series of its Equity Interests (or acquire any rights, options or warrants relating thereto but not including convertible debt) now or hereafter outstanding, or repay any subordinated loans to equity holders or set aside any funds for any of the foregoing purposes.

(j)	No amendment to Charters. None of the Borrower or the Guarantors shall agree to any amendment or supplement to, or waive or fail to enforce, a Charter or any of its material provisions.

(k)

No amendment to Master Agreements. The Borrower shall not agree to any amendment or supplement (other than related confirmations) to, or waive or fail to enforce, any Master Agreement or any of its material provisions.

(l)

Loans and investments. None of the Guarantors shall make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to any person, whether by acquisition of Equity Interests or indebtedness, by loan, guarantee or otherwise (other than the guarantee given hereunder in accordance with Clause 16 of this Agreement).

(m)

Acquisition of capital assets. None of the Guarantors shall acquire any capital assets (including any vessel other than a Ship) by purchase, charter or otherwise, provided that for the avoidance of doubt nothing in this Clause 11.2(m) shall prevent or be deemed to prevent capital improvements being made to a Ship.

(n)

Sale and leaseback. None of the Guarantors shall enter into any arrangements, directly or indirectly, with any person whereby it shall sell or transfer any of its property, whether real or personal, whether now owned or hereafter acquired, if it, at the time of such sale or disposition, intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

(o)

Changes to Fiscal Year and accounting policies. None of the Borrower or the Guarantors shall change its Fiscal Year or make or permit any change in accounting policies affecting (i) the presentation of financial statements or (ii) reporting practices, except in either case in accordance with GAAP or pursuant to the requirements of applicable laws or regulations.

(p)	Jurisdiction of incorporation or formation; Amendment of constitutional documents.

(i)	Neither the Borrower nor the Guarantors shall change the jurisdiction of its incorporation or formation.

(ii)

None of the Guarantors shall amend its constitutional documents, and the Borrower shall not amend its constitutional documents in any manner that would adversely affect its obligations under this Agreement or any other Finance Document to which it is a party, in each case, without the consent of the Lenders (such consent not to be unreasonably withheld or delayed).

(q)

Change of location. None of the Borrower or the Guarantors shall change the location of its chief executive office or the office where its corporate records are kept or open any new office for the conduct of its business on less than thirty (30) days prior written notice to the Agent.

12	FINANCIAL COVENANTS

12.1

General. From the First Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full the Borrower undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 12 except as the Agent, with the consent of the Majority Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld or delayed.

12.2

Maximum leverage. The Borrower shall maintain a ratio of Consolidated Funded Debt to Consolidated Total Capitalization of not more than 0.65 to 1.0, to be tested on the last day of each fiscal quarter.

12.3	Minimum interest coverage.

(a)

The Borrower shall maintain an Interest Coverage Ratio of not less than 2.50 to 1.00 (the “Minimum Interest Coverage Ratio”) on a trailing four fiscal quarter basis, commencing with the last day of the first fiscal quarter ending on or after the first anniversary of the Effective Date and on the last day of each succeeding fiscal quarter.

(b)

The Borrower’s failure to comply with Clause 12.3(a) shall not be deemed to be an Event of Default if (i) the Security Value plus the net realizable value of any additional Collateral provided under Clause 15 as of such date is equal to or greater than 180% of the Loan and (ii) within 30 days of such failure, the Borrower deposits into the Liquidity Account an amount (excluding such amount held in the Liquidity Account for the purpose of calculating Minimum Liquidity) sufficient, when added to the applicable amount of Consolidated EBITDA, to cause the Interest Coverage Ratio to be in compliance with Clause 12.3(a).

12.4

Minimum liquidity. The Borrower shall maintain Liquidity, including all amounts on deposit with any bank, of not less than the greater of (a) $20,000,000 and (b) U.S.$500,000 per Ship (the “Minimum Liquidity”) at all times, provided that (i) on the First Drawdown Date, 100% of the Minimum Liquidity shall consist of cash deposited in the Liquidity Account, and (ii) after the First Drawdown Date, (A) at least 75% of the Minimum Liquidity shall consist of cash held in the Liquidity Account, other than any Interest Coverage Cure Amount, (B) not more than 25% of the Minimum Liquidity may be in the form of Cash Equivalents or undrawn credit lines of one or more Security Parties, in each case, with remaining maturity of at least 1 year (excluding the Revolving Credit Facility).

13	MARINE INSURANCE COVENANTS

13.1

General. From the First Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, the Borrower and each of the Guarantors, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 13 except as the Agent, with the consent of the Majority Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld or delayed.

13.2	Maintenance of obligatory insurances. Each Guarantor shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery, hull interest/increased value, freight interest and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

(d)

any other risks against which the Security Trustee considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Security Trustee be reasonable for that Guarantor to insure and which are specified by the Security Trustee by notice to that Guarantor.

13.3	Terms of obligatory insurances. Each Guarantor shall affect such insurances in respect of the Ship owned by it:

(a)	in Dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	when aggregated with the insured values of the other Ships then financed under this Agreement, 120% of the aggregate of the Loan; and

(ii)	the Fair Market Value of the Ship owned by it;

(c)

in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in relation to protection and indemnity risks in respect of the full tonnage of the Ship owned by it;

(e)	on approved terms; and

(f)

through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations that are members of the International Group of P&I Clubs, such approval not to be unreasonably withheld or delayed.

13.4	Further protections for the Creditor Parties. In addition to the terms set out in Clause 13.3, each Guarantor shall procure that the obligatory insurances affected by it shall:

(a)	subject always to paragraph (b), name that Guarantor as the sole named assured unless the interest of every other named assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)

in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named assured has undertaken in writing to the Security Trustee (in such form as it requires) that any deductible shall be apportioned between that Guarantor and every other named assured in proportion to the aggregate claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)

whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(f)	provide that the Security Trustee may make proof of loss if that Guarantor fails to do so.

13.5	Renewal of obligatory insurances. Each Guarantor shall:

(a)	at least 21 days before the expiry of any obligatory insurance:

(i)

notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Guarantor proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Security Trustee’s approval to the matters referred to in paragraph (i);

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Security Trustee’s approval pursuant to paragraph (a); and

(c)

procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6

Copies of policies; letters of undertaking. Each Guarantor shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to affect or renew and of a letter or letters or undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)

they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment in accordance with the requirements of the Insurance Assignment for that Guarantor’s Ship;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances or if they cease to act as brokers;

(d)

they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Guarantor or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)

they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Guarantor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

13.7

Copies of certificates of entry. Each Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Security Trustee; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.

13.8

Payment of premiums. Each Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Security Trustee.

13.9	Guarantees. Each Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.10

Compliance with terms of insurances. No Guarantor shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)

each Guarantor shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.6(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)

no Guarantor shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless approved by the underwriters of the obligatory insurances;

(c)

each Guarantor shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)

no Guarantor shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.11	Alteration to terms of insurances. No Guarantor shall either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

13.12

Settlement of claims. No Guarantor shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty without the consent of the Security Trustee (not to be unreasonably withheld or delayed), and if so requested by the Security Trustee shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.13

Provision of copies of communications. If requested by the Security Trustee, each Guarantor shall provide the Security Trustee, at the time of each such communication, copies of all material written communications between that Guarantor and:

(a)	the approved brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Guarantor’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between that Guarantor and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.14

Provision of information. In addition, each Guarantor shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13.16 or dealing with or considering any matters relating to any such insurances;

and that Guarantor shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other reasonable expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.15

Mortgagee’s interest, additional perils and political risk insurances. The Security Trustee shall be entitled from time to time to effect, maintain and renew (i) mortgagee’s interest marine insurance, (ii) mortgagee’s interest additional perils insurance and/or (iii) mortgagee’s political risks / rights insurance in such amounts (not to exceed 120% of the Loan), on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider necessary and the Borrower and the Guarantors, jointly and severally, shall upon demand fully indemnify the Security Trustee in respect of all premiums and other reasonable expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

13.16

Review of insurance requirements. The Security Trustee may and, on instruction of the Majority Lenders, shall review, at the reasonable expense of the Borrower, the requirements of this Clause 13 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the reasonable opinion of the Agent or the Majority Lenders significant and capable of affecting the relevant Security Party or a Ship and its insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the relevant Security Party may be subject.)

13.17

Modification of insurance requirements. The Security Trustee shall notify the Borrower and the Guarantors of any proposed modification under Clause 13.17 to the requirements of this Clause 13 which the Security Trustee may or, on instruction of the Majority Lenders, shall reasonably consider necessary in the circumstances and such modification shall take effect on and from the date it is notified in writing to the Borrower and the Guarantors as an amendment to this Clause 13 and shall bind the Borrower and the Guarantors accordingly.

13.18

Compliance with instructions. The Security Trustee shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require a Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Security Trustee until the relevant Security Party implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 13.18.

14	SHIP COVENANTS

14.1

General. From the First Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, the Borrower and each of the Guarantors, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 14 except as the Agent, with the consent of the Majority Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld or delayed.

14.2	Ship’s name and registration. Each Guarantor shall:

(a)	keep the Ship owned by it registered in its name under the law of the Approved Flag;

(b)	not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperiled; and

(c)	not change the name or port of registry on which such Ship was registered when it became subject to a Mortgage.

14.3	Repair and classification. Each Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)	so as to maintain the highest class for that Ship with the Classification Society, free of overdue recommendations and conditions affecting that Ship’s class; and

(c)

so as to comply with all laws and regulations applicable to vessels registered under the law of the Approved Flag on which that Ship is registered or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4

Classification Society instructions and undertaking. Each Guarantor shall instruct the Classification Society referred to in Clause 14.3(b) (and procure that the Classification Society undertakes with the Security Trustee):

(a)

to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records held by the Classification Society in relation to that Guarantor’s Ship;

(b)

to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class and related records of that Guarantor and the Ship owned by it either (i) electronically (through the Classification Society directly or by way of indirect access via the Borrower’s account manager and designating the Security Trustee as a user or administrator of the system under its account) or (ii) in person at the offices of the Classification Society, and to take copies of them electronically or otherwise;

(c)	to notify the Security Trustee immediately in writing if the Classification Society:

(i)	receives notification from that Guarantor or any other person that that Ship’s Classification Society is to be changed; or

(ii)

becomes aware of any facts or matters which may result in or have resulted in a condition of class or a recommendation, or a change, suspension, discontinuance, withdrawal or expiry of that Ship’s class under the rules or terms and conditions of that Guarantor’s or that Ship’s membership of the Classification Society;

(d)	following receipt of a written request from the Security Trustee:

(i)

to confirm that that Guarantor is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; or

(ii)

if that Guarantor is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Classification Society.

14.5

Modification. No Guarantor shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on that Ship which would or is reasonably likely to materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

14.6

Removal of parts. No Guarantor shall remove any material part of the Ship owned by it, or any item of equipment installed on, that Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favor of any person other than the Security Trustee and becomes on installation on that Ship, the property of that Guarantor and subject to the security constituted by the Mortgage, provided that a Guarantor may install and remove equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

14.7

Surveys. Each Guarantor, at its sole expense, shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Security Trustee, provide the Security Trustee, at that Guarantor’s sole expense, with copies of all survey reports.

14.8

Inspection. Each Guarantor shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose at the cost of the Borrower and the Guarantors) to board the Ship owned by it at all reasonable times but not more than once per year with 15 Business Days’ prior notice to the relevant Guarantor to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections. The Security Trustee shall ensure that the operation of that Ship is not unduly interfered with as a result of such inspections.

14.9	Prevention of and release from arrest. Each Guarantor shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, the Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it, the Earnings or the Insurances; and

(c)	all other accounts payable whatsoever in respect of the Ship owned by it, the Earnings or the Insurances,

and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Guarantor shall procure its release by providing bail or otherwise as the circumstances may require.

14.10	Compliance with laws etc. Each Guarantor shall:

(a)	comply, or procure compliance with, all laws or regulations:

(i)	relating to its business generally; or

(ii)	relating to the ownership, employment, operation and management of the Ship owned by it,

including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions;

(b)

without prejudice to the generality of paragraph (a) above, not employ the Ship owned by it nor allow its employment in any manner contrary to any laws or regulations, including but not limited to the ISM Code, the ISPS Code; all Environmental Laws and all Sanctions; and

(c)

in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by that Ship’s war risks insurers unless that Guarantor has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may reasonably require.

14.11	Provision of information. Each Guarantor shall promptly provide the Security Trustee with any information which it reasonably requests regarding:

(a)	the Ship owned by it, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to that Ship’s master and crew;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made in respect of that Ship;

(d)	any towages and salvages; and

(e)	that Guarantor’s, the Approved Manager’s and that Ship’s compliance with the ISM Code and the ISPS Code,

and, upon the Security Trustee’s request, provide copies of any current charter and charter guarantee relating to that Ship and copies of that Guarantor’s or the Approved Manager’s Document of Compliance.

14.12	Notification of certain events. Each Guarantor shall immediately notify the Security Trustee by fax or Email, confirmed forthwith by letter, of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or condition made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any Security Interest on that Ship or the Earnings or any requisition of that Ship for hire;

(e)	any intended dry docking of the Ship owned by it;

(f)	any Environmental Claim made against that Guarantor or in connection with the Ship owned by it, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Guarantor, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with;

and that Guarantor shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Guarantor’s, the Approved Manager’s or any other person’s response to any of those events or matters.

14.13	Restrictions on chartering, appointment of managers etc. No Guarantor shall:

(a)	let the Ship owned by it on bareboat charter for any period, other than a Charter;

(b)	enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 18 months, other than a Charter;

(c)	enter into any charter in relation to that Ship under which more than two (2) months’ hire (or the equivalent) is payable in advance;

(d)	charter that Ship otherwise than on bona fide arm’s length terms at the time when that Ship is fixed;

(e)	appoint a manager of that Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Management Agreement;

(f)	de-activate or lay up that Ship;

(g)	change the Classification Society; or

(h)

put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,500,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any Security Interest on that Ship or the Earnings for the cost of such work or for any other reason.

14.14	Copies of Charters; Charter Assignment; Earnings Assignment. Provided that all approvals necessary under Clause 14.13 have been previously obtained, each Guarantor shall:

(a)

furnish promptly to the Agent a true and complete copy of any Charter for the Ship owned by it, all other documents related thereto and a true and complete copy of each material amendment or other modification thereof;

(b)

in respect of any such Charter, execute and deliver to the Agent a Charter Assignment and use reasonable commercial efforts to cause the charterer to execute and deliver to the Security Trustee a consent and acknowledgement to such Charter Assignment in the form required thereby; and

(c)

in respect of any contract for the employment of that Ship for a term which is or which by virtue of any optional extensions therein contained would be reasonably likely to be of less than 18 months duration, execute and deliver to the Agent an Earnings Assignment and use reasonable commercial efforts to cause the charterer to execute and deliver to the Security Trustee a consent and acknowledgement to such Earnings Assignment in the form required thereby (if any).

14.15

Notice of Mortgage. Each Guarantor shall keep the Mortgage registered against the Ship owned by it as a valid first priority or preferred mortgage, carry on board that Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of that Ship a framed printed notice stating that such Ship is mortgaged by that Guarantor to the Security Trustee.

14.16

Sharing of Earnings. No Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings other than (i) any pooling arrangements with NAVIG8 BULK POOL INC. or other pooling arrangements proposed by the Borrower or applicable Guarantor which the Agent may, with the consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed), approve from time to time, such approval to be given within 5 Business Days and failure to provide such approval within such 5 Business Day period shall be deemed evidence of such approval and (ii) the deposit of any Earnings into the Borrower Earnings Account.

14.17	ISPS Code. Each Guarantor shall comply with the ISPS Code and in particular, without limitation, shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain for that Ship an ISSC; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

14.18

Scrapping. The Security Parties shall develop and implement a policy that any scrapping of a Ship is conducted in compliance with the IMO Convention for the Safe and Environmentally Sound Recycling of Ship and with the guidelines issued by the IMO in connection with such Convention.

15	SECURITY COVER

15.1

General. From the First Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, the Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 15 except as the Agent, with the consent of the Majority Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld or delayed.

15.2	Minimum required security cover. If, at any time, the Agent notifies the Borrower that:

(a)	the Security Value; plus

(b)	the net realizable value of any additional Collateral previously provided under this Clause 15,

is below:

(i)	before the second anniversary of the First Drawdown Date, 150 percent of the Loan,

(ii)	on or after the second anniversary of the First Drawdown Date and prior to the third anniversary of the First Drawdown Date, 157.5 percent of the Loan, and

(iii)	thereafter, 165 percent of the Loan,

the Agent (acting upon the instruction of the Majority Lenders or any Mandated Lead Arranger) shall require the Borrower to comply with the requirements of Clause 15.3.

15.3	Provision of additional Collateral; prepayment.

(a)

If the Agent serves a notice on the Borrower under Clause 15.2, the Borrower shall prepay such part of the Revolving Credit Facility as will eliminate the shortfall on or before the date falling thirty (30) days after the date on which the Agent’s notice is served under Clause 15.2.

(b)	If such prepayment pursuant to Clause 15.3(a) is insufficient to eliminate such shortfall, then

(i)	the Borrower shall prepay the Loan in an amount sufficient to eliminate such shortfall, or

(ii)

the Borrower shall provide, or ensure that a third party provides, additional Collateral which, in the opinion of the Majority Lenders, has a net realizable value at least equal to the shortfall and which has been documented in such terms as the Agent may, with the authorization of the Majority Lenders, approve or require.

15.4

Value of additional vessel Collateral. The net realizable value of any additional Collateral which is provided under Clause 15.3 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the definition of Fair Market Value.

15.5

Valuations binding. Any valuation under Clause 15.3 or 15.4 shall be binding and conclusive as regards the Borrower and the Guarantors, as shall be any valuation which the Majority Lenders make of any additional Collateral which does not consist of or include a Security Interest.

15.6

Provision of information. The Borrower shall promptly provide the Agent and any Approved Broker or other expert acting under Clause 15.4 with any information which the Agent or the Approved Broker or other expert may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Majority Lenders (or the expert appointed by them) consider prudent.

15.7

Payment of valuation expenses. Without prejudice to the generality of the Borrower’s obligations under Clauses 21.2, 21.3 and 22.3, the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any Approved Broker or other expert instructed by the Agent under this Clause 15 and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause 15.

15.8	Application of prepayment. Clause 8 shall apply in relation to any prepayment pursuant to Clause 15.3.

16	guarantee

16.1

Guarantee and indemnity. In order to induce the Lenders to make the Loan to the Borrower, and to induce the Swap Banks to enter into Designated Transactions with the Borrower, each Guarantor irrevocably and unconditionally jointly and severally:

(a)

guarantees, as a primary obligor and not merely as a surety, to each Creditor Party, the punctual payment and performance by the Borrower when due, whether at stated maturity, by acceleration or otherwise, of all Secured Liabilities of the Borrower, whether for principal, interest, fees, expenses or otherwise (collectively, the “Guaranteed Obligations”). Notwithstanding the foregoing, “Guaranteed Obligations”, with respect to any Guarantor, shall not include any Excluded Swap Obligations of such Guarantor;

(b)

undertakes with each Creditor Party that whenever the Borrower does not pay any Guaranteed Obligation when due, such Guarantor shall immediately on demand pay that Guaranteed Obligation as if it were the primary obligor; and

(c)

indemnifies each Creditor Party immediately on demand against any cost, loss or liability suffered or incurred by that Creditor Party (i) if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal or (ii) by operation of law as a consequence of the transactions contemplated by the Finance Documents and the Master Agreements. The amount of the cost, loss or liability shall be equal to the amount which that Creditor Party would otherwise have been entitled to recover.

16.2	Continuing guarantee. This guarantee:

(a)	is a continuing guarantee;

(b)	constitutes a guarantee of punctual performance and payment and not merely of collection;

(c)

is joint and several with any other guarantee given in respect of the Guaranteed Obligations and shall not in any way be prejudiced by any other guarantee or security now or subsequently held by any Creditor Party in respect of the Guaranteed Obligations;

(d)

shall remain in full force and effect until the later of the termination of the Total Commitments and the payment and performance in full of the Guaranteed Obligations and all other amounts payable hereunder regardless of any intermediate payment or discharge in whole or in part; and

(e)	shall be binding upon each Guarantor, its successors and permitted assigns.

16.3	Performance of Guaranteed Obligations; obligations pari passu.

(a)

Each Guarantor agrees that the Guaranteed Obligations will be performed and paid strictly in accordance with the terms of the relevant Finance Document or Master Agreement regardless of any law or regulation or order of any court:

(i)

affecting (A) any term of such Finance Document or Master Agreement or the rights of any of the Creditor Parties with respect thereto or (B) the Borrower’s ability or obligation to make or render, or right of any Creditor Party to receive, any payments or performance due thereunder; or

(ii)	which might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower.

(b)	The obligations of each Guarantor under this guarantee shall rank pari passu with all other unsecured obligations of such Guarantor.

16.4

Reinstatement. If any payment of any of the Guaranteed Obligations is rescinded, discharged, avoided or reduced or must otherwise be returned by a Creditor Party or any other person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Security Party or otherwise:

(a)

this guarantee shall continue to be effective or be reinstated, and the liability of each Guarantor hereunder shall continue or be reinstated, as the case may be, as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Creditor Party shall be entitled to recover the value or amount of that payment from each Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

16.5

Liability absolute and unconditional. The obligations of each Guarantor under this Clause 16 shall be irrevocable, absolute and unconditional and shall not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 16, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)	any time, waiver or consent granted to, or composition with, any Security Party or other person;

(b)	the release of any other Security Party or any other person under the terms of any composition or arrangement with any creditor of any Security Party;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Security Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(d)

any incapacity or lack of power, authority or legal personality of or dissolution or change in the corporate or company structure or status of a Security Party or any other person (including without limitation any change in the holding of such Security Party’s or other person’s Equity Interests);

(e)	any amendment to or replacement of a Finance Document, a Master Agreement or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any Security Party or any other person under any Finance Document, any Master Agreement or any other document or security;

(g)	any bankruptcy, insolvency or similar proceedings; or

(h)	any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Security Party.

16.6

Waiver of promptness, etc. Each of the Guarantors hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this guarantee and any requirement that a Creditor Party protect, secure, perfect or insure any Security Interest or any property subject thereto or exhaust any right or take any action against any Security Party or any other person or entity or any Collateral.

16.7	Waiver of revocation, etc. Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this guarantee.

16.8	Waiver of certain defenses. Each Guarantor hereby unconditionally and irrevocably waives:

(a)

any defense arising by reason of any claim or defense based upon an election of remedies by a Creditor Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against the Borrower, any of the other Security Parties, any other guarantor or any other person or entity or any Collateral; and

(b)	any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder.

16.9

Waiver of disclosure, etc. Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Creditor Party to disclose to the Guarantors any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other Security Party or any of their respective subsidiaries now or hereafter known by any Creditor Party.

16.10

Immediate recourse. Each Guarantor waives any right it may have of first requiring any Creditor Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the that Guarantor under this Clause 16. This waiver applies irrespective of any law or any provision of a Finance Document or Master Agreement to the contrary.

16.11

Acknowledgment of benefits. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Finance Documents and that the waivers set forth in this Clause 16 are knowingly made in contemplation of such benefits.

16.12

Independent obligations. The obligations of each Guarantor under or in respect of this guarantee are independent of the Guaranteed Obligations or any other obligations of the Borrower or any other Security Party under or in respect of the Finance Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this guarantee irrespective of whether any action is brought against the Borrower or any other Security Party or whether the Borrower or any other Security Party is joined in any such action or actions.

16.13

Deferral of Guarantors’ rights. Until the Guaranteed Obligations have been irrevocably paid and performed in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by another Security Party;

(b)	to claim any contribution from any other guarantor of any Security Party’s obligations under the Finance Documents; and/or

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditor Parties under the Finance Documents, the Master Agreements or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents or the Master Agreements by any Creditor Party.

16.14

Limitation of liability. Each of the Guarantors and the Creditor Parties hereby confirms that it is its intention that the Guaranteed Obligations not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law. To effectuate the foregoing intention, each of the Guarantors and the Creditor Parties hereby irrevocably agrees that the Guaranteed Obligations guaranteed by each Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

16.15	Reliance of Creditor Parties. Each of the Creditor Parties has entered into this Agreement in reliance upon, among other things, this guarantee.

16.16

Release of a Guarantor and of Guarantors’ right of contribution. Upon the sale of its Ship, a Guarantor may request to be released as a guarantor hereunder and in respect of its obligations under the other Finance Documents to which it is a party. Provided that no Event of Default has occurred and is continuing, or would result therefrom, and that no payment is then due from that guarantor under any of the Finance Documents to which it is a party, upon the written approval of the Agent (acting with the consent of the Majority Lenders, such consent not to be unreasonably withheld), such Guarantor shall be deemed a retiring guarantor (in such capacity, a “Retiring Guarantor”) and shall cease to be a Guarantor hereunder and released from its obligations hereunder and under the other Finance Documents, and on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditor Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

16.17

Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Security Party to honor all of its obligations under this guarantee in respect of Swap Obligations (provided that each Qualified ECP Guarantor shall be liable under this Clause 16.17 only for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Clause 16.17, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Clause 16.17 shall remain in full force and effect until such Qualified ECP Guarantor is released pursuant to Clause 16.16. Each Qualified ECP Guarantor intends that this Clause 16.17 constitute, and this Clause 16.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

17	PAYMENTS AND CALCULATIONS

17.1

Currency and method of payments. All payments to be made by the Lenders or by the Security Parties under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)	by not later than 11:00 a.m. (New York City time) on the due date;

(b)

in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)

in the case of an amount payable by a Lender to the Agent or by another Security Party to the Agent or any Lender, to the account of the Agent at Wells Fargo Bank NA, San Francisco, CA (Account No. 4122099799, ABA No. 121000248, SWIFT ID No. WFBIUS6S, Ref: Ref: Eagle Bulk Shipping Inc.), or to such other account with such other bank as the Agent may from time to time notify to the Borrower, the other Security Parties and the other Creditor Parties; and

(d)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.

17.2	Payment on non-Business Day. If any payment by a Security Party under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

17.3

Basis for calculation of periodic payments. All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

17.4	Distribution of payments to Creditor Parties. Subject to Clauses 17.5, 17.6 and 17.7:

(a)

any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, a Swap Counterparty or the Security Trustee shall be made available by the Agent to that Lender, that Swap Counterparty or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender and the Swap Counterparty or the Security Trustee may have notified to the Agent not less than five (5) Business Days previously; and

(b)

amounts to be applied in satisfying amounts of a particular category which are due to the Lenders and/or the Swap Counterparties generally shall be distributed by the Agent to each Lender and each Swap Counterparty pro rata to the amount in that category which is due to it.

17.5

Permitted deductions by Agent. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender or a Swap Counterparty, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender or that Swap Counterparty under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender or that Swap Counterparty to pay on demand.

17.6

Agent only obliged to pay when monies received. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender or any Swap Counterparty any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender or that Swap Counterparty until the Agent has satisfied itself that it has received that sum.

17.7

Refund to Agent of monies not received. If and to the extent that the Agent makes available a sum to the Borrower or a Lender or a Swap Counterparty, without first having received that sum, the Borrower or (as the case may be) the Lender or the Swap Counterparty concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)

pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

17.8

Agent may assume receipt. Clause 17.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

17.9

Creditor Party accounts. Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each other Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any other Security Party.

17.10

Agent’s memorandum account. The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each other Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any other Security Party.

17.11

Accounts prima facie evidence. If any accounts maintained under Clauses 17.9 and 17.10 show an amount to be owing by the Borrower or any other Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

18	APPLICATION OF RECEIPTS

18.1

Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents and the Master Agreements in the following order and proportions:

(i)

first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents or to Swap Counterparties under Master Agreements other than those amounts referred to at paragraphs (ii), (iii), (iv) and (v) (including, but without limitation, all amounts payable by the Borrower under Clauses 21, 22 and 23 of this Agreement or by the Borrower or any other Security Party under any corresponding or similar provision in any other Finance Document or Master Agreement);

(ii)

second, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents or to Swap Counterparties under Master Agreements (and, for this purpose, the expression “interest” shall include any net amount which the Borrower shall have become liable to pay or deliver under section 9(h) (Interest and Compensation) of any Master Agreement but shall have failed to pay or deliver to the relevant Swap Counterparty at the time of application or distribution under this Clause 18); and

(iii)

third, in or towards satisfaction pro rata of any and all amounts of principal payable to the Lenders under this Agreement and any and all amounts of the Swap Exposure of each Swap Counterparty (calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)

SECOND: in retention of an amount equal to any amount not then due and payable under any Finance Document or any Master Agreement but which the Agent, by notice to the Borrower, the other Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 18.1(a); and

(c)	THIRD: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

Notwithstanding the foregoing, no amount received from any Guarantor in respect of its Guaranteed Obligations shall be applied to any Excluded Swap Obligations.

18.2

Variation of order of application. The Agent may, with the authorization of the Majority Lenders and the Swap Counterparties, by notice to the Borrower, the other Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 18.1 either as regards a specified sum or sums or as regards sums in a specified category or categories (save that any variation which results in any of the sums referred to in Clauses 18.1(a)(iv) and 18.1(a)(v) ranking prior to any of the sums referred to in Clauses 18.1(a)(i), 18.1(a)(ii) and 18.1(a)(iii) shall require instead the authorization of all Lenders).

18.3

Notice of variation of order of application. The Agent may give notices under Clause 18.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

18.4

Appropriation rights overridden. This Clause 18 and any notice which the Agent gives under Clause 18.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any other Security Party.

18.5	Payments in excess of Contribution.

(a)

If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, counterclaim or otherwise) in excess of its Contribution, such Lender shall forthwith purchase from the other Lenders such participation in their respective Contributions as shall be necessary to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

(b)

The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Clause 18.5 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

(c)

Notwithstanding paragraphs (a) and (b) of this Clause 18.5, any Lender which shall have commenced or joined (as a plaintiff) in an action or proceeding in any court to recover sums due to it under any Finance Document and pursuant to a judgment obtained therein or a settlement or compromise of that action or proceeding shall have received any amount, such Lender shall not be required to share any proportion of that amount with a Lender which has the legal right to, but does not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in the same or another court.

(d)

Each Lender exercising or contemplating exercising any rights giving rise to a receipt or receiving any payment of the type referred to in this Clause 18.5 or instituting legal proceedings to recover sums owing to it under this Agreement shall, as soon as reasonably practicable thereafter, give notice thereof to the Agent who shall give notice to the other Lenders.

19	APPLICATION OF EARNINGS; SWAP PAYMENTS

19.1

General. From the First Drawdown Date until the Total Commitments have terminated and all amounts payable hereunder have been paid in full, the Borrower and each of the Guarantors, as the case may be, undertakes with each Creditor Party to comply or cause compliance with the following provisions of this Clause 19 except as the Agent, with the consent of the Majority Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld or delayed.

19.2	Payment of Earnings.

(a)

Each of the Guarantors, as the case may be, undertakes with each Creditor Party to ensure that, subject only to the provisions of the relevant Charter Assignment or Earnings Assignment, all Earnings of the Ship owned by it are paid to that Ship’s Earnings Account.

(b)

The Borrower undertakes with each Creditor Party to ensure that, subject to the provisions of the relevant Charter Assignment or Earnings Assignment, it shall cause each of the Guarantors to pay all Earnings of each Ship to the Borrower Earnings Account.

19.3	Funding of Liquidity Account. On or before the First Drawdown Date, the Borrower shall deposit an amount not less than 100% of the Minimum Liquidity in the Liquidity Account.

19.4	Location of accounts. The Borrower and each of the Guarantors, as the case may be, shall promptly:

(a)

comply with any requirement of the Agent as to the location or re-location of the Borrower Earnings Account, any Earnings Account and the Liquidity Account (or any of them), and without limiting the foregoing, the Borrower and each of the Guarantors agree to segregate the Borrower Earnings Account, any Earnings Account and the Liquidity Account (or any of them) from the banking platform on which their other accounts are located or designated; and

(b)

execute any documents which the Agent specifies to create or maintain in favor of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Borrower Earnings Account, any Earnings Account and the Liquidity Account.

19.5

Debits for expenses etc. The Agent shall be entitled (but not obliged) from time to time to debit the Borrower Earnings Account or any Earnings Account without prior notice in order to discharge any amount due and payable under Clause 21 or 22 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 21 or 22.

19.6	Borrower’s obligations unaffected. The provisions of this Clause 19 do not affect:

(a)	the liability of the Borrower to make payments of principal and interest on the due dates; or

(b)	any other liability or obligation of the Borrower or any other Security Party under any Finance Document.

20	EVENTS OF DEFAULT

20.1	Events of Default. An Event of Default occurs if:

(a)

the Borrower or any other Security Party fails to pay when due any sum payable under a Finance Document or under any document relating to a Finance Document or, only in the case of sums payable on demand, within five (5) Business Days after the date when first demanded, provided that if such failure to pay a sum when due is solely the result of an administrative or technical error, it shall not constitute an Event of Default unless such failure continues unremedied for more than three (3) Business Days from the occurrence thereof; or

(b)	any breach occurs of any of Clauses 8.9, 9.2, 11.1(g), 11.1(s), 11.1(t), 11.2(b), 11.2(e), 11.2(p), 12, 13 or 15.3; or

(c)

any breach by the Borrower or any other Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b), (d), (e) or (n) of this Clause 20.1) which, in the opinion of the Majority Lenders, is capable of remedy, and such default continues unremedied 10 Business Days after written notice from the Agent requesting action to remedy the same; or

(d)

subject to any applicable grace period specified in a Finance Document, any breach by the Borrower or any other Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraphs (a), (b), (c) or (e) of this Clause 20.1); or

(e)

any representation, warranty or statement made or repeated by, or by an officer or director of, the Borrower or any other Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading in any material respect when it is made or repeated; or

(f)

an event of default, or an event or circumstance which, with the giving of any notice, the lapse of time or both would constitute an event of default, has occurred on the part of a Security Party under any contract or agreement (including but not limited to swap liabilities) (other than the Finance Documents) to which such Security Party is a party and the value of which is or exceeds $1,500,000, and such event of default has not been cured within any applicable grace period;

(g)

any Financial Indebtedness of a Security Party in excess of $1,500,000 is not paid when due (or if there is a grace period, within such grace period) or, only in the case of sums payable on demand, when first demanded; or

(h)

any Security Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or repudiates or rescinds any material contract or agreement; or

(i)

other than the Bankruptcy Proceeding, any proceeding shall be instituted by or against any Security Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and solely in the case of an involuntary proceeding:

(i)	such proceeding shall remain undismissed or unstayed for a period of 60 days; or

(ii)

any of the actions sought in such involuntary proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

(j)

all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interest in, any Security Party are seized, nationalized, expropriated or compulsorily acquired by or under authority of any government; or

(k)

a creditor attaches or takes possession of, or a distress, execution, sequestration or process (each an “action”) is levied or enforced upon or sued out against, a material part of the undertakings, assets, rights or revenues (the “assets”), including but not limited to a Ship, of any Security Party in relation to a claim by such creditor which, in the reasonable opinion of the Majority Lenders, is likely to materially and adversely affect the ability of such Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any Finance Document to which it is a party and such Security Party does not procure that such action is lifted, released or expunged within 14 Business Days of such action being (i) instituted and (ii) notified to such Security Party; or

(l)

other than the Reorganization Plan Confirmation Order, any final judgment or order rendered by any court of competent jurisdiction for the payment of money in excess of $2,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against a Security Party and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 45 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(m)

any Security Party ceases or suspends or threatens to cease or suspend the carrying on of its business, or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement, except in the case of a sale or a proposed sale of the Ship by the Borrower; or

(n)	the auditor’s opinion delivered in connection with the audited financial statements of the Borrower contain a going concern qualification; or

(o)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)	for any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders reasonably consider material under a Finance Document;

(ii)	for the Agent, the Security Trustee, the Lenders or the Swap Banks to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(p)

any consent necessary to enable a Guarantor to own, operate or charter the Ship owned by it or to enable the Borrower or any other Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document or a Charter is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(q)

any provision of a Finance Document which the Majority Lenders consider material proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(r)	the security constituted by a Finance Document becomes unenforceable; or

(s)	an Event of Default (as defined in section 14 of a Master Agreement) occurs; or

(t)	there occurs or develops a Material Adverse Effect; or

(u)

the results of any survey or inspection of a Ship pursuant to Clause 14.7 or 14.8 are deemed unsatisfactory by the Majority Lenders in their sole, reasonable discretion after giving due consideration to the type and age of that Ship and whether such results adversely affect that Ship’s Fair Market Value or safe operation, unless such survey or inspection is revised to the satisfaction of the Majority Lenders within 60 days of the date that a copy of the original inspection is delivered by the Borrower to the Agent; or

(v)	the amount required to be held in the Liquidity Account as the Minimum Liquidity required pursuant to Clause 19.3 falls below the amount required under Clause 19.3 during the Security Period; or

(w)	the registration of a Ship under the Approved Flag is terminated or not renewed prior to its expiration date; or

(x)

the political instability in a Ship’s flag state or in a jurisdiction relevant to a Secured Party which, in the reasonable opinion of the Majority Lenders, has a Material Adverse Effect and the relevant Secured Party shall not transfer registration of such Ship to a flag state which is reasonably acceptable to the Majority Lenders within 60 days.

20.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default:

(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)	serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are cancelled; and/or

(ii)

serve on the Borrower a notice stating that the Loan, together with accrued interest and all other amounts accrued or owing under this Agreement, are immediately due and payable or are due and payable on demand, provided that in the case of an Event of Default under either of Clauses 20.1(h) or (i), the Loan and all accrued interest and other amounts accrued or owing hereunder shall be deemed immediately due and payable without notice or demand therefor; and/or

(iii)

take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)

the Security Trustee may, and if so instructed by the Agent, acting with the authorization of the Majority Lenders, the Security Trustee shall, take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders and/or the Swap Counterparties are entitled to take under any Finance Document or any applicable law to enforce the Security Interests created by this Agreement and any other Finance Document in any manner available to it and in such sequence as the Security Trustee may, in its absolute discretion, determine.

20.3	Termination of Commitments. On the service of a notice under Clause 20.2(a)(i), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall be cancelled.

20.4

Acceleration of Loan. On the service of a notice under Clause 20.2(a)(ii), all or, as the case may be, the part of the Loan specified in the notice, together with accrued interest and all other amounts accrued or owing from the Borrower or any other Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

20.5

Multiple notices; action without notice. The Agent may serve notices under Clauses 20.2(a)(i) and (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 20.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

20.6

Notification of Creditor Parties and Security Parties. The Agent shall send to each Lender, each Swap Counterparty, the Security Trustee and each Security Party a copy of the text of any notice which the Agent serves on the Borrower under Clause 20.2. Such notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defense.

20.7

Creditor Party rights unimpaired. Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or Swap Counterparties under a Finance Document, a Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

20.8	Exclusion of Creditor Party liability. No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to any Security Party:

(a)

for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)

as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realized from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, provided that nothing in this Clause 20.8 shall exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the gross negligence or the willful misconduct of such Creditor Party’s own officers and employees or ( as the case may be) such receiver’s or manager’s own partners or employees.

20.9

Position of Swap Counterparties. Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 20, to have any regard to the requirements of a Swap Counterparty except to the extent that such Swap Counterparty is also a Lender.

21	FEES AND EXPENSES

21.1	Fees. The Borrower shall pay to the Agent:

(a)

quarterly in arrears during the period from (and including) the Effective Date to the date 30 Business Days prior to the Maturity Date (and payable on the last day of each fiscal quarter and on the Maturity Date), for the account of the Revolving Lenders, a commitment fee at the rate per annum of 40 percent of the Margin on the undrawn and un-cancelled portion of the Revolving Credit Facility Commitments, for distribution among the Revolving Lenders pro rata to their Commitments, provided that if any portion of the Revolving Credit Facility Commitments is cancelled by the Borrower, a commitment fee on such cancelled portion shall be paid on the date the cancellation is effective; and

(b)	all other fees in the amounts and on the dates set out in the Fee Letters.

21.2

Costs of negotiation, preparation etc. The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document, including, without limitation, the reasonable fees and disbursements of a Creditor Party’s legal counsel and any local counsel retained by them.

21.3

Costs of variations, amendments, enforcement etc. The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Creditor Party concerned, the amount of all expenses incurred by a Creditor Party in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Swap Banks, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any Collateral provided or offered under Clause 15 or any other matter relating to such Collateral; or

(d)

any step taken by the Security Trustee, a Lender or a Swap Bank with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

21.4	Intentionally omitted.

21.5

Documentary taxes. The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent’s demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

21.6

Certification of amounts. A notice which is signed by an officer of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

22	INDEMNITIES

22.1

Indemnities regarding borrowing and repayment of Loan. The Borrower shall fully indemnify the Agent and each Lender on the Agent’s demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)

any failure (for whatever reason) by the Borrower or any other Security Party to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7); or

(d)	the occurrence of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 20.

It is understood that the indemnities provided in this Clause 22.1 shall not apply to any claim cost or expense which is a tax levied by a taxing authority on the indemnified party (which taxes are subject to indemnity solely as provided in Clause 23 below) but shall apply to any other costs associated with any tax which is not a Non-indemnified Tax.

22.2	Breakage costs. Without limiting its generality, Clause 22.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender:

(a)

in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)

in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

22.3

Miscellaneous indemnities. The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

(a)

any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or

(b)	any other Pertinent Matter,

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or willful misconduct or gross negligence of the officers or employees of the Creditor Party concerned.

Without prejudice to its generality, this Clause 22.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

22.4

Currency indemnity. If any sum due from the Borrower or any other Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against the Borrower or any other Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment,

the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 22.4, the “available rate of exchange” means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 22.4 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

22.5

Application to Master Agreements. For the avoidance of doubt, Clause 22.4 does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of that Master Agreement shall apply.

22.6

Certification of amounts. A notice which is signed by an officer of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 22 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

22.7

Sums deemed due to a Lender. For the purposes of this Clause 22, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

23	NO SET-OFF OR TAX DEDUCTION; tax indemnity; FATCA

23.1	No deductions. All amounts due from a Security Party under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which such Security Party is required by law to make.

23.2	Grossing-up for taxes. If a Security Party is required by law to make a tax deduction from any payment:

(a)	such Security Party shall notify the Agent as soon as it becomes aware of the requirement;

(b)	such Security Party shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

(c)

except if the deduction is for collection or payment of a Non-indemnified Tax of a Creditor Party, the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

23.3

Evidence of payment of taxes. Within one (1) month after making any tax deduction, the relevant Security Party shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

23.4

Refunds. If a Creditor Party determines, in its sole discretion exercised in good faith, that it is entitled to claim a refund from a taxation authority of any Taxes for which it has been indemnified by a Security Party, or with respect to which a Security Party has paid increased amounts, pursuant to this Section 23, it shall promptly notify the Security Party of the availability of such refund claim and shall make the appropriate claim to such taxing authority for such refund. If a Creditor Party receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Tax as to which it has been indemnified by a Security Party, or with respect to which the Security Party has paid increased amounts, pursuant to this Section 23, it shall within 30 days from the date of such receipt pay over such refund to the relevant Security Party net of all out-of-pocket third-party expenses of such Creditor Party.

23.5

Indemnity for taxes. The Borrower and each of the Guarantors hereby indemnifies and agrees to hold each Creditor Party harmless from and against all taxes other than Non-indemnified Taxes levied on such Creditor Party (including, without limitation, taxes imposed on any amounts payable under this Clause 23.5) paid or payable by such person, whether or not such taxes or other taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which such Creditor Party makes written demand therefore specifying in reasonable detail the nature and amount of such taxes or other taxes.

23.6

Exclusion from indemnity and gross-up for taxes. The Borrower and the Guarantors shall not be required to indemnify any Creditor Party for a tax pursuant to Clause 23.5, or to pay any additional amounts to any Creditor Party pursuant to Clause 23.2, to the extent that the tax is collected by withholding on payments (a “Withholding”) and is levied by a Pertinent Jurisdiction of the payer and:

(a)

the person claiming such indemnity or additional amounts was not an original party to this Agreement and under applicable law (after taking into account relevant treaties and assuming that such person has provided all forms it may legally and truthfully provided) on the date such person became a party to this Agreement a Withholding would have been required on such payment, provided that this exclusion shall not apply to the extent such Withholding does not exceed the Withholding that would have been applicable if such payment had been made to the person from whom such person acquired its rights under the Agreement and this exclusion shall not apply to the extent that such Withholding exceeds the amount of Withholding that would have been required under the law in effect on the date such person became a party to this Agreement; or

(b)

the person claiming such indemnity or additional amounts is a Lender who has changed its Lending Office and under applicable law (after taking into account relevant treaties and assuming that such Lender has provided all forms it may legally and truthfully provide) on the date such Lender changed its Lending Office Withholding would have been required on such payment, provided that this exclusion shall not apply to the extent such Withholding does not exceed the Withholding that would have been applicable to such payment if such Lender had not changed its Lending Office and this exclusion shall not apply to the extent that the Withholding exceeds the amount of Withholding that would have been required under the law in effect immediately after such Lender changed its Lending Office; or

(c)

in the case of a Lender, to the extent that Withholding would not have been required on such payment if such Lender has complied with its obligations to deliver certain tax form pursuant to Section 23.7 below.

23.7	Delivery of tax forms.

(a)

In the event that Withholding taxes may be imposed under the laws of any Pertinent Jurisdiction in respect of payments on the Loan or other amounts due under this Agreement and if certain documentation provided by a Lender could reduce or eliminate such Withholding taxes under the laws of such Pertinent Jurisdiction or any treaty to which the Pertinent Jurisdiction is a party, then, upon written request by the Borrower, a Lender that is entitled to an exemption from, or reduction in the amount of, such Withholding tax shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or promptly after receipt of Borrower’s request, whichever is later, such properly completed and executed documentation requested by the Borrower, if any, as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or delivery would not materially prejudice the legal or commercial position of such Lender.

(b)	Each Lender shall deliver such forms as required in this Clause 23.7 within 20 days after receipt of a written request therefor from the Agent or Borrower.

(c)	Notwithstanding any other provision of this Clause 23.7, a Lender shall not be required to deliver any form pursuant to this Clause 23.7 that such Lender is not legally entitled to deliver.

23.8

Application to Master Agreements. For the avoidance of doubt, Clause 23 does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of Section 2(d) (Deduction or Withholding for Tax) of that Master Agreement shall apply.

23.9	FATCA information.

(a)

Subject to paragraph (c) below, each FATCA Relevant Party confirms to each other FATCA Relevant Party that it is a FATCA Exempt Party on the date hereof (or in the case of a Transferee Lender, on the date of its applicable Transfer Certificate), and thereafter within ten (10) Business Days of a reasonable request by another FATCA Relevant Party shall:

(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

(ii)

supply to the requesting party (with a copy to all other FATCA Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “passthru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of determining whether any payment to such party may be subject to any FACTA Deduction.

(b)

If a FATCA Relevant Party confirms to any other FATCA Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 to showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other FATCA Relevant Parties reasonably promptly.

(c)

Nothing in this Clause 23.9 shall obligate any FATCA Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided that nothing in this paragraph shall excuse any FATCA Relevant Party from providing a true complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)

If a FATCA Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance the provisions of this Agreement or the provided information is insufficient under FATCA, then:

(i)	such party shall be treated as if it were a FATCA Non-Exempt Party; and

(ii)

if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

23.10	FATCA withholding.

(a)

A FATCA Relevant Party making a payment to any FACTA Non-Exempt Party shall make such FATCA Deduction as it determines is required by law and shall render payment to the IRS within the time allowed and in the amount required by FATCA.

(b)

If a FATCA Deduction is required to be made by any FATCA Relevant Party to a FACTA Non-Exempt Party, the amount of the payment due from such FATCA Relevant Party shall be reduced by the amount of the FATCA Deduction reasonably determined to be required by such FATCA Relevant Party.

(c)

Each FATCA Relevant Party shall promptly upon becoming aware that a FATCA Deduction is required with respect to any payment owed to it (or that there is any change in the rate or basis of a FATCA Deduction) notify each other FATCA Relevant Party accordingly.

(d)

Within thirty days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the party making such FATCA Deduction shall deliver to the Agent for delivery to the party on account of whom the FATCA Deduction was made evidence reasonably satisfactory to that party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the IRS.

(e)

A FATCA Relevant Party who becomes aware that it must make a FATCA Deduction in respect of a payment to another FATCA Relevant Party (or that there is any change in the rate or basis of such FATCA Deduction) shall notify that party and the Agent.

(f)

The Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Lender which relates to a payment by the Borrower (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Borrower and the relevant Lender.

(g)

If a FATCA Deduction is made as a result of any Creditor Party failing to be a FATCA Exempt Party, such party shall indemnify each other Creditor Party against any loss, cost or expense to it resulting from such FATCA Deduction.

23.11

FATCA mitigation. Notwithstanding any other provision of this Agreement, if a FATCA Deduction is or will be required to be made by any party under Clause 23.10 in respect of a payment to any FATCA Non-Exempt Lender, the FATCA Non-Exempt Lender may either:

(i)	transfer its entire interest in the Loan to a U.S. branch or Affiliate, or

(ii)

nominate one or more transferee lenders who upon becoming a Lender would be a FATCA Exempt Party, by notice in writing to the Agent and the Borrower specifying the terms of the proposed transfer, and cause such transferee lender(s) to purchase all of the FATCA Non-Exempt Lender’s interest in the Loan.

24	ILLEGALITY, ETC

24.1

Illegality. If it becomes unlawful in any applicable jurisdiction for a Lender (the “Notifying Lender”) to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance:

(a)	the Notifying Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower and the other Creditor Parties, the Commitment of the Notifying Lender will be immediately cancelled; and

(c)

the Borrower shall repay the Notifying Lender’s participation in each Advance on the last day of the Interest Period for each Advance occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Notifying Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

24.2

Mitigation. If circumstances arise which would result in a notification under Clause 24.1 then, without in any way limiting the obligations of the Borrower under Clause 24.1, the Notifying Lender shall use reasonable commercial efforts to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an material adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

25	INCREASED COSTS

25.1	Increased costs. This Clause 25 applies if a Lender (the “Notifying Lender”) notifies the Agent that the Notifying Lender considers that as a result of:

(a)

the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a Non-indemnified Tax); or

(b)

complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”.

Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

25.2	Meaning of “increased costs”. In this Clause 25, “increased costs” means, in relation to a Notifying Lender:

(a)

an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)

an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender’s Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement;

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 23 or an item arising directly out of the implementation or application of or compliance with Basel III or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator, Creditor Party or any of its affiliates).

For the purposes of this Clause 25.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

25.3

Notification to Borrower of claim for increased costs. The Agent shall promptly notify the Borrower and the other Security Parties of the notice which the Agent received from the Notifying Lender under Clause 25.1.

25.4

Payment of increased costs. The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

25.5

Notice of prepayment. If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 25.4, the Borrower may give the Agent not less than 14 days’ notice of its intention to prepay the Notifying Lender’s Contribution at the end of an Interest Period.

25.6	Prepayment; termination of Commitment. A notice under Clause 25.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower’s notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)

on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty but subject to any applicable prepayment fee under Clause 8.8(c)) the Notifying Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

25.7	Application of prepayment. Clause 8 shall apply in relation to any prepayment pursuant to Clause 25.6.

26	SET-OFF

26.1	Application of credit balances. Upon the occurrence and during the continuance of an Event of Default, each Creditor Party may without prior notice:

(a)

apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower or any of the Guarantors at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower or any of the Guarantors to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower or any Guarantor;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

26.2

Existing rights unaffected. No Creditor Party shall be obliged to exercise any of its rights under Clause 26.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

26.3

Sums deemed due to a Lender. For the purposes of this Clause 26, a sum payable by the Borrower or any of the Guarantors to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

26.4

No Security Interest. This Clause 26 gives the Creditor Parties a contractual right of set-off only, and does not create any Security Interest over any credit balance of the Borrower or any of the Guarantors.

27	TRANSFERS AND CHANGES IN LENDING OFFICES

27.1

Transfer by Borrower or Guarantors. Neither the Borrower nor any of the Guarantors may, without the consent of the Agent, given on the instructions of all the Lenders, transfer any of its rights, liabilities or obligations under any Finance Document.

27.2	Transfer by a Lender. Subject to Clause 27.4, a Lender (the “Transferor Lender”) may at any time, without needing the consent of the Borrower or any other Security Party, cause:

(a)	its rights in respect of all or part of its Contribution; or

(b)	its obligations in respect of all or part of its Commitment; or

(c)	a combination of (a) and (b),

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or trust, fund or other entity (a “Transferee Lender”) which is (i) regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and (ii) not an Affiliate of the Borrower by delivering to the Agent a completed certificate in the form set out in Schedule 5 with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender.

Notwithstanding the foregoing, any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee shall be determined in accordance with Clause 31.

27.3

Transfer Certificate, delivery and notification. As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrower, the other Security Parties, the Security Trustee, each of the other Lenders and each of the Swap Banks;

(b)	on behalf of the Transferee Lender, send to the Borrower and each other Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b),

but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations to the transfer to that Transferee Lender.

27.4

Effective Date of Transfer Certificate. A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date, provided that it is signed by the Agent under Clause 27.3 on or before that date.

27.5

No transfer without Transfer Certificate. Except as provided in Clause 27.17, no assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any other Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

27.6

Lender re-organization; waiver of Transfer Certificate. If a Lender enters into any merger, de-merger or other reorganization as a result of which all its rights or obligations vest in a successor, the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate and, upon service of the Agent’s notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

27.7	Effect of Transfer Certificate. The effect of a Transfer Certificate is as follows:

(a)

to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title and of any rights or equities which the Borrower or any other Security Party had against the Transferor Lender;

(b)	the Transferor Lender’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)

the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)

any part of the Loan which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor’s title and any rights or equities of the Borrower or any other Security Party against the Transferor Lender had not existed;

(f)

the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 and Clause 21, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)

in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any other Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

27.8

Maintenance of register of Lenders. During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 27.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least three (3) Business Days’ prior notice.

27.9

Reliance on register of Lenders. The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

27.10

Authorization of Agent to sign Transfer Certificates. The Borrower, the Guarantors, the Security Trustee, each Lender and each Swap Bank irrevocably authorizes the Agent to sign Transfer Certificates on its behalf.

27.11

Registration fee. In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $5,000 from the Transferor Lender or (at the Agent’s option) the Transferee Lender.

27.12

Sub-participation; subrogation assignment. A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any other Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them; provided that a Lender shall not sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents directly to an Excluded Entity without the consent of the Borrower.

27.13

Disclosure of information. Each of the Borrower and the Guarantors irrevocably authorizes each Creditor Party to give, divulge and reveal from time to time information and details relating to their accounts, the Ships, the Finance Documents, the Loan or the Commitments to:

(a)	any private, public or internationally recognized governmental or regulatory authorities that are entitled to and have requested to obtain such information;

(b)	the Creditor Parties’ respective head offices, branches and affiliates and professional advisors;

(c)	any other parties to the Finance Documents;

(d)	a rating agency or their professional advisors;

(e)	any person with whom such Creditor Party proposes to enter (or considers entering) into contractual relations in relation to the Loan and/or its Commitment or Contribution; and

(f)

any other person regarding the funding, re-financing, transfer, assignment, sale, sub-participation or operational arrangement or other transaction in relation to the Loan, its Contribution or its Commitment, including without limitation, for purposes in connection with a securitization or any enforcement, preservation, assignment, transfer, sale or sub-participation of any of such Creditor Parties’ rights and obligations;

provided that such Creditor Party has taken commercially reasonable efforts to ensure that any person to whom such Creditor Party passes any information in accordance with the terms of this Clause 27.13 undertakes to maintain the confidentiality of such information so as to protect any material non-public information of the Security Parties.

27.14	Change of lending office. A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

27.15

Notification. On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

27.16

Replacement of Reference Bank. If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrower, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank’s appointment shall cease to be effective.

27.17

Security over Lenders’ rights. In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from the Borrower or any other Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by the Borrower or any other Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

28	VARIATIONS AND WAIVERS

28.1

Variations, waivers etc. by Majority Lenders. Subject to Clause 28.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax or Email, by the Borrower, by the Agent on behalf and with the approval of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

28.2

Variations, waivers etc. requiring agreement of all Lenders. As regards the following, Clause 28.1 applies as if the words “by the Agent on behalf and with the approval of the Majority Lenders” were replaced by the words “by or on behalf and with the approval of every Lender and every Swap Bank”:

(a)	a reduction in the Margin;

(b)	a postponement to the date for, or a reduction in the amount of, any payment of principal, interest, fees or other sum payable under this Agreement or the Note;

(c)	an increase in any Lender’s Commitment;

(d)	a change to the definition of “Majority Lenders”;

(e)	a change to Clause 11.2, Clause 17.4(b) or this Clause 28;

(f)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(g)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender’s consent is required.

28.3

Variations, waivers etc. relating to the Servicing Banks. An amendment or waiver that relates to the rights or obligations of the Agent or the Security Trustee under Clause 31 may not be effected without the consent of the Agent or the Security Trustee.

28.4

Exclusion of other or implied variations. Except for a document which satisfies the requirements of Clauses 28.1, 28.2 or 28.3, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by the Borrower or another Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

29	NOTICES

29.1

General. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter, electronic mail (“Email”) or fax and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

29.2	Addresses for communications. A notice by letter, Email or fax shall be sent:

(a) to the Borrower:	c/o Eagle Shipping International (USA) LLC 477 Madison Avenue, Suite 1405 New York, New York 10022 Attention: Sophocles N. Zoullas Facsimile: 212 785-3311

(b) to a Guarantor:	c/o Eagle Shipping International (USA) LLC 477 Madison Avenue, Suite 1405 New York, New York 10022 Attention: Sophocles N. Zoullas Facsimile: 212 785-3311

(c) to a Lender:	At the address below its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate.

(d) to a Swap Bank	At the address below its name in Schedule 2.

(e) to the Agent and Security Trustee:	ABN AMRO Capital USA LLC 100 Park Avenue, 17th Floor New York, NY 10017 Attention: Wudasse Zaudou Facsimile: 917-284-6697 Email: wudasse.zaudou@abnamro.com or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders, the Swap Banks and the Security Parties.

29.3	Effective date of notices. Subject to Clauses 29.4 and 29.5:

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)	a notice which is sent by Email shall be deemed to be served, and shall take effect, at the time when it is actually received in readable form; and

(c)	a notice which is sent by fax shall be deemed to be served, and shall take effect, two (2) hours after its transmission is completed.

29.4	Service outside business hours. However, if under Clause 29.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5:00 p.m. local time,

the notice shall (subject to Clause 29.5) be deemed to be served, and shall take effect, at 9:00 a.m. on the next day which is such a business day.

29.5

Illegible notices. Clauses 29.3 and 29.4 do not apply if the recipient of a notice notifies the sender within one (1) hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

29.6

Valid notices. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

29.7

Electronic communication between the Agent and a Lender or a Swap Bank. Any communication to be made between the Agent and a Lender or a Swap Bank under or in connection with the Finance Documents may be made by Email or other electronic means, if the Agent and the relevant Lender or Swap Bank:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their Email address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their respective Email addresses or any other such information supplied to them.

Any electronic communication made between the Agent and a Lender or a Swap Bank will be effective only when actually received in readable form and, in the case of any electronic communication made by a Lender or a Swap Bank to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

29.8	English language. Any notice under or in connection with a Finance Document shall be in English.

29.9	Meaning of “notice”. In this Clause 29, “notice” includes any demand, consent, authorization, approval, instruction, waiver or other communication.

30	SUPPLEMENTAL

30.1	Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

30.2

Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

30.3	Counterparts. A Finance Document may be executed in any number of counterparts.

30.4

Binding Effect. This Agreement shall become effective on the Effective Date and thereafter shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

31	THE SERVICING BANKS

31.1	Appointment and Granting.

(a)

The Agent. Each of the Lenders and the Swap Banks appoints and authorizes (with a right of revocation) the Agent to act as its agent hereunder and under any of the other Finance Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of any of the other Finance Documents, together with such other powers as are reasonably incidental thereto.

(b)	The Security Trustee.

(i)

Authorization of Security Trustee. Each of the Lenders, the Swap Banks and the Agent appoints and authorizes (with a right of revocation) the Security Trustee to act as security trustee hereunder and under the other Finance Documents (other than the Notes) with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement and such other Finance Documents, together with such other powers as are reasonably incidental thereto.

(ii)

Granting Clause. To secure the payment of all sums of money from time to time owing (i) to the Lenders under the Finance Documents, and (ii) to the Swap Banks under the Master Agreements, and the performance of the covenants of the Borrower and any other Security Party herein and therein contained, and in consideration of the premises and of the covenants herein contained and of the extensions of credit by the Lenders, the Security Trustee does hereby declare that it will hold as such trustee in trust for the benefit of the Lenders, the Agent and the Swap Banks, from and after the execution and delivery thereof, all of its right, title and interest as mortgagee in, to and under the Mortgages and its right, title and interest as assignee and secured party under the other Finance Documents (the right, title and interest of the Security Trustee in and to the property, rights and privileges described above, from and after the execution and delivery thereof, and all property hereafter specifically subjected to the Security Interest of the indenture created hereby and by the Finance Documents by any amendment hereto or thereto are herein collectively called the “Estate”); TO HAVE AND TO HOLD the Estate unto the Security Trustee and its successors and assigns forever, BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Lenders, the Agent and the Swap Banks and their respective successors and assigns without any priority of any one over any other, UPON THE CONDITION that, unless and until an Event of Default under this Agreement shall have occurred and be continuing, the relevant Security Party shall be permitted, to the exclusion of the Security Trustee, to possess and use the Ships. IT IS HEREBY COVENANTED, DECLARED AND AGREED that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and each Security Party, for itself and its respective successors and assigns, hereby covenants and agrees to and with the Security Trustee and its successors in said trust, for the equal and proportionate benefit and security of the Lenders, the Agent and the Swap Banks as hereinafter set forth.

(iii)

Acceptance of Trusts. The Security Trustee hereby accepts the trusts imposed upon it as Security Trustee by this Agreement, and the Security Trustee covenants and agrees to perform the same as herein expressed and agrees to receive and disburse all monies constituting part of the Estate in accordance with the terms hereof.

31.2

Scope of Duties. Neither the Agent nor the Security Trustee (which terms as used in this sentence and in Clause 31.5 hereof shall include reference to their respective affiliates and their own respective and their respective affiliates’ officers, directors, employees, agents and attorneys-in-fact):

(a)

shall have any duties or responsibilities except those expressly set forth in this Agreement and in any of the Finance Documents, and shall not by reason of this Agreement or any of the Finance Documents be (except, with respect to the Security Trustee, as specifically stated to the contrary in this Agreement) a trustee for a Lender or a Swap Bank;

(b)

shall be responsible to the Lenders or the Swap Banks for any recitals, statements, representations or warranties contained in this Agreement or in any of the Finance Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any of the other Finance Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Finance Documents or any other document referred to or provided for herein or therein or for any failure by a Security Party or any other person to perform any of its obligations hereunder or thereunder or for the location, condition or value of any property covered by any Security Interest under any of the Finance Documents or for the creation, perfection or priority of any such Security Interest;

(c)

shall be required to initiate or conduct any litigation or collection proceedings hereunder or under any of the Finance Documents unless expressly instructed to do so in writing by the Majority Lenders; or

(d)

shall be responsible for any action taken or omitted to be taken by it hereunder or under any of the Finance Documents or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Each of the Security Trustee and the Agent may employ agents and attorneys-in-fact and neither the Security Trustee nor the Agent shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each of the Security Trustee and the Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent.

31.3

Reliance. Each of the Security Trustee and the Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telefacsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Security Trustee or the Agent, as the case may be. As to any matters not expressly provided for by this Agreement or any of the other Finance Documents, each of the Security Trustee and the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Majority Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

31.4

Knowledge. Neither the Security Trustee nor the Agent shall be deemed to have knowledge or notice of the occurrence of a Potential Event of Default or Event of Default (other than, in the case of the Agent, the non-payment of principal of or interest on the Loan or actual knowledge thereof) unless each of the Security Trustee and the Agent has received notice from a Lender or the Borrower specifying such Potential Event of Default or Event of Default and stating that such notice is a “Notice of Default”. If the Agent receives such a notice of the occurrence of such Potential Event of Default or Event of Default, the Agent shall give prompt notice thereof to the Security Trustee, the Swap Banks and the Lenders (and shall give each Lender prompt notice of each such non-payment). Subject to Clause 31.8 hereof, the Security Trustee and the Agent shall take such action with respect to such Potential Event of Default or Event of Default or other event as shall be directed by the Majority Lenders, except that, unless and until the Security Trustee and the Agent shall have received such directions, each of the Security Trustee and the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default or other event as it shall deem advisable in the best interest of the Lenders and the Swap Banks.

31.5

Security Trustee and Agent as Lenders. Each of the Security Trustee and the Agent (and any successor acting as Security Trustee or Agent, as the case may be) in its individual capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Security Trustee or the Agent, as the case may be, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include each of the Security Trustee and the Agent in their respective individual capacities. Each of the Security Trustee and the Agent (and any successor acting as Security Trustee and Agent, as the case may be) and their respective affiliates may (without having to account therefor to a Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any of its subsidiaries or affiliates as if it were not acting as the Security Trustee or the Agent, as the case may be, and each of the Security Trustee and the Agent and their respective affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

31.6

Indemnification of Security Trustee and Agent. The Lenders severally agree, ratably in accordance with the aggregate principal amount of each Lender’s Contribution in the Loan, to indemnify each of the Agent and the Security Trustee (to the extent not reimbursed under other provisions of this Agreement, but without limiting the obligations of the Borrower under said other provisions) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Security Trustee or the Agent in any way relating to or arising out of this Agreement or any of the other Finance Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Borrower is to pay hereunder, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of their respective agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, except that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

31.7

Reliance on Security Trustee or Agent. Each Lender and each Swap Bank agrees that it has, independently and without reliance on the Security Trustee, the Agent or any other Lender or Swap Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Security Trustee, the Agent or any other Lender or Swap Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the Finance Documents. None of the Security Trustee or the Agent shall be required to keep itself informed as to the performance or observance by the Borrower or the Guarantors of this Agreement or any of the Finance Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and/or the Swap Banks by the Security Trustee or the Agent hereunder, neither the Security Trustee nor the Agent shall have any duty or responsibility to provide a Lender or a Swap Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, any Guarantor or any subsidiaries or affiliates thereof which may come into the possession of the Security Trustee, the Agent or any of their respective affiliates.

31.8

Actions by Security Trustee and Agent. Except for action expressly required of the Security Trustee or the Agent hereunder and under the other Finance Documents, each of the Security Trustee and the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Clause 31.6 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

31.9

Resignation and Removal. Subject to the appointment and acceptance of a successor Security Trustee or Agent (as the case may be) as provided below, each of the Security Trustee and the Agent may resign at any time by giving notice thereof to the Lenders, the Swap Banks and the Borrower, and the Security Trustee or the Agent may be removed at any time with or without cause by the Majority Lenders by giving notice thereof to the Agent, the Security Trustee, the Lenders, the Swap Banks and the Borrower. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Security Trustee or Agent, as the case may be. If no successor Security Trustee or Agent, as the case may be, shall have been so appointed by the Lenders or, if appointed, shall not have accepted such appointment within 30 days after the retiring Security Trustee’s or Agent’s, as the case may be, giving of notice of resignation or the Majority Lenders’ removal of the retiring Security Trustee or Agent, as the case may be, then the retiring Security Trustee or Agent, as the case may be, may, on behalf of the Lenders and the Swap Banks, appoint a successor Security Trustee or Agent. Upon the acceptance of any appointment as Security Trustee or Agent hereunder by a successor Security Trustee or Agent, such successor Security Trustee or Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Trustee or Agent, as the case may be, and the retiring Security Trustee or Agent shall be discharged from its duties and obligations hereunder. After any retiring Security Trustee or Agent’s resignation or removal hereunder as Security Trustee or Agent, as the case may be, the provisions of this Clause 31 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Security Trustee or the Agent, as the case may be.

31.10

Release of Collateral. Without the prior written consent of the Majority Lenders and the Swap Banks, neither the Security Trustee nor the Agent will consent to any modification, supplement or waiver under any of the Finance Documents nor without the prior written consent of all of the Lenders and the Swap Banks release any Collateral or otherwise terminate any Security Interest under the Finance Documents, except that no such consent is required, and each of the Security Trustee and the Agent is authorized, to release any Security Interest covering property if the Secured Liabilities have been paid and performed in full or which is the subject of a disposition of property permitted hereunder or to which the Lenders have consented.

32	PARALLEL DEBT

32.1	In this Clause:

Corresponding Debt means any amount which a Security Party owes to a Creditor Party under or in connection with the Secured Liabilities.

Parallel Debt means any amount which a Security Party owes to the Security Trustee under this Clause.

32.2	Each Security Party irrevocably and unconditionally undertakes to pay to the Security Trustee amounts equal to, and in the currency or currencies of, its Corresponding Debt.

32.3	The Parallel Debt of each Security Party:

(a)	shall become due and payable at the same time as its Corresponding Debt;

(b)	is independent and separate from, and without prejudice to, its Corresponding Debt.

32.4	For purposes of this Clause, the Security Trustee:

(a)	is the independent and separate creditor of each Parallel Debt;

(b)

acts in its own name and not as agent, representative or trustee of the Creditor Parties and its claims in respect of each Parallel Debt and any security granted to secure such Parallel Debt shall not be held on trust; and

(c)

shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

32.5

The Parallel Debt of the Borrower or a Guarantor shall be (a) decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged and (b) increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of the Borrower or a Guarantor shall be (x) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged and (y) increased to the extent its Parallel Debt has increased, in each case proved that the Parallel Debt of the Borrower or a Guarantor shall never exceed its Corresponding Debt.

32.6

All amounts received or recovered by the Security Trustee in connection with this Clause, to the extent permitted by applicable law, shall be applied in accordance with Clause 18 (Applicable of Receipts).

33	LAW AND JURISDICTION

33.1

Governing law. THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS (EXCEPT AS OTHERWISE PROVIDED IN A FINANCE DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

33.2	Consent to Jurisdiction.

(a)

Each of the Borrower and the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Finance Documents to which such Security Party is a party or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)

Nothing in this Clause 33.2 shall affect the right of a Creditor Party to bring any action or proceeding against a Security Party or its property in the courts of any other jurisdictions where such action or proceeding may be heard.

(c)	Each of the Borrower and the Guarantors hereby irrevocably and unconditionally waives to the fullest extent it may legally and effectively do so:

(i)

any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Finance Document to which it is a party in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and

(ii)

any immunity from suit, the jurisdiction of any court in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Finance Document or from any legal process with respect to itself or its property (including without limitation attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process), and to the extent that in any such jurisdiction there may be attributed to such person such an immunity (whether or not claimed), such person hereby irrevocably agrees not to claim such immunity.

(d)

Each of the Borrower and the Guarantors also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to its address specified in Clause 29.2. Each of the Borrower and the Guarantors also agrees that service of process may be made on it by any other method of service provided for under the applicable laws in effect in the State of New York.

33.3

Creditor Party rights unaffected. Nothing in this Clause 33 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

33.4	Meaning of “proceedings”. In this Clause 33, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

34	WAIVER OF JURY TRIAL

34.1

WAIVER. EACH OF THE BORROWER, THE GUARANTORS AND THE CREDITOR PARTIES MUTUALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

35	PATRIOT ACT notice

35.1

PATRIOT Act Notice. Each of the Agent and the Lenders hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the Patriot Act and the policies and practices of the Agent and each Lender, the Agent and each of the Lenders is required to obtain, verify and record certain information and documentation that identifies each Security Party, which information includes the name and address of each Security Party and such other information that will allow the Agent and each of the Lenders to identify each Security Party in accordance with the PATRIOT Act.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

EXECUTION PAGE

WHEREFORE, the parties hereto have caused this Loan Agreement to be executed as of the date first above written.

ABN AMRO CAPITAL USA LLC, as Lender, Mandated Lead Arranger, Bookrunner, Structuring Bank, Agent, and Security Trustee

By:	/s/ Jane Freeberg Sarma
Name:	Jane Freeberg Sarma
Title:	Attorney-in-fact

By:	/s/ Ashley Laurie
Name:	Ashley Laurie
Title:	Attorney-in-fact

ABN AMRO N.V., as Swap Bank

By:	/s/ Jane Freeberg Sarma
Name:	Jane Freeberg Sarma
Title:	Attorney-in-fact

By:	/s/ Ashley Laurie
Name:	Ashley Laurie
Title:	Attorney-in-fact

CRéDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender, Mandated Lead Arranger, Bookrunner, Structuring Bank and Swap Bank

By:	/s/ Jane Freeberg Sarma
Name:	Jane Freeberg Sarma
Title:	Attorney-in-fact

CIT FINANCE LLC, as Mandated Lead Arranger and Bookrunner

By:	/s/ Andrea Zana
Name:	Andrea Zana
Title:	Director

CIT BANK, as Lender and Swap Bank

By:	/s/ Andrea Zana
Name:	Andrea Zana
Title:	Director

EAGLE BULK SHIPPING INC., as Borrower By: /s/ Adir Katzav_________________ Name: Adir Katzav Title: Chief Financial Officer

Avocet Shipping LLC

Bittern Shipping LLC

Canary Shipping LLC

Cardinal Shipping LLC

Condor Shipping LLC

Crane Shipping LLC

Crested Eagle Shipping LLC

Crowned Eagle Shipping LLC

Egret Shipping LLC

Falcon Shipping LLC

Gannet Shipping LLC

Golden Eagle Shipping LLC

Goldeneye Shipping LLC

Grebe Shipping LLC

Harrier Shipping LLC

Hawk Shipping LLC

Ibis Shipping LLC

Imperial Eagle Shipping LLC

Jaeger Shipping LLC

Jay Shipping LLC

Kestrel Shipping LLC

Kite Shipping LLC

Kittiwake Shipping LLC

Kingfisher Shipping LLC

Martin Shipping LLC

Merlin Shipping LLC

Nighthawk Shipping LLC

Oriole Shipping LLC

Osprey Shipping LLC

Owl Shipping LLC

Peregrine Shipping LLC

Petrel Shipping LLC

Puffin Shipping LLC

Redwing Shipping LLC

Roadrunner Shipping LLC

Sandpiper Shipping LLC

Shrike Shipping LLC

Skua Shipping LLC

Sparrow Shipping LLC

Stellar Eagle Shipping LLC

Tern Shipping LLC

Thrasher Shipping LLC

Thrush Shipping LLC

Woodstar Shipping LLC

Wren Shipping LLC, as Guarantors

as Guarantors

By:   /s/ Adir Katzav_______________

Name: Adir Katzav

Title: Chief Financial Officer

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment

ABN AMRO Capital USA LLC

Address for Notices:

100 Park Avenue, 17th Floor

New York, NY 10017

United States

Attention: Wudasse Zaudou

Facsimile: +917-284-6697

Email: Wudasse.zaudou@abnamro.com

Telephone: +917-284-6915

with a copy to:

100 Park Avenue, 17th Floor

New York, NY 10017

United States

Attention: Rajbir Talwar

Facsimile: +917-284-6697

Email: Rajbir.talwar@abnamro.com

Telephone: +917-284-6850

	100 Park Avenue, 17th Floor New York, NY 10017 United States	Term loan: $ 75,000,000 Revolving loan: $ 16,666,666.67
Lender	Lending Office	Commitment

Crédit Agricole Corporate and Investment Bank

Address for Notices:

9, quai du Président Paul Doumer

92920 Paris La Défense Cedex

France

Tel:+33141892079

Fax:+33141891934

Email: jerome.duval@ca-cib.com,

michael.choina@ca-cib.com, CFOBox@cacib.

com

With a copy to:

1301 Avenue of the Americas

NewYork, NY 10019

Tel: 212-261-4039 / 212-261-7363

Fax: 917-849-6380 / 917-849-5583

Email: jerome.duval@ca-cib.com,

michael.choina@ca-cib.com

Attention: Jerome Duval, Michael Choina

	9, quai du Président Paul Doumer 92920 Paris La Défense Cedex France	Term loan: $ 75,000,000 Revolving loan: $ 16,666,666.67

And a copy to:

Dept: Agency and Middle-Office for Shipping

9 quai du President Paul Doumer

92920 Paris la Defense Cedex, France

Tel:+33141892079

Fax:+33141891934

Email: marieclaire.vanderperre@ca-cib.com,

sylvie.godetcouery@ca-cib.com,

clementine.costil@ca-cib.com

Lender	Lending Office	Commitment

CIT Bank

Address for Notices:

11 West 42nd Street

New York, New York 10036

USA

Attention: Chief Legal Counsel, Transportation Finance

Facsimile: +1(212) 461 5402

Email: maritime_compliance@cit.com

maritimefinancelegal@cit.com

	11 West 42nd Street New York, New York 10036 USA	Term loan: $75,000,000.00 Revolving loan: $16,666,667

SCHEDULE 2

SWAP BANKS

Swap Bank	Booking Office

ABN AMRO Bank N.V.

Address for Notices:

ABN AMRO Securities USA LLC

100 Park Avenue, 17th Floor

New York, NY 10017

United States

Attention: MacGregor Stockdale

Email: macgregor.stockdale@abnamro.com

Telephone: +(917) 284 6738

ABN Amro Bank N.V. Gustav Mahlerlaan 10 1082 PP Amsterdam
Swap Bank	Booking Office

Credit Agricole Corporate and Investment Bank

Address for Notices:

1301 Avenue of the Americas

NewYork, NY 10019

Tel: (212) 261-7985

Email: valeria.penn@ca-cib.com

Attention: Valeria Penn

With a copy to:

Credit Agricole Corporate and Investment Bank

1301 Avenue of the Americas

NewYork, NY 10019

Tel: (212) 261-7363/(212) 261-4039

Email: jerome.duval@ca-cib.com / michael.choina@ca-cib.com

Attention: Jerome Duval / Michael Choina

Credit Agricole Corporate and Investment Bank 1301 Avenue of the Americas NewYork, NY 10019 Tel: (212) 261-7985 Email: valeria.penn@ca-cib.com Attention: Valeria Penn
Swap Bank CIT Bank Address for Notices: 11 West 42nd Street New York, New York 10036 USA Attention: Jay D’Auria Facsimile: 800-354-2304 Email: jay.dauria@cit.com Telephone: 973-740-5185	Booking Office 11 West 42nd Street New York, New York 10036 USA

SCHEDULE 3

DRAWDOWN NOTICE

To:          ABN AMRO Capital USA LLC, as Agent

100 Park Avenue, 17th Floor

New York, NY 10017

Attention: [●]

[Date]

DRAWDOWN NOTICE

1.

We refer to the loan agreement dated as of [●] (the “Loan Agreement”) among ourselves, as Borrower, the Guarantors referred to therein, the Lenders referred to therein, the Swap Banks referred to therein, the Mandated Lead Arrangers referred to therein, the Bookrunners referred to therein, the Structuring Banks referred to therein, and yourselves as Agent and as Security Trustee in connection with a facility of up to US$275,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2.	We request to borrow a [Term Loan Advance] [Revolving Advance] as follows:

(a)	Amount: US$[●];

(b)	Drawdown Date: [●];

(c)	Duration of the first Interest Period shall be [●] months [NB: for Term Loan Advance and first Revolving Advance only]; and

(d)	Payment instructions:

[●]

3.	We represent and warrant that:

(a)	no Event of Default or Potential Event of Default has occurred or would result from the borrowing of the Advance;

(b)

the representations and warranties in Clause 10 and those of the Borrower or any other Security Party which are set out in the other Finance Documents are true and not misleading as of the date of this Drawdown Notice and will be true and not misleading as of the Drawdown Date, in each case with reference to the circumstances then existing;

(c)	there has been no Material Adverse Effect; and

(d)

if the ratio set out in Clause 15.2 were applied immediately following the making of the Advance, the Borrower would not be required to provide additional Collateral or prepay part of the Loan under Clause 15.

4.	This notice cannot be revoked without the prior consent of the Majority Lenders.

Name

Title

for and on behalf of

[NAME OF BORROWER]

SCHEDULE 4

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(a)(i):

1.	A duly executed original of this Agreement and any Master Agreement.

2.

A copy of each Charter (and all addenda and supplements thereto), in form and substance acceptable to the Agent and certified as of a date reasonably near the date of the Drawdown Notice by an authorized person of the Borrower or Guarantor party thereto as being a true and correct copy thereof.

3.

Copies of certificates dated as of a date reasonably near the date of the Drawdown Notice, certifying that each of the Security Parties is duly incorporated or formed and in good standing under the laws of its jurisdiction of incorporation or formation.

4.

Copies of the constitutional documents and each amendment thereto of each of the Security Parties, certified as of a date reasonably near the date of the Drawdown Notice by an authorized person of such party as being a true and correct copy thereof.

5.

Copies of the resolutions of the directors (or equivalent governing body) and, where applicable, the shareholders (or equivalent equity holders), of each of the Security Parties authorizing the execution of each of the Finance Documents and each Charter to which that Security Party is a party and, in the case of the Borrower, authorizing an authorized person of the Borrower to give the Drawdown Notice and other notices required under the Finance Documents, in each case certified as of a date reasonably near the date of the Drawdown Notice by an authorized person of such party as being a true and correct copy thereof,

6.	An incumbency certificate in respect of the officers and directors (or equivalent) of each of the Security Parties and signature samples of any signatories to any Finance Document.

7.	The original or a certified copy of any power of attorney under which any Finance Document is executed on behalf of a Security Party.

8.

Copies of all consents which a Security Party requires to enter into, or make any payment under any Finance Document, each certified as of a date reasonably near the date of the Drawdown Notice by an authorized person of such party as being a true and correct copy thereof, or certification by such authorized person that no such consents are required.

9.

Copies of any mandates or other documents required in connection with the opening or operation of the Borrower Earnings Account, any Earnings Account and the Liquidity Account, each certified as of a date reasonably near the date of the Drawdown Notice by an authorized person of the Borrower or the relevant Guarantor as being a true and correct copy thereof.

10.	A copy of the Reorganization Plan Confirmation Order.

11.	Valuations of the Fair Market Value of the Ships, paid for by the Borrower but addressed to the Agent and dated not more than 14 days before service of the first Drawdown Notice.

12.	A list, prepared by the Borrower, delivered to the Agent and accepted by the Lenders, of Excluded Entities under Clause 27.2.

13.	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

PART B

The following are the documents referred to in Clause 9.1(b):

1.	A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part A(1).

2.

If the Drawdown Date is more than five (5) Business Days after the date of the Drawdown Notice, a bringdown certificate of each of the Security Parties certifying as of the Drawdown Date as to the absence of any amendments to the documents of such party referred to in paragraphs 4, 5 and 6 of Part A since the date of the Drawdown Notice.

3.	Certification by the Borrower as of the Drawdown Date for the Advance as to the matters described in Clauses 9.1(d) (other than 9.1(d)(iv) and (v)) and 9.1(e).

4.	Documentary evidence that:

(a)	the relevant Ship is definitively and permanently registered in the name of the relevant Guarantor under the Approved Flag;

(b)

the Mortgage has been registered against the relevant Ship as a valid first preferred ship mortgage in accordance with the laws of the jurisdiction of the Approved Flag on which such Ship is registered;

(c)	the Security Interests intended to be created by each of the Finance Documents have been duly perfected under applicable law;

(d)	the relevant Ship is in the absolute and unencumbered ownership of the relevant Guarantor save as contemplated by the Finance Documents;

(e)	the relevant Ship is insured in accordance with the provisions of Clause 13 of this Agreement and all requirements therein in respect of insurances have been complied with; and

(f)

the relevant Ship maintains the highest class for vessels of its type with the Classification Society free of any overdue recommendations and qualifications affecting class (which status shall be established by a Confirmation of Class Certificate issued by the Classification Society and dated a date reasonably near the First Drawdown Date (NB: a “Class Statement” or similar instrument shall not be acceptable for purposes of this clause)).

5.

A survey report addressed to the Agent dated not more than 30 days before the Drawdown Date from an independent marine surveyor acceptable to the Agent in respect of the physical condition of any Ship older than 15 years of age at the First Drawdown Date, which report shall confirm the condition of such Ship to the satisfaction of the Agent and the Lenders, in their sole discretion, provided that the Borrower or relevant Guarantor shall deliver to the Agent the survey report with respect to m/v KITE within 60 days after the First Drawdown Date.

6.

Documentary evidence that the relevant Guarantor has instructed the Classification Society as required by Clause 14.4 and a duly executed original of the Classification Society undertaking required by Clause 14.4.

7.	The following documents establishing that the relevant Ship will, as from the Drawdown Date, be managed by an Approved Manager on terms acceptable to the Agent:

(a)	a copy of each Approved Management Agreement, existing and certified as of the Drawdown Date by an authorized person of the relevant Security Party as being a true and correct copy thereof; and

(b)

copies of each Approved Manager’s Document of Compliance and of the relevant Ship’s ISSC and Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires), certified as of the Drawdown Date by an authorized person of the relevant Approved Manager as being a true and correct copy thereof.

8.	A favorable opinion from an independent insurance consultant acceptable to the Agent on matters relating to the insurances for the Ship.

9.	Evidence that the Minimum Liquidity amount has been funded in the Liquidity Account pursuant to Clause 19.3 of this Agreement and that the Revolving Credit Facility is not drawn to make such funding.

10.	Evidence that the Reorganization Plan has become effective.

11.	A favorable opinion of Watson, Farley & Williams LLP, New York counsel for the Creditor Parties, in form, scope and substance satisfactory to the Creditor Parties.

12.	Favorable legal opinions from lawyers appointed by the Borrower or the Agent on such matters concerning the laws of such relevant jurisdictions as the Agent may require.

SCHEDULE 5

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:	[Name of Agent] for itself and for and on behalf of the Borrower, [each other Security Party], the Security Trustee, each Lender and each Swap Bank, as defined in the Loan Agreement referred to below.

[Date]

1.

This Certificate relates to a Loan Agreement dated as of [●] (as amended or supplemented, the “Loan Agreement”) among (1) Eagle Bulk Shipping Inc. (the “Borrower”), (2) the guarantors named therein (the “Guarantors”), (3) the banks and financial institutions named therein as Lenders, (4) the banks and financial institutions named therein as Swap Banks, (5) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as Mandated Lead Arrangers and Bookrunners, (6) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as Structuring Banks, (7) ABN AMRO Capital USA LLC as Agent and (6) ABN AMRO Capital USA LLC as Security Trustee for a loan facility of up to $275,000,000.

2.	In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate and:

“Relevant Parties” means the Agent, the Borrower, each of the Guarantors, the Security Trustee, each Lender and each Swap Bank;

“Transferor” means [full name] of [lending office];

“Transferee” means [full name] of [lending office].

3.	The effective date of this Certificate is [●], provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4.

[The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [●]% of its Contribution, which percentage represents $[●].

5.

[By virtue of this Certificate and Clause 27 of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[●]] [from [●]% of its Commitment, which percentage represents $[●]] and the Transferee acquires a Commitment of $[●].]

6.

The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 27 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7.

The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 27 of the Loan Agreement.

8.	The Transferor:

(a)	warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and

(c)

undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose.

9.	The Transferee:

(a)	confirms that it has received a copy of the Loan Agreement and each of the other Finance Documents;

(b)	agrees that it will have no rights of recourse on any ground against the Transferor, the Agent, the Security Trustee, any Lender or any Swap Bank in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective;

(ii)	the Borrower or any other Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)

it proves impossible to realize any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or any other Security Party under any of the Finance Documents;

(c)

agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Lender or any Swap Bank in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)	that this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

10.

The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross negligence or willful misconduct of the Agent’s or the Security Trustee’s own officers or employees.

11.

The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

12.	The Transferee confirms that, immediately following the effective date of this Certificate, the Transferee will be a FATCA Exempt Party.

[Name of Transferor]	[Name of Transferee]

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Agent Signed for itself and for and on behalf of itself as Agent and for every other Relevant Party ABN AMRO CAPITAL USA LLC

By:
Name:
Title:
Date:

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person
(Loan Administration Department):

Telephone:

Fax:

Contact Person
(Credit Administration Department):

Telephone:

Fax:

Account for payments:

Note:

This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor’s interest in the security constituted by the Finance Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

SCHEDULE 6

DESIGNATION NOTICE

ABN AMRO Capital USA LLC, as Agent

100 Park Avenue, 17th Floor

New York, NY 10017

Attention: [●]

[Date]

Dear Sirs

Loan Agreement dated as of [●] (as amended or supplemented, the “Loan Agreement”) made between (i) ourselves as Borrower, (ii) the Guarantors named therein, (iii) the Lenders named therein, (iv) the Swap Banks named therein, (v) the Mandated Lead Arrangers named therein, (vi) the Bookrunners named therein, (vii) the Structuring Banks named therein, (viii) yourselves as Agent and (ix) yourselves as Security Trustee.

We refer to:

1.	the Loan Agreement;

2.	the Master Agreement dated [●] made between ourselves and [●]; and

3.	a Confirmation dated [●] delivered pursuant to the said Master Agreement and addressed by [●] to us.

In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a “Designated Transaction” for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully,

...............................................................

[Name of Borrower]

SCHEDULE 7

list of approved brokers

Braemar

Compass Maritime

Clarksons

ICAP

Lorentzen & Stemoco

Maritime Strategies International

R.S. Platou

Fearnleys

SCHEDULE 8

list OF SHIPS

	Ship	Official Number	Name of Owner/Guarantors	Built	Age (Years)
1	Avocet	3819	Avocet Shipping LLC	2010	4.7
2	Bittern	3710	Bittern Shipping LLC	2009	5.0
3	Canary	3777	Canary Shipping LLC	2009	4.8
4	Cardinal	2349	Cardinal Shipping LLC	2004	10.3
5	Condor	2238	Condor Shipping LLC	2001	13.8
6	Crane	3817	Crane Shipping LLC	2010	4.7
7	Crested Eagle	3477	Crested Eagle Shipping LLC	2009	5.7
8	Crowned Eagle	3413	Crowned Eagle Shipping LLC	2008	5.9
9	Egret Bulker	3818	Egret Shipping LLC	2010	4.7
10	Falcon	2239	Falcon Shipping LLC	2001	13.0
11	Gannet Bulker	3902	Gannet Shipping LLC	2010	4.5
12	Golden Eagle	3794	Golden Eagle Shipping LLC	2010	4.7
13	Goldeneye	3248	Goldeneye Shipping LLC	2002	12.7
14	Grebe Bulker	3905	Grebe Shipping LLC	2010	4.4
15	Harrier	2240	Harrier Shipping LLC	2001	13.1
16	Hawk I	2237	Hawk Shipping LLC	2001	13.8
17	Ibis Bulker	3946	Ibis Shipping LLC	2010	4.3
18	Imperial Eagle	3820	Imperial Eagle Shipping LLC	2010	4.6
19	Jaeger	2659	Jaeger Shipping LLC	2004	9.9
20	Jay	3972	Jay Shipping LLC	2010	4.2
21	Kestrel I	2658	Kestrel Shipping LLC	2004	10.4
22	Kite	2352	Kite Shipping LLC	1997	17.3
23	Kittiwake	2882	Kittiwake Shipping LLC	2002	12.3
24	Kingfisher	3974	Kingfisher Shipping LLC	2010	4.2
25	Martin	3973	Martin Shipping LLC	2010	4.1
26	Merlin	2488	Merlin Shipping LLC	2001	13.6
27	Nighthawk	4193	Nighthawk Shipping LLC	2011	3.6
28	Oriole	4303	Oriole Shipping LLC	2011	3.4
29	Osprey I	2355	Osprey Shipping LLC	2002	12.3
30	Owl	4337	Owl Shipping LLC	2011	3.3
31	Peregrine	2353	Peregrine Shipping LLC	2001	13.5
32	Petrel Bulker	4338	Petrel Shipping LLC	2011	3.2
33	Puffin Bulker	4339	Puffin Shipping LLC	2011	3.1
34	Redwing	3271	Redwing Shipping LLC	2007	7.3
35	Roadrunner Bulker	4340	Roadrunner Shipping LLC	2011	3.1
36	Sandpiper Bulker	4341	Sandpiper Shipping LLC	2011	3.0
37	Shrike	2876	Shrike Shipping LLC	2003	11.5
38	Skua	2885	Skua Shipping LLC	2003	11.4
39	Sparrow	2354	Sparrow Shipping LLC	2000	14.6
40	Stellar Eagle	3521	Stellar Eagle Shipping LLC	2009	5.5

Ship	Official Number	Name of Owner/Guarantors	Built	Age (Years)

41	Tern	2657	Tern Shipping LLC	2003	11.8
42	Thrasher	3788	Thrasher Shipping LLC	2010	4.7
43	Thrush	4106	Thrush Shipping LLC	2011	3.8
44	Woodstar	3369	Woodstar Shipping LLC	2008	6.0
45	Wren	3236	Wren Shipping LLC	2008	6.3

Appendix A

FORM OF ASSIGNMENT OF CHARTER

THIS ASSIGNMENT OF CHARTER, dated [●], 2014 (this “Assignment”), is made by [●] SHIPPING LLC, a limited liability company formed in the Republic of The Marshall Islands (the “Assignor”), to and in favor of ABN AMRO CAPITAL USA LLC as Security Trustee (the “Assignee”, which expression includes its successors and assigns) for the Lenders and the Swap Banks. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement (as defined below).

WHEREAS:

1.     The Assignor is the sole owner of the whole of the vessel [●] registered under the laws and flag of the Republic of The Marshall Islands, Official Number [●] (the “Ship”).

2.     The Assignor has chartered the Ship to [●], a [corporation incorporated] [limited liability company formed] [company organized] in [●] (the “Charterer”), pursuant to the terms of a [time] charter agreement dated [●] (as the same may be amended or supplemented from time to time, the “Charter”) between the Assignor and the Charterer.

3.     Pursuant to and subject to the conditions contained in a loan agreement dated as of October ___, 2014 (as the same may be amended or supplemented from time to time, the “Loan Agreement”) among (i) Eagle Bulk Shipping, Inc. as borrower (the “Borrower”), (ii) the Guarantors named therein, including the Assignor, (iii) the banks and financial institutions named therein as lenders (together with their successors and assigns, the “Lenders”), (iv) the banks and financial institutions named therein as swap banks (together with their successors and assigns, the “Swap Banks”), (v) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as mandated lead arrangers, (vi) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as bookrunners, (vii) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as structuring banks, (viii) ABN AMRO Capital USA LLC as Agent (which expression includes its successors and assigns) and (ix) the Assignee as Security Trustee, the Lenders have agreed to make available to the Borrower term and revolving loan facilities (together, the “Loan Facilities”) in the amounts described therein.

4.      The Borrower may from time to time enter into one or more Master Agreements with one or more of the Swap Banks, pursuant to which the Borrower and such Swap Bank or Swap Banks may enter into Transactions (as such term is defined in said Master Agreements), each as evidenced by a Confirmation (as such term is defined in said Master Agreements), providing for, among other things, the payment of certain amounts by the Borrower to the Swap Banks to protect the Borrower against the risk of interest rate fluctuations in respect of the Loan Agreement (said Master Agreements and the respective Schedules thereto and any Confirmations exchanged thereunder, the “Master Agreements”).It is one of the conditions precedent under the Loan Agreement to the availability of the Loan Facilities that the Assignor executes and delivers this Assignment in favor of the Assignee as security for the Secured Liabilities and the performance and observance of and compliance with the covenants, terms and conditions contained in the Finance Documents and the Master Agreements to which the Assignor is or is to be a party (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby agrees with the Assignee as follows:

SECTION 1.     Assignment. (a) As security for the Obligations, the Assignor hereby grants to the Assignee, for the benefit of the Lenders and the Swap Banks, a continuing, first priority security interest in and to all of the Assignor’s right, title and interest in, to and under the following property, whether now owned or existing or hereafter from time to time acquired or coming into existence (collectively, the “Collateral”):

(i)       the Charter;

(ii)      all claims, rights, remedies, powers and privileges for moneys due and to become due to the Assignor pursuant to the Charter;

(iii)     all claims, rights, remedies, powers and privileges for failure of the Charterer to meet any of its obligations under the Charter;

(iv)     the right to make all waivers, consents and agreements under the Charter;

(v)      the right to give and receive all notices and other instruments or communications under the Charter;

(vi)     the right to take such action, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Charter, or by law;

(vii)    the right to do any and all other things whatsoever which the Assignor is, or may be, entitled to do under the Charter including, without limitation, termination of the Charter pursuant to the terms and conditions stated therein; and

(viii)   any proceeds of the foregoing.

(b)     Upon the payment and performance in full of the Obligations, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to the Assignor. Upon any such termination, the Assignee will, at the Assignor’s expense, execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination.

(c)     For the avoidance of doubt, so long as no Event of Default has occurred and is continuing, the Assignor shall be entitled, subject to the other provisions of this Assignment and the other Finance Documents, to exercise its rights under the Charter.

SECTION 2.     Notice and Consent. The Assignor hereby covenants and agrees that it will upon the execution and delivery of this Assignment:

(a)     procure that notice of this Assignment in substantially the form of Annex A attached hereto shall be duly given to the Charterer; and

(b)     use reasonable commercial efforts to cause the Charterer to execute a consent to this Assignment in the form of Annex B attached hereto (or such other form agreed between the Assignor and the Assignee).

SECTION 3.     Assignor to Remain Liable. Anything herein contained to the contrary notwithstanding:

(a)     The Assignor shall at all times remain fully liable under the Charter to perform all of the duties and obligations assumed by it thereunder to the same extent as if this Assignment had not been executed, and the Assignee shall have no obligation or liability under the Charter by reason of or arising out of this Assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any of the duties or obligations of the Assignor under or pursuant to the Charter or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times; and

(b)     No notice, request or demand under the Charter shall be valid as against the Assignee unless and until a copy thereof is furnished to the Assignee.

SECTION 4.     Event of Default. Upon the occurrence of an Event of Default and so long as such Event of Default shall be continuing:

(a)     In addition to its rights under Clause 20.2 of the Loan Agreement, the Assignee shall have the right (but not the obligation) to assume the Assignor’s position in the Charter and in such capacity perform the Assignor’s obligations under the Charter and to exercise the Assignor’s rights under the Charter;

(b)     The Assignor shall forthwith, and the Assignee may at any time thereafter, instruct the Charterer to deliver directly to the Assignee copies of all notices and other instruments, certificates, reports and communications required or permitted to be given or made by the Charterer to the Assignor pursuant to the Charter; and

(c)     The Assignor shall do or permit to be done each and every act or thing which the Assignee may from time to time reasonably require to be done for the purpose of enforcing the Assignee’s rights under this Assignment and the Charter.

SECTION 5.     Assignee Appointed Attorney-in-Fact. (a) The Assignor hereby constitutes the Assignee, its successors and assigns, its true and lawful attorney, irrevocably, with full power of substitution (in the name of the Assignor), upon the occurrence of an Event of Default and so long as such Event of Default shall be continuing, to carry out the provisions of this Assignment and to take any action and execute any instruments which the Assignee may deem necessary or advisable to accomplish the purposes hereof, including without limitation, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem necessary or advisable in the premises, including, without limitation, termination of the Charter to the extent permitted by the terms thereof.

(b)     The Assignor hereby further authorizes the Assignee to file Financing Statements (including Form UCC-l and UCC-3) and amendments thereto as provided in Article 9 of the Uniform Commercial Code, and any other instrument of like effect, as the Assignee may reasonably deem necessary in connection with the perfection of the Assignee’s security interest in the Collateral.

(c)     The powers and authority granted to the Assignee herein have been given for valuable consideration, are coupled with an interest and are hereby declared to be irrevocable.

SECTION 6.     No Waiver. No failure on the part of the Assignee to exercise, and no delay in exercising, any right, remedy, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise by the Assignee of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the Assignee under this Assignment are cumulative and may be exercised (where possible to do so) singly, concurrently, successively and/or in conjunction with or apart from and without prejudice to any other rights and remedies available to the Assignee under the other Loan Documents or the Master Agreements and are not exclusive of any rights or remedies provided by law.

SECTION 7.     Further Assurances. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee and at the reasonable expense of the Assignor, it shall promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem necessary in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

SECTION 8.     Amendments. No amendment or waiver of any provision of this Assignment, nor consent to any departure by the Assignor herefrom, shall be effective unless the same shall be in writing and signed by the Assignor and the Assignee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9.     Notices. Any notice, demand or other communication to be given under, or for the purpose of this Assignment shall be made as provided in Clause 29 of the Loan Agreement.

SECTION 10.     Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD FOR ITS CONFLICT OF LAWS PRINCIPLES).

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, the Assignor has executed and delivered this Assignment of Charter on the date first above written.

[●] SHIPPING LLC, as Assignor

By:
Name:
Title:

ANNEX A

NOTICE OF ASSIGNMENT

To:          [●], as Charterer

[Address]

PLEASE TAKE NOTICE that, pursuant to an Assignment of Charter dated [●], 2014 (the “Assignment”) made by the undersigned to and in favor of ABN AMRO Capital USA LLC as Security Trustee (the “Assignee”), the undersigned has granted to the Assignee a continuing, first priority security interest in and to all of the undersigned’s right, title and interest in, to and under the Time Charter dated [●] (the “Charter”) between the undersigned as Owner and [●] as charterer (the “Charterer”) for the Marshall Islands registered vessel [●] (the “Ship”), including without limitation:

(i)	all claims, rights, remedies, powers and privileges for moneys due and to become due to the undersigned pursuant to the Charter;

(ii)	all claims, rights, remedies, powers and privileges for failure of the Charterer to meet any of its obligations under the Charter;

(iii)	the right to make all waivers, consents and agreements under the Charter;

(iv)	the right to give and receive all notices and other instruments or communications under the Charter;

(v)	the right to take such action, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Charter, or by law;

(vi)

the right to do any and all other things whatsoever which undersigned is, or may be, entitled to do under the Charter including, without limitation, termination of the Charter pursuant to the terms and conditions stated therein; and

(vii)	any proceeds of the foregoing.

As from the date hereof and so long as the Assignment is in effect, you are hereby irrevocably authorized and instructed to pay all amounts from time to time due and payable to, or receivable by, the undersigned under the Charter to our account as follows:

Bank:	Wells Fargo Bank NA, San Francisco, CA
ABA No.	121000248
Swift Code:	WFBIUS6S
Account No:	4122099799
Beneficiary:	ABN AMRO Capital USA LLC
Ref:	Eagle Bulk Shipping Inc.,

or to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due in accordance with the terms of the Charter.

Please confirm your consent to the Assignment by executing and returning the Consent and Agreement attached below.

Dated: [●], 2014

[●] SHIPPING LLC By: _______________________________ Name: Title:

ANNEX B

CONSENT AND AGREEMENT

TO:          ABN AMRO Capital USA LLC, as Security Trustee

100 Park Avenue, 17th Floor

New York, NY 10017

Attention: Wudasse Zaudou

The undersigned refers to the notice (the “Notice”) given to them by [●] Shipping LLC (the “Assignor”) in respect of the Assignment of Charter dated [●], 2014 (the “Assignment”) made by the Assignor to and in favor of you (the “Assignee”). Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Notice.

The undersigned, as Charterer, in consideration of one dollar ($1.00) lawful money of the United States of America paid to it, hereby acknowledges receipt of the Notice, consent and agrees to the Assignment and to all of the respective terms thereof and hereby confirm and further agrees that:

(a)	The Charter is in full force and effect and is the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

(b)

As from the date hereof and so long as the Assignment is in effect, the undersigned will pay all amounts from time to time due and payable to, or receivable by, the Assignor under the Charter to the Assignor’s account as follows:

Bank:	Wells Fargo Bank NA, San Francisco, CA
ABA No.	121000248
Swift Code:	WFBIUS6S
Account No:	4122099799
Beneficiary:	ABN AMRO Capital USA LLC
Ref:	Eagle Bulk Shipping Inc.,

or to such other account as the Assignee may direct by notice in writing to us from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due in accordance with the terms of the Charter.

(c)	Upon receipt by the undersigned of notice from the Assignee that an event of default has occurred and is continuing in respect of the Assignment:

(i)

the undersigned acknowledges and agrees that the Assignee shall have the right but not the obligation to perform the Assignor’s obligations under the Charter and to exercise the Assignor’s rights under the Charter;

(ii)

the undersigned shall deliver to the Assignee at its address above copies of all notices and other instruments, certificates, reports and communications required or permitted to be given or made to the Assignor pursuant to the Charter; and

(iii)	the undersigned shall fully cooperate with the Assignee in exercising rights available to the Assignee under the Assignment.

This Consent and Agreement shall be governed by the laws of the State of New York and may be relied on by the Assignor and the Assignee.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Consent and Agreement to be duly executed.

Dated: [●], 2014

[●], as Charterer By: _____________________________ Name: Title:

Appendix B

FORM OF COMPLIANCE CERTIFICATE

EAGLE BULK SHIPPING INC.

477 Madison Avenue

New York, NY 10022

Via Courier

ABN AMRO Capital USA LLC

100 Park Avenue, 17th Floor

New York, NY 10017

Attention: Wudasse Zaudou

Date: [●]

Dear Sirs:

Compliance Certificate for the [Three] [Twelve] month Period Ended [●] (the “Reporting Period”)

This Compliance Certificate is being delivered to you in connection with the Loan Agreement dated as of October [●], 2014 (as amended or supplemented, the “Loan Agreement”) among (i) Eagle Bulk Shipping Inc. as borrower (the “Borrower”), (ii) the companies listed in Schedule 8 thereto as joint and several guarantors (the “Guarantors”), (iii) the banks and financial institutions named therein as Lenders, (iv) the banks and financial institutions listed therein as Swap Banks, (v) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC, as Bookrunners and Mandated Lead Arrangers, (vi) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as Structuring Banks and (vii) ABN AMRO Capital USA LLC as Agent (in such capacity, the “Agent”) and Security Trustee. Capitalized terms not otherwise defined herein shall have the meaning provided for in the Loan Agreement.

I am the [Chief Financial Officer] of the Borrower and in such capacity I hereby certify to the Agent that:

1.	Attached hereto are:

(a)	a true, correct and complete copy of the [unaudited][1] [audited][2] consolidated financial statements for the Borrower and its subsidiaries for the Reporting Period.

(b)	Cash flow projections, together with supporting documents for the Reporting Period[3].

(c)	[Two written appraisal reports showing the Fair Market Value of the Ships.][4]

____________________________

1 To be prepared and delivered no later than 90 days after the end of each quarter of each Fiscal Year.

2 To be prepared and delivered no later than 120 days after the end of each Fiscal Year.

3 To be prepared [and delivered] 30 days prior to the beginning of each Fiscal Year.

4 To be included with Certificate delivered with the second quarterly and annual financial statements.

2.	I have reviewed such financial statements and they fairly present the financial condition and the results of operations of the Borrower and its subsidiaries for the Reporting Period.

3.	As per the calculations in Annex A attached hereto:

(a)	Maximum leverage. The ratio of Consolidated Funded Debt for the Reporting Period to Consolidated Total Capitalization for the Reporting Period was not more than 0.65:1.0;

(b)	Minimum Interest Coverage. The Minimum Interest Coverage Ratio was not less than 2.50:1.00 for the [first] [second] [third] [fourth] quarter of the Reporting Period[5];

(c)	Minimum liquidity. On the last day of the Reporting Period, the Borrower’s Liquidity was not less than:

(i)	[$20,000,000] [$500,000 for each of the Ships];[6] and

(d)

[Security Cover. As at the date hereof and at all times during the accounting period covered by the financial statements referred to above, the Security Value (as evidenced by the appraisal reports delivered pursuant to paragraph 1(d) above) plus the net realizable value of any additional Collateral previously provided under Clause 15 of the Loan Agreement was not less than [150 percent of the Loan][7] [157.5 percent of the Loan][8] [165 percent of the Loan][9].] [to be included along with appraisal reports]

4.

I have reviewed the Loan Agreement and each of the other Finance Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions contemplated by the Loan Agreement and each of the other Finance Documents for the accounting period covered by the financial statements referred to above, and such review has not disclosed the existence during or at the end of such accounting period of an Event of Default or of any Potential Event of Default or any other event which might adversely and materially affect any Security Party’s ability to perform its obligations under the Loan Agreement or any of the other Finance Documents to which it is a party, and I do not have knowledge of the existence of any such event or condition as at the date of this Certificate [except [●] - describe the event or condition, the period of its existence and what action is being taken to remedy the same].

5.	Each of the Security Parties is in compliance with all of the covenants set forth in the Loan Agreement and the other Finance Documents to which it is a party.

6.	Except as otherwise previously disclosed, the representations and warranties stated in Clause 10 of the Loan Agreement (updated mutatis mutandis) are true and correct as of the date hereof.

____________________________

5 Commencing on the last day of the first fiscal quarter ending on or after the first anniversary of the Effective Date and on the last day of each succeeding fiscal quarter.

6 Insert the greater of the two figures.

7 Before the second anniversary of the First Drawdown Date.

8 On or after the second anniversary of the First Drawdown Date and prior to the third anniversary of the First Drawdown Date.

9 At all times thereafter.

__________________________

Name

Chief Financial Officer

ANNEX A

1.	Maximum leverage. The ratio of Consolidated Funded Debt for the Reporting Period to Consolidated Total Capitalization for the Reporting Period was not more than 0.65:1.0;

Actual = [●] to 1.00 based on:

Consolidated Funded Debt = $[●]

Consolidated Total Capitalization = $[●]

2.	Minimum liquidity. On the last day of the Reporting Period, the Borrower maintained:

(i)

[$20,000,000] [$500,000 for each of the Ships], in either case to be comprised of (A) at least 75% in cash held in the Liquidity Account and (B) no more than 25% in the form of Cash Equivalents or undrawn credit lines of one or more Security Parties, in each case, with remaining maturity of at least 1 year.

Number of vessels x $500,000 = $[●]

Actual = [●]

3.	Minimum Interest Coverage. The Minimum Interest Coverage Ratio was not less than 2.50:1.00 for the [first] [second] [third] [fourth] quarter of the Reporting Period[10].

Actual = [●] to 1.00 based on:

Trailing four quarter Consolidated EBITDA = $[●]

Trailing four quarter Consolidated Net Interest Expense = $[●]

4.

[Security Cover. As at the date hereof and at all times during the accounting period covered by the financial statements referred to above, the Security Value (as evidenced by the appraisal report delivered pursuant to paragraph 1(d) above) plus the net realizable value of any additional Collateral previously provided under Clause 15 of the Loan Agreement was not less than [150 percent of the Loan][11] [157.5 percent of the Loan][12] [165 percent of the Loan][13].

Actual = [●]% based on:

Most recent Fair Market Value appraisal reports delivered to the Agent = $[●]

____________________________

10 Commencing on the last day of the first fiscal quarter ending on or after the first anniversary of the Effective Date and on the last day of each succeeding fiscal quarter.

11 Before the second anniversary of the First Drawdown Date.

12 On or after the second anniversary of the First Drawdown Date and prior to the third anniversary of the First Drawdown Date.

13 At all times thereafter.

Loan (aggregate principal amount outstanding) = $[●]

[Net Realizable Value of additional Collateral = $[●]]

Appendix C

PLEDGE AGREEMENT

(in respect of bank accounts)

__ October 2014

between

EAGLE BULK SHIPPING INC.

and the other companies as listed IN

SCHEDULE 1

as Pledgors

and

ABN AMRO CAPITAL USA LLC

as Pledgee

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TABLE OF CONTENTS

Clause		Page

1	DEFINITIONS AND INTERPRETATION	1
2	CREATION OF SECURITY	3
3	REPRESENTATIONS AND WARRANTIES	3
4	UNDERTAKINGS	4
5	ENFORCEMENT	5
6	FURTHER ASSURANCES AND POWER OF ATTORNEY	6
7	TERMINATION	7
8	ASSIGNMENT	7
9	NOTICES	8
10	MISCELLANEOUS	8
11	ACCEPTANCE	9
12	GOVERNING LAW AND JURISDICTION	9

SCHEDULES

SCHEDULE 1

the pledgors

SCHEDULE 2

Accounts

SCHEDULE 3

notice of pledge – account bank

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THIS PLEDGE AGREEMENT is dated __ October 2014 and made between:

(1)	THE COMPANIES LISTED IN SCHEDULE 1, each a corporation or limited liability company, as the case may be, organised and existing under the laws of the Republic of the Marshall Islands;

each a Pledgor; and

ABN AMRO CAPITAL USA LLC, having its office at 100 Park Avenue, 17th Floor, New York, NY 10017 (in its capacity as Security Trustee for and on behalf of the Lenders, the Swap Banks and the Agent under the Finance Documents and/or in its capacity as sole creditor under each Parallel Debt, in all capacities, the Pledgee).

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

1.1.1	Capitalised terms used but not defined in this Agreement shall have the meaning given thereto in the Loan Agreement.

1.1.2	In this Agreement:

Accounts means any and all present and future bank accounts maintained by each Pledgor from time to time with the Account Bank, including such Pledgor’s respective Earnings Account and the Liquidity Account.

Account Bank means ABN AMRO Bank N.V. with which any Pledgor (now or in the future) maintains an Account.

Account Right(s) means any and all rights and claims (vorderingsrechten) whether present or future, whether actual or contingent, of each Pledgor with respect to or against the Account Bank in respect of any Account maintained by such Pledgor or in respect of any other deposit made by such Pledgor with the Account Bank.

Agreement means this pledge agreement.

Enforcement Event means a default by any Security Party in the performance of the Secured Obligations (whether in whole or in part) provided that such default constitutes an Event of Default which is continuing.

Earnings Accounts means each account listed in Schedule 1 (Accounts) under the heading Earnings Accounts.

Liquidity Account means each account listed in Schedule 1 (Accounts) under the heading Liquidity Account.

Loan Agreement means the New York law loan agreement dated __ October 2014 between amongst others, Eagle Bulk Shipping Inc. as borrower, the companies, listed in schedule 8 thereto as joint and several guarantors, the banks and financial institutions listed in schedule 1 thereto as lenders, the banks and financial institutions listed in schedule 2 as swap banks, ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank, and CIT Finance LLC as mandated lead arrangers and as bookrunners, ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as structuring banks and ABN AMRO Capital USA LLC, as agent and as security trustee.

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Party means a party to this Agreement.

Right of Pledge means a right of pledge created by this Agreement in accordance with Clause 2 (Creation of security).

Secured Obligations means any and all obligations and liabilities consisting of monetary payment obligations (verbintenissen tot betaling van een geldsom) of the Borrower and/or any Guarantor, whether present or future, whether actual or contingent, whether as primary obligor or as surety, whether for principal, interest, costs or otherwise under or in connection with each Parallel Debt (and if at the time of the creation of a Right of Pledge, or at any time thereafter, a Corresponding Debt owed to the Pledgee cannot be validly secured through a Parallel Debt, such Corresponding Debt itself shall be the Secured Obligation).

1.2	Interpretation

1.2.1	Unless a contrary indication appears, any reference in this Agreement to:

(a)	a Clause or a Schedule shall, subject to any contrary indication, be construed as a reference to a clause or a schedule of this Agreement;

(b)

this Agreement, the Loan Agreement, a Master Agreement, a Finance Document or any other agreement or instrument includes all amendments, supplements, novations, restatements or re-enactments (without prejudice to any prohibition thereto) however fundamental and of whatsoever nature thereunder and includes without limitation (i) any increase or reduction in any amount available under the Loan Agreement, a Master Agreement or any other Finance Documents (as amended, supplemented, novated, restated or re-enacted) or any alteration of or addition to the purpose for which any such amount, or increased or reduced amount may be used, (ii) any facility provided in substitution of or in addition to the facilities originally made available thereunder, (iii) any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing, and (iv) any combination of the foregoing, and the Secured Obligations include all of the foregoing;

(c)

person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, partnership or other entity (whether or not having separate legal personality) or two or more of the foregoing;

(d)	the Pledgee, any Pledgor, the Account Bank or any other person includes its successors in title, permitted assigns and permitted transferees; and

(e)	a provision of law is a reference to that provision as amended or re-enacted.

1.2.2	Clause and Schedule headings are for ease of reference only. Schedules form an integral part of this Agreement.

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1.2.3

An Enforcement Event shall constitute a verzuim (as meant in paragraph 1 of Section 3:248 of the Dutch Civil Code) in the performance of the Secured Obligations or any part thereof, without summons or notice of default (aanmaning of ingebrekestelling) being sent or required.

1.2.4

In this Agreement, words and expressions importing the singular shall, where the context permits or requires, include the plural and vice versa and words and expressions importing the masculine shall, where the context permits or requires, include the feminine and neuter and vice versa.

2	creation of security

2.1	Right of pledge

Each Pledgor agrees with the Pledgee to create and creates in favour of the Pledgee, to the extent necessary in advance (bij voorbaat), a right of pledge (pandrecht) over each of its Account Rights as security for the Secured Obligations.

2.2	Perfection

2.2.1

Each Pledgor shall notify the Account Bank of each Right of Pledge by serving a notice substantially in the relevant form attached as Schedule 2 (Forms of Notice of Pledge) on the date of this Agreement.

2.2.2	Each Pledgor shall return the notice referred to in Clauses 2.2.1 duly acknowledged by the Account Bank within 5 Business Days from the date of notification.

2.3	General

2.3.1	Each Right of Pledge includes all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Account Rights.

2.3.2

Each Right of Pledge is in addition to, and shall not in any way be prejudiced by any other security (whether by contract or statute) now or subsequently held by any Creditor Party. The rights of the Pledgee under this Agreement are in addition to and not in lieu of those provided by law.

2.3.3

In accordance with paragraph 1 of Section 3:246 of the Dutch Civil Code, only the Pledgee is entitled to collect and receive payment of the Account Rights which are subject to a Right of Pledge and to exercise all rights of a Pledgor towards the Account Bank. Without prejudice to its entitlement to collect and receive payment and to exercise its rights, the Pledgee authorises, until further notice, the relevant Pledgor to withdraw and transfer monies from the Accounts (other than the Liquidity Account), all in accordance with the relevant provisions of the Loan Agreement.

3	REPRESENTATIONS and warranties

3.1.1	Each Pledgor makes the representations and warranties in this Clause 3 in respect of such Pledgor’s Account Rights existing on the date the representations or warranties are made.

3.1.2	On the date of this Agreement and on the date future Account Rights arise:

(a)	subject to any right of pledge arising from the general banking conditions (algemene bankvoorwaarden), each Right of Pledge is a first ranking right of pledge (pandrecht eerste in rang);

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(b)	its Account Rights have not been transferred, assigned, pledged, made subject to a limited right (beperkt recht) or otherwise encumbered (in advance (bij voorbaat)) to any person;

(c)	it is entitled (beschikkingsbevoegd) to pledge its Account Rights;

(d)	its Account Rights are capable of being transferred, assigned and pledged; and

(e)	its Account Rights are not subject to any attachment.

4	undertakings

4.1	General

The undertakings in this Clause 4 remain in force from the date of this Agreement until each Right of Pledge is terminated in respect of all Pledgors in accordance with Clause 7 (Termination).

4.2	Account Rights

Unless explicitly permitted under the Loan Agreement, without the prior written consent of the Pledgee, no Pledgor shall:

(a)	transfer, assign, pledge, make subject to a limited right (beperkt recht) or otherwise encumber its Account Rights;

(b)	release (kwijtschelden) or waive (afstand doen van) any of its Account Rights;

(c)	waive any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to its Account Rights;

(d)	agree with a court composition or an out-of-court composition (gerechtelijk of buitengerechtelijk akkoord) or enter into any settlement agreement in respect of its Account Rights; or

(e)	perform any act which adversely affects or may adversely affect its Account Rights or any Right of Pledge.

4.3	Information

4.3.1

Each Pledgor shall promptly inform the Pledgee of an occurrence of an event that may be relevant to the Pledgee with respect to its Account Rights or adversely affects or may adversely affect any Right of Pledge.

4.3.2

Each Pledgor shall promptly notify in writing, at its own cost, the existence of this Agreement and each Right of Pledge to any court process server (deurwaarder), bankruptcy trustee (curator), administrator (bewindvoerder) or similar officer in any jurisdiction or to any other person claiming to have a right to its Account Rights, and shall promptly send to the Pledgee a copy of the relevant correspondence.

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5	enforcement

5.1	Enforcement

Upon the occurrence of an Enforcement Event, the Pledgee shall have the right to enforce any Right of Pledge in accordance with Dutch law and any other applicable law and may take all (legal) steps and measures which it deems necessary or desirable for that purpose.

5.2	Enforcement waivers

5.2.1

The Pledgee shall not be obliged to give notice of a sale of any Account Rights to any Pledgor, debtors, holders of a limited right (beperkt recht) or persons who have made an attachment (beslag) on any of the Account Rights (as provided in Sections 3:249 and 3:252 of the Dutch Civil Code).

5.2.2	Each Pledgor waives its right to make a request to the court:

(f)

to determine that its Account Rights shall be sold in a manner deviating from the provisions of Section 3:250 of the Dutch Civil Code (as provided in paragraph 1 of Section 3:251 of the Dutch Civil Code); and

(g)

to collect and receive payment of its Account Rights after a Right of Pledge has been disclosed or as relevant, the authorisation has been terminated in accordance with Clause 2.2 (Perfection) (as provided in paragraph 4 of Section 3:246 of the Dutch Civil Code).

5.2.3	Each Pledgor waives its right to demand that the Pledgee:

(h)	shall first enforce any security granted by any other person, pursuant to Section 3:234 of the Dutch Civil Code;

(i)	shall first proceed against or claim payment from any other person or enforce any guarantee, before enforcing any Right of Pledge; and

(j)	pays for costs which a Pledgor has made in respect of its Account Rights pursuant to paragraph 2 of Section 3:233 of the Dutch Civil Code.

5.2.4

Each Pledgor waives its right (a) to set-off (verrekenen) its claims (if any) against the Pledgee under or in connection with this Agreement against the Secured Obligations and (b) if it has granted security for any other person’s obligations, to invoke the suspension or the termination of its liability for any Secured Obligations pursuant to Section 6:139 of the Dutch Civil Code.

5.3	Application of monies

Subject to the mandatory provisions of Dutch law on enforcement, all monies received or realised by the Pledgee in connection with the enforcement of any Right of Pledge or collection of any of the Account Rights following an Enforcement Event shall be applied by the Pledgee in accordance with the relevant provisions of the Loan Agreement.

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6	further assurances and power of attorney

6.1	Further assurances

6.1.1

The Pledgee is entitled to present this Agreement and any other document pursuant to this Agreement for registration to any office, registrar or governmental body (including the Dutch tax authorities) in any jurisdiction.

6.1.2

If no valid right of pledge is created pursuant to this Agreement in respect of any Account Right, each Pledgor irrevocably and unconditionally undertakes to pledge to the Pledgee such Account Right as soon as it becomes available for pledging, by way of supplemental agreements or deeds or other instruments on the same (or similar) terms of this Agreement.

6.1.3	Each Pledgor shall at its own reasonable cost execute any instrument, provide such assurances and do all acts and things as may be necessary for:

(k)	perfecting, preserving or protecting any Right of Pledge created (or intended to be created) by, or any of the rights of the Pledgee under this Agreement;

(l)	exercising any power, authority or discretion vested in the Pledgee under this;

(m)	ensuring that any Right of Pledge and any obligations of such Pledgor under this Agreement shall inure to the benefit of any successor, transferee or assignee of the Pledgee; or

(n)	facilitating the collection of any of its Account Rights or the enforcement of a Right of Pledge or any part thereof in the manner contemplated by this Agreement.

6.2	Recourse claims and subrogated claims

6.2.1	No rights of subrogation accrue to a Pledgor.

6.2.2

Each Pledgor agrees that any conditional or unconditional claim which that Pledgor may be entitled to bring in recourse against another Security Party (including any claim pursuant to Section 6:13 of the Dutch Civil Code) and any subrogation right which have accrued notwithstanding Clause 6.2.1 (the Recourse and Subrogation Claims) is subordinated now, respectively from the moment such Recourse and Subrogation Claim comes into existence, to all present and future claims that the Pledgee may have or acquire against a Pledgor in connection with the obligations under this Agreement any other Finance Document.

6.2.3

Unless otherwise directed by the Pledgee, each Pledgor agrees that the Recourse and Subrogation Claims cannot be set-off and cannot become due and payable until all Secured Obligations have been fully and unconditionally discharged.

6.2.4

As security for the Secured Obligations, each Pledgor agrees to pledge and pledges, to the extent necessary in advance, in favour of the Pledgee all of its rights pursuant to the Recourse and Subrogation Claims. Each Pledgor represents that it is authorised to grant such right of pledge and that each right of pledge has been notified to it in its capacity as debtor in respect of any Recourse and Subrogation Claim.

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6.3	Power of attorney

6.3.1

Each Pledgor irrevocably and unconditionally appoints the Pledgee as its attorney (gevolmachtigde) for as long as any of the Secured Obligations are outstanding for the purposes of doing in its name all acts and executing, signing and (if required) registering in its name all documents which such Pledgor itself could do, execute, sign or register in relation to any of its Account Rights or this Agreement.

6.3.2

It is expressly agreed that the appointment under Clause 6.3.1 will only be exercised by the Pledgee if a Pledgor has not acted in accordance with the provisions of this Agreement, and is given with full power of substitution and also applies to any situation where the Pledgee acts as such Pledgor's counterparty (Selbsteintritt) within the meaning of Section 3:68 of the Dutch Civil Code or as a representative of a Pledgor's counterparty.

7	Termination

7.1	Continuing

7.1.1

Each Right of Pledge shall remain in full force and effect, until all Secured Obligations have been irrevocably and unconditionally paid in full (to the Pledgee’s satisfaction), unless terminated by the Pledgee pursuant to Clause 7.2 (Termination by Pledgee).

7.1.2	In case a Right of Pledge is terminated, the Pledgee shall promptly at the request and expense of the relevant Pledgor provide written evidence to the relevant Pledgor to that effect.

7.2	Termination by Pledgee

The Pledgee is entitled to terminate by notice (opzeggen) or waive (afstand doen) a Right of Pledge, in respect of all or part of the Account Rights, all or part of the Secured Obligations and in respect of any or all of the Pledgors. Each Pledgor agrees in advance to any waiver (afstand van recht) granted by the Pledgee under this Clause 7.2.

8	assignment

8.1	No assignment – Pledgors

The rights and obligations of a Pledgor under this Agreement cannot be transferred, assigned or pledged, all in accordance with Section 3:83 (2) of the Dutch Civil Code.

8.2	Assignment – Pledgee

The Pledgee may transfer, assign or pledge any of its rights and obligations under this Agreement in accordance with the Loan Agreement and each Pledgor, to the extent legally required, irrevocably cooperates or consents in advance (verleent bij voorbaat medewerking of geeft bij voorbaat toestemming) to such transfer, assignment or pledge. If the Pledgee transfers, assigns or pledges its rights under the Secured Obligations (or a part thereof), each Pledgor and the Pledgee agree that each Right of Pledge shall follow pro rata parte the transferred, assigned or pledged rights under the Secured Obligations (as an ancillary right (nevenrecht) to the relevant transferee, assignee or pledgee).

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9	NOTICES

Any communication to be made under or in connection with this Agreement shall be made in accordance with the relevant provisions of the Loan Agreement.

10	miscellaneous

10.1	Costs

All costs, charges, expenses and taxes in connection with this Agreement shall be payable by the Pledgors in accordance with the relevant provisions of the Loan Agreement.

10.2	Evidence of debt

As to the existence and composition of the Secured Obligations, a written statement by the Pledgee made in accordance with its books shall, save for manifest error, constitute conclusive evidence (dwingend bewijs). In the event of a disagreement with respect thereto, this does not affect the right of enforcement or collection under this Agreement.

10.3	No liability Pledgee

Except for its gross negligence (grove nalatigheid) or wilful misconduct (opzet), the Pledgee shall not be liable towards any Pledgor for not (or not completely) collecting, recovering or selling any of the Account Rights or any loss or damage resulting from any collection, recovery or sale of any of the Account Rights or arising out of the exercise of or failure to exercise any of its powers under this Agreement or for any other loss of any nature whatsoever in connection with any of the Account Rights or this Agreement.

10.4	Severability

10.4.1	If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect:

(o)	the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(p)	the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

10.4.2

Each Pledgor and the Pledgee shall negotiate in good faith to replace any provision of this Agreement which may be held unenforceable with a provision which is enforceable and which is as similar as possible in substance to the unenforceable provision.

10.5	No rescission

Each Pledgor waives, to the fullest extent permitted by law, its rights to rescind (ontbinden) this Agreement, to suspend (opschorten) any of its obligations or liability under this Agreement, or to nullify (vernietigen) this Agreement on any ground under Dutch law or under any other applicable law.

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10.6	No waiver

No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

10.7	Amendment

This Agreement shall not be amended except in writing.

10.8	Counterparts

This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

11	ACCEPTANCE

The Pledgee accepts each Right of Pledge and all terms, waivers, authorities and powers pursuant to this Agreement.

12	GOVERNING LAW AND JURISDICTION

12.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it, are governed by Dutch law.

12.2	Jurisdiction

12.2.1

The court (rechtbank) of Amsterdam, the Netherlands has exclusive jurisdiction to settle at first instance any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

12.2.2	Each Party agrees that the court (rechtbank) of Amsterdam, the Netherlands is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary.

12.2.3

This Clause 12.2 is for the benefit of the Pledgee only. As a result, the Pledgee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Pledgee may take concurrent proceedings in any number of jurisdictions.

12.3	Acceptance governing law power of attorney

If a Party is represented by an attorney in connection with the execution of this Agreement or any agreement or document pursuant this Agreement:

(q)	the existence and extent of the authority of; and

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(r)	the effects of the exercise or purported exercise of that authority by,

that attorney is governed by the law designated in the power of attorney pursuant to which that attorney is appointed and such choice of law is accepted by the other Parties.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Remainder of page intentionally left blank

Signature page(s) follow

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Schedule 1

the pledgors

1.	Eagle Bulk Shipping Inc.

2.	Avocet Shipping LLC

3.	Bittern Shipping LLC

4.	Canary Shipping LLC

5.	Cardinal Shipping LLC

6.	Condor Shipping LLC

7.	Crane Shipping LLC

8.	Crested Eagle Shipping LLC

9.	Crowned Eagle Shipping LLC

10.	Egret Shipping LLC

11.	Falcon Shipping LLC

12.	Gannet Shipping LLC

13.	Golden Eagle Shipping LLC

14.	Goldeneye Shipping LLC

15.	Grebe Shipping LLC

16.	Harrier Shipping LLC

17.	Hawk Shipping LLC

18.	Ibis Shipping LLC

19.	Imperial Eagle Shipping LLC

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20.	Jaeger Shipping LLC

21.	Jay Shipping LLC

22.	Kestrel Shipping LLC

23.	Kingfisher Shipping LLC

24.	Kite Shipping LLC

25.	Kittiwake Shipping LLC

26.	Martin Shipping LLC

27.	Merlin Shipping LLC

28.	Nighthawk Shipping LLC

29.	Oriole Shipping LLC

30.	Osprey Shipping LLC

31.	Owl Shipping LLC

32.	Peregine Shipping LLC

33.	Petrel Shipping LLC

34.	Puffin Shipping LLC

35.	Redwing Shipping LLC

36.	Roadrunner Shipping LLC

37.	Sandpiper Shipping LLC

38.	Shrike Shipping LLC

39.	Skua Shipping LLC

40.	Sparrow Shipping LLC

41.	Stellar Eagle Shipping LLC

42.	Tern Shipping LLC

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43.	Trasher Shipping LLC

44.	Thrush Shipping LLC

45.	Woodstar Shipping LLC

46.	Wren Shipping LLC

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Schedule 2

Accounts

Earnings Account

Pledgor:	Eagle Bulk Shipping Inc.
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0629481164
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Avocet Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627049370
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Bittern Shipping LLC.
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627061710
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Canary Shipping LLC.
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627068960
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Cardinal Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627074804
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Condor Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627111564
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Crane Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627125867
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Crested Eagle Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627137482
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Crowned Eagle Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627138772
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Egret Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627138802
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Falcon Shipping LLC.
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627154077
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Gannet Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627179576
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Golden Eagle Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627188966
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Goldeneye Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627199518
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Grebe Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627354866
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Harrier Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627355587
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Hawk Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627359795
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Ibis Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627381421
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Imperial Eagle Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627384099
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Jaeger Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627411983
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Jay Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627412637
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Kestrel Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627422217
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Kingfisher Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627445179
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Kite Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627452124
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Kittiwake Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627457487
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Martin Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627467741
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Merlin Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627467997
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Nighthawk Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627472168
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Oriole Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627477828
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Osprey Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627483208
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Owl Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627217257
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Peregine Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627228267
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Petrel Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627232515
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Puffin Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627242502
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Redwing Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627248128
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Roadrunner Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627258786
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Sandpiper Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627262910
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Shrike Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627268374
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Skua Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627269346
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Sparrow Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627273378
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Stellar Eagle Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627274161
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Tern Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627283810
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Trasher Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627294677
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Thrush Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627324657
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Pledgor:	Woodstar Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627325211
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Pledgor:	Wren Shipping LLC
Name financial institution:	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0627337090
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

Liquidity Account

Pledgor:	Eagle Bulk Shipping Inc.
Name financial institution	ABN AMRO Bank N.V.
IBAN:	NL39ABNA0605737398
Currency:	$
Contact person:	Martijn M. van den Berg
Address:	Coolsingel 93, 3012 AE, Rotterdam, The Netherlands
Telephone:	+31 (010) – 401 6876
Email:	Martijn.m.van.den.berg@nl.abnamro.com

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Schedule 3

notice of pledge – account bank

To:	ABN AMRO Bank N.V.
[ADDRESS]

From:	[THE NAME OF THE PLEDGOR]

Copy to:	ABN AMRO Bank Capital LLC (the Pledgee)
100 Park Avenue, 17th Floor New York, NY 10017 The United of States

Dear Sirs,

We give you notice that by a security agreement dated __ October 2014 (the Agreement), we have granted a right of pledge (pandrecht) over any present and future right, claim and receivable in respect of our bank accounts with you, including the bank accounts as listed in Schedule 2 of this notice of pledge (the Accounts), in favour of the Pledgee.

Until further notice in writing by the Pledgee, you are authorised to continue to carry out our payment instructions in connection with the Accounts. The Pledgee will inform you in writing if such authorisation is terminated. Upon receipt of such notice, you will take the necessary actions to ensure that the relevant Account is blocked immediately and carry out payment instructions of the Pledgee only in connection with the Accounts.

This notice is governed by Dutch law.

Yours faithfully,

Place____________________, date_________________________

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[THE NAME OF THE PLEDGOR] ____________________________________	____________________________________
Name:	Name:
Title:	Title:

By acknowledgement of this notice, you undertake, until the full and final discharge of the Secured Liabilities (as defined under the Agreement) or termination of the Right of Pledge (as defined under the Agreement) in accordance with clause 7.2 of the Agreement, for the benefit of the Pledgee not to exercise your rights of pledge and set-off, including under article 24 and 25 of the general banking conditions (Algemene Bankvoorwaarden), in respect of the Accounts, other than for the purpose of the operation of any form of cash management (including but not limited to any netting and/or cash pooling arrangement in accordance with the terms thereof) and in respect of unpaid fees, interest and expenses in respect of the Accounts.

ABN AMRO BANK N.V. ____________________________________	_____________________________________
Name:	Name:
Title:	Title:
Date:	Date:

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SIGNATURE PAGE

Pledgee

Place____________________, date_________________________

ABN AMRO Bank Capital USA LLC ____________________________________	____________________________________
Name:	Name:
Title:	Title:

Pledgor

Place____________________, date_________________________

Eagle Bulk Shipping Inc. ____________________________________	____________________________________
Name:	Name:
Title:	Title:

Place____________________, date_________________________

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Avocet Shipping LLC

Bittern Shipping LLC

Canary Shipping LLC

Cardinal Shipping LLC

Condor Shipping LLC

Crane Shipping LLC

Crested Eagle Shipping LLC

Crowned Eagle Shipping

Egret Shipping LLC

Falcon Shipping LLC

Gannet Shipping LLC

Golden Eagle Shipping LLC

Goldeneye Shipping LLC

Grebe Shipping LLC

Harrier Shipping LLC

Hawk Shipping LLC

Ibis Shipping LLC

Imperial Eagle Shipping LLC

Jaeger Shipping LLC

Jay Shipping LLC

Kestrel Shipping LLC

Kingfisher Shipping LLC

Kite Shipping LLC

Kittiwake Shipping LLC

Martin Shipping LLC

Merlin Shipping LLC

Nighthawk Shipping LLC

Oriole Shipping LLC

Osprey Shipping LLC

Owl Shipping LLC

Peregine Shipping LLC

Petrel Shipping LLC

Puffin Shipping LLC

Redwing Shipping LLC

Roadrunner Shipping LLC

Sandpiper Shipping LLC

Shrike Shipping LLC

Skua Shipping LLC

Sparrow Shipping LLC

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Stellar Eagle Shipping LLC

Tern Shipping LLC

Trasher Shipping LLC

Thrush Shipping LLC

Woodstar Shipping LLC

Wren Shipping LLC

By: Eagle Bulk Shipping Inc., as sole member of each Guarantor

____________________________________

Name:
Title:

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Appendix D

FORM OF EARNINGS ASSIGNMENT

THIS ASSIGNMENT OF EARNINGS, dated October ___, 2014 (this “Assignment”), is made by [●] SHIPPING LLC, a limited liability company formed in the Republic of The Marshall Islands (the “Assignor”), to and in favor of ABN AMRO CAPITAL USA LLC as Security Trustee (the “Assignee”, which expression includes its successors and assigns) for the Lenders and the Swap Banks. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement (as defined below).

WHEREAS:

1.     The Assignor is the sole owner of the whole of the vessel [●] registered under the laws and flag of the Republic of The Marshall Islands, Official Number [●] (the “Ship”).

2.     Pursuant to and subject to the conditions contained in a loan agreement dated as of October ___, 2014 (as the same may be amended or supplemented from time to time, the “Loan Agreement”) among (i) Eagle Bulk Shipping, Inc. as borrower (the “Borrower”), (ii) the Guarantors named therein, including the Assignor, (iii) the banks and financial institutions named therein as lenders (together with their successors and assigns, the “Lenders”), (iv) the banks and financial institutions named therein as swap banks (together with their successors and assigns, the “Swap Banks”), (v) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as mandated lead arrangers, (vi) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as bookrunners, (vii) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as structuring banks, (viii) ABN AMRO Capital USA LLC as Agent (which expression includes its successors and assigns) and (ix) the Assignee as Security Trustee, the Lenders have agreed to make available to the Borrower term and revolving loan facilities (together, the “Loan Facilities”) in the amounts described therein.

3.     The Borrower may from time to time enter into one or more Master Agreements with one or more of the Swap Banks, pursuant to which the Borrower and such Swap Bank or Swap Banks may enter into Transactions (as such term is defined in said Master Agreements), each as evidenced by a Confirmation (as such term is defined in said Master Agreements), providing for, among other things, the payment of certain amounts by the Borrower to the Swap Banks to protect the Borrower against the risk of interest rate fluctuations in respect of the Loan Agreement (said Master Agreements and the respective Schedules thereto and any Confirmations exchanged thereunder, the “Master Agreements”).

4.     It is one of the conditions precedent under the Loan Agreement to the availability of the Loan Facilities that the Assignor executes and delivers this Assignment in favor of the Assignee as security for the Secured Liabilities and the performance and observance of and compliance with the covenants, terms and conditions contained in the Finance Documents and the Master Agreements to which the Assignor is or is to be a party (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby agrees with the Assignee as follows:

SECTION 1.     Assignment. (a) As security for the Obligations, the Assignor hereby grants to the Assignee, for the benefit of the Lenders and the Swap Banks, a continuing, first priority security interest in and to all of the Assignor’s right, title and interest in, to and under the following property, whether now owned or existing or hereafter from time to time acquired or coming into existence (collectively, the “Collateral”):

(i)       all freight, hire and passage moneys, compensation payable to the undersigned in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(ii)      all moneys which are at any time payable under insurances in respect of loss of earnings;

(iii)     if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (i) or (ii) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

(iv)     all compensation or other moneys payable by reason of any requisition (whether or not for title) of the Ship by or on behalf of any government or other authority (other than by way of requisition for hire for a fixed period not exceeding one year without any right to an extension); and

(v)      any proceeds of any of the foregoing.

(b)     Upon the payment and performance in full of the Obligations, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to the Assignor. Upon any such termination, the Assignee will, at the Assignor’s expense, execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination.

SECTION 2.     Notice. The Assignor hereby covenants and agrees that it will:

(a)     procure that notice of this Assignment in substantially the form of Annex A attached hereto shall be duly given to each person who becomes a party with the Assignor in respect of the Ship to any charter or contract of affreightment or other contractual relationship with the Assignor in respect of the Ship and to any other person (including, without limitation, the Assignor’s agents and representatives) who may receive or have control of any of the Collateral; and

(b)     use commercially reasonable efforts to cause each such person to whom such notice is given to provide consent to this Assignment where the consent of any such person is required pursuant to any such charter or contract of affreightment or other contractual relationship with the Assignor.

SECTION 3.     Assignor to Remain Liable. Anything herein contained to the contrary notwithstanding, the Assignee, and its respective successors and assigns, shall have no obligation or liability by reason of or arising out of this Assignment under any agreement, including without limitation under any charter or contract of affreightment, pooling agreement or other contract for the transportation of cargo, shall not be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to any agreement, including without limitation under any charter or contract of affreightment, pooling agreement or other contract for the transportation of cargo, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

SECTION 4.     Assignee Appointed Attorney-in-Fact. (a) The Assignor hereby constitutes the Assignee, its successors and assigns, its true and lawful attorney, irrevocably, with full power (in the name of the Assignor), upon the occurrence of an Event of Default and so long as such Event of Default shall be continuing, to carry out the provisions of this Assignment and to take any action and execute any instruments which the Assignee may deem necessary to accomplish the purposes hereof, including without limitation, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem necessary in the premises.

(b)     The Assignor hereby further authorizes the Assignee to file financing statements (including Form UCC-l and UCC-3) and amendments thereto as provided in Article 9 of the UCC, and any other instrument of like effect, as the Assignee may reasonably deem necessary in connection with the perfection of the Assignee’s security interest in the Collateral.

(c)     The powers and authority granted to the Assignee herein have been given for valuable consideration, are coupled with an interest and are hereby declared to be irrevocable.

SECTION 5.     No Waiver. No failure on the part of the Assignee to exercise, and no delay in exercising, any right, remedy, power or privilege shall operate as waiver thereof, nor shall any single or partial exercise by the Assignee of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the Assignee under this Assignment are cumulative and may be exercised (where possible to do so) singly, concurrently, successively and/or in conjunction with or apart from and without prejudice to any other rights and remedies available to the Assignee under the other Finance Documents or the Master Agreements and are not exclusive of any rights or remedies provided by law.

SECTION 6.     Further Assurances. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee and at the reasonable expense of the Assignor, it shall promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem necessary in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

SECTION 7.     Amendments. No amendment or waiver of any provision of this Assignment, nor consent to any departure by the Assignor herefrom, shall be effective unless the same shall be in writing and signed by the Assignor and the Assignee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.     Notices. Any notice, demand or other communication to be given under, or for the purpose of this Assignment shall be made as provided in Clause 29 of the Loan Agreement.

SECTION 9.     Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD FOR ITS CONFLICT OF LAWS PRINCIPLES).

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IN WITNESS WHEREOF, the Assignor has executed and delivered this Assignment of Earnings on the date first above written.

[●] SHIPPING LLC, as Assignor

By:
Name:
Title:

ANNEX A

NOTICE OF ASSIGNMENT

To:          [●]

[Address]

PLEASE TAKE NOTICE that, pursuant to an Assignment of Earnings dated October ___, 2014 (the “Assignment”) made by the undersigned to and in favor of ABN AMRO Capital USA LLC as Security Trustee (the “Assignee”) in respect of the Marshall Islands registered ship “[●]” (the “Ship”), the undersigned has granted to the Assignee a continuing, first priority security interest in and to all of the undersigned’s right, title and interest in, to and under all moneys whatsoever which are now, or later become, payable (actually or contingently) to the undersigned which arise out of the use or operation of the Ship, including (but not limited to):

(i)

all freight, hire and passage moneys, compensation payable to the undersigned in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(ii)	all moneys which are at any time payable under insurances in respect of loss of earnings;

(iii)

if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (i) or (ii) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship; and

(iv)

all compensation or other moneys payable by reason of any requisition (whether or not for title) of the Ship by or on behalf of any government or other authority (other than by way of requisition for hire for a fixed period not exceeding one year without any right to an extension).

As from the date hereof and so long as the foregoing Assignment is in effect, you are hereby irrevocably authorized and instructed to pay all of the foregoing amounts from time to time due and payable to, or receivable by, the undersigned to our account as follows:

Bank:	Wells Fargo Bank NA, San Francisco, CA
ABA No.	121000248
Swift Code:	WFBIUS6S
Account No:	4122099799
Beneficiary:	ABN AMRO Capital USA LLC
Ref:	Eagle Bulk Shipping Inc.,

or to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due.

Dated: October ___, 2014

[●] SHIPPING LLC By: _____________________________ Name: Title:

Appendix E

FORM OF guarantor accession agreement

THIS GUARANTOR ACCESSION AGREEMENT, dated [●] (this “Agreement”), is made between [●], a [corporation incorporated][company formed] in [●] (the “Acceding Guarantor”), and ABN AMRO CAPITAL USA LLC, as Agent (the “Agent”) for itself and each of the other parties to the Loan Agreement referred to below. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement (as defined below).

WHEREAS:

1.     Pursuant to and subject to the terms and conditions contained in a loan agreement dated as of [●], 2014 (as the same may be amended or supplemented from time to time, the “Loan Agreement”), among (i) Eagle Bulk Shipping Inc. as borrower (the “Borrower”), (ii) the companies listed in Schedule 8 therein as joint and several guarantors, (iii) the banks and financial institutions listed in Schedule 1 therein as lenders (together with their successors and assigns, the “Lenders”), (iv) the banks and financial institutions listed in Schedule 2 therein as swap banks, (v) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as Mandated Lead Arrangers, (vi) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as Bookrunners, (vii) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as Structuring Banks and (viii) ABN AMRO Capital USA LLC as Agent and Security Trustee, the Lenders have agreed to make available to the Borrower senior secured revolving credit and term loan facilities (the “Loan Facilities”) in the amounts described therein.

2.     The Acceding Guarantor is a subsidiary of the Borrower and has agreed to become a party to the Loan Agreement as a Guarantor with effect from the date hereof in all respects as it had been an original party to the Loan Agreement.

NOW, THEREFORE, it is agreed as follows:

SECTION 1.     Accession. The Acceding Guarantor shall become a party to the Loan Agreement as a Guarantor with effect from the date hereof in all respects as it had been an original Guarantor party to the Loan Agreement. The Acceding Guarantor confirms that it intends to be party to the Loan Agreement as a Guarantor, undertakes to perform all the obligations expressed to be assumed by a Guarantor under the Loan Agreement and agrees that it shall be bound by all the provisions of the Loan Agreement as if it had been an original party to the Loan Agreement. The Acceding Guarantor confirms that it has received a copy of the Loan Agreement, the other Finance Documents and the Master Agreements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Guarantor under the Loan Agreement.

SECTION 2.     Address for Notices. For purposes of Clause 29.2 of the Loan Agreement, the Acceding Guarantor’s address for notice is:

[●]

Attention: [●]

SECTION 3.     Amendment. This Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Finance Documents pursuant to Clause 28 of the Loan Agreement.

SECTION 4.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, the Acceding Guarantor and the Agent have executed and delivered this Agreement on the date first above written.

[●],	ABN AMRO CAPITAL USA LLC,
as Acceding Guarantor	as Agent

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

Appendix F

FORM OF INSURANCES ASSIGNMENT

THIS ASSIGNMENT OF INSURANCES, dated October ___, 2014 (this “Assignment”), is made by [●] SHIPPING LLC, a limited liability company formed in the Republic of The Marshall Islands (the “Assignor”), to and in favor of ABN AMRO CAPITAL USA LLC as Security Trustee (the “Assignee”, which expression includes its successors and assigns) for the Lenders and the Swap Banks. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement (as defined below).

WHEREAS:

1.     The Assignor is the sole owner of the whole of the vessel [●] registered under the laws and flag of the Republic of The Marshall Islands, Official Number [●] (the “Ship”).

2.     Pursuant to and subject to the conditions contained in a loan agreement dated as of October ___, 2014 (as the same may be amended or supplemented from time to time, the “Loan Agreement”) among (i) Eagle Bulk Shipping, Inc. as borrower (the “Borrower”), (ii) the Guarantors named therein, including the Assignor, (iii) the banks and financial institutions named therein as lenders (together with their successors and assigns, the “Lenders”), (iv) the banks and financial institutions named therein as swap banks (together with their successors and assigns, the “Swap Banks”), (v) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as mandated lead arrangers, (vi) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as bookrunners, (vii) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as structuring banks, (viii) ABN AMRO Capital USA LLC as Agent (which expression includes its successors and assigns) and (ix) the Assignee as Security Trustee, the Lenders have agreed to make available to the Borrower term and revolving loan facilities (together, the “Loan Facilities”) in the amounts described therein.

3.     The Borrower may from time to time enter into one or more Master Agreements with one or more of the Swap Banks, pursuant to which the Borrower and such Swap Bank or Swap Banks may enter into Transactions (as such term is defined in said Master Agreements), each as evidenced by a Confirmation (as such term is defined in said Master Agreements), providing for, among other things, the payment of certain amounts by the Borrower to the Swap Banks to protect the Borrower against the risk of interest rate fluctuations in respect of the Loan Agreement (said Master Agreements and the respective Schedules thereto and any Confirmations exchanged thereunder, the “Master Agreements”).It is one of the conditions precedent under the Loan Agreement to the availability of the Loan Facilities that the Assignor executes and delivers this Assignment in favor of the Assignee as security for the Secured Liabilities and the performance and observance of and compliance with the covenants, terms and conditions contained in the Finance Documents and the Master Agreements to which the Assignor is or is to be a party (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby agrees with the Assignee as follows:

SECTION 1. Assignment.

(a)     As security for the Obligations, the Assignor hereby grants, sells, transfers, assigns and sets over unto the Assignee, for the benefit of the Lenders and the Swap Banks, a continuing, first priority security interest in and to all of the Assignor’s right, title and interest in, to and under the following property, whether now owned or existing or hereafter from time to time acquired or coming into existence (collectively, the “Collateral”):

(i)       all insurances (including, without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs) in respect of the Ship, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same;

(ii)      all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said insurances;

(iii)     all other rights of the Assignor under or in respect of said insurances; and

(iv)     any proceeds of any of the foregoing.

(b)     Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

(c)     Upon the payment and performance in full of the Obligations, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to the Assignor. Upon any such termination, the Assignee will, at the Assignor’s expense, execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination.

SECTION 2. Notice; Loss Payable Clauses. The Assignor hereby covenants and agrees to procure that notice of this Assignment in the form attached hereto as Exhibit 1 shall be duly given to all insurance brokers, underwriters and protection and indemnity clubs, and that where the consent of any underwriter or protection and indemnity club is required pursuant to any of the insurances assigned hereby, it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, the Assignor shall obtain, with the Assignee’s approval, a letter of undertaking by each of the underwriters and the protection and indemnity club that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such notice of this Assignment and the loss payable clauses in the forms attached hereto as Exhibits 2(a) and 2(b) or as the Assignee may otherwise approve in its sole discretion.

SECTION 3. Assignor to Remain Liable. Anything contained in this Assignment to the contrary notwithstanding, the Assignor shall at all times remain fully liable under said insurances to perform all of the duties and obligations assumed by it thereunder to the same extent as if this Assignment had not been executed, and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under said insurances by reason of or arising out of this Assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any of the duties or obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

SECTION 4. Assignee Appointed Attorney-in-Fact. (a) The Assignor hereby constitutes the Assignee, its successors and assigns, its true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence of an Event of Default and so long as such Event of Default shall be continuing, to carry out the provisions of this Assignment and to take any action and execute any instruments which the Assignee may deem necessary to accomplish the purposes hereof, including without limitation, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem necessary in the premises.

(b)     The Assignor hereby further authorizes the Assignee to file Financing Statements (including Form UCC-l and UCC-3) and amendments thereto as provided in Article 9 of the UCC, and any other instrument of like effect, as the Assignee may reasonably deem necessary in connection with the perfection of the Assignee’s security interest in the Collateral.

(c)     The powers and authority granted to the Assignee herein have been given for valuable consideration, are coupled with an interest and are hereby declared to be irrevocable.

SECTION 5. No Waiver. No failure on the part of the Assignee to exercise, and no delay in exercising, any right, remedy, power or privilege shall operate as waiver thereof, nor shall any single or partial exercise by the Assignee of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the Assignee under this Assignment are cumulative and may be exercised (where possible to do so) singly, concurrently, successively and/or in conjunction with or apart from and without prejudice to any other rights and remedies available to the Assignee under the other Finance Documents or the Master Agreements are not exclusive of any rights or remedies provided by law.

SECTION 6. Further Assurances. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee and at the expense of the Assignor, it shall promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

SECTION 7. Amendments. No amendment or waiver of any provision of this Assignment, nor consent to any departure by the Assignor herefrom, shall be effective unless the same shall be in writing and signed by the Assignor and the Assignee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8. Notices, Etc. Any notice, demand or other communication to be given under, or for the purpose of this Assignment shall be made as provided in Clause 29 of the Loan Agreement.

SECTION 9.     Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD FOR ITS CONFLICT OF LAWS PRINCIPLES).

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, the Assignor has executed and delivered this Assignment of Insurances on the date first above written.

[●] SHIPPING LLC, as Assignor

By:
Name:
Title:

Exhibit 1

NOTICE OF ASSIGNMENT

[●] SHIPPING LLC, as Owner of the Marshall Islands registered vessel [●] (the “Ship”), HEREBY GIVES NOTICE that by an Assignment of Insurances dated the date hereof and made by it in favor of ABN AMRO CAPITAL USA LLC as Security Trustee (the “Assignee”), it has assigned to the Assignee all of its right, title and interest in, to and under all insurances and the benefit of all insurances now or hereafter taken out in respect of the Ship. This Notice is to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated: October ___, 2014

[●] SHIPPING LLC

By: ___________________________

Name:

Title:

EXHIBIT 2(a)

LOSS PAYABLE CLAUSE

Hull and War Risks

Loss, if any, payable to ABN AMRO CAPITAL USA LLC as Security Trustee and Mortgagee (the “Mortgagee”), for distribution by the Mortgagee to itself and [●] SHIPPING LLC, as Owner (the “Owner”), as their respective interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Ship or liability of the Ship, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor; provided that if such damage involves a loss in excess of U.S.$1,000,000 or its equivalent the Underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee for distribution in accordance with the terms of the loan facility for the financing of the Ship.

EXHIBIT 2(b)

LOSS PAYABLE CLAUSE

Protection and Indemnity

Payment of any recovery the member is entitled to make out of the funds of the club in respect of any liabilities incurred by him shall be made to the member or his order unless and until the club receives notice from ABN AMRO CAPITAL USA LLC as security trustee and as mortgagee, 100 Park Avenue, 17th Floor, New York, NY 10017, to the contrary, in which event all recoveries shall thereafter be paid to ABN AMRO CAPITAL USA LLC, 100 Park Avenue, 17th Floor, New York, NY 10017, or their order, provided always that no liability whatsoever shall attach to the club, its managers or their agents for failure to comply with the latter obligation until after the expiry of two clear business days from the receipt of such notice.

appendix G

INTENTIONALLY OMITTED

G-1

Appendix H

FORM OF MASTER AGREEMENT ASSIGNMENT

THIS MASTER AGREEMENT ASSIGNMENT, dated [●], 2014 (this “Assignment”), is made by EAGLE BULK SHIPPING INC., a Marshall Island corporation (the “Assignor”), to and in favor of abn amro CAPITAL USA LLC in its capacity as Security Trustee under the Loan Agreement described below (the “Assignee”). Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, [●] in its capacity as Swap Bank (the “Swap Bank”) and the Assignor have entered into a Master Agreement (on the 2002 ISDA (Multicurrency – Crossborder) form) dated [●] (said Master Agreement, including all Designated Transactions entered into pursuant thereto, and Confirmations exchanged thereunder, from time to time, as the same may be amended or supplemented from time to time, collectively, the “Master Agreement”);

WHEREAS, pursuant to and subject to the conditions contained in a loan agreement dated as of October [●], 2014 (as the same may be amended or supplemented from time to time, the “Loan Agreement”) among (i) the Assignor as borrower, (ii) the Guarantors named therein, (iii) the banks and financial institutions named therein as lenders (together with their successors and assigns, the “Lenders”), (iv) the banks and financial institutions named therein as swap banks (together with their successors and assigns, the “Swap Banks”), (v) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as mandated lead arrangers, (vi) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as bookrunners, (vii) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as structuring banks, (viii) ABN AMRO Capital USA LLC as Agent (which expression includes its successors and assigns) and (ix) the Assignee as Security Trustee, the Lenders have agreed to make available to the Assignor term and revolving loan facilities (together, the “Loan Facilities”) in the amounts described therein;

NOW, THEREFORE, in consideration of the foregoing, the Assignor hereby agrees as follows (with the terms used herein and not otherwise defined having the meaning ascribed thereto in the Loan Agreement):

1.     The Assignor has sold, assigned, transferred and set over and by this instrument does sell, assign, transfer and set over, unto the Assignee, and unto the Assignee’s successors and assigns, to it and its successors’ and assigns’ own proper use and benefit, and, as collateral security for the Assignor’s indebtedness to the Lenders or the Swap Banks now or hereafter existing under the Loan Agreement and the other Finance Documents or the Master Agreement between the Assignor and the Swap Bank described in the Loan Agreement, does hereby grant the Assignee a security interest in, all of the Assignor’s right, title and interest in and to: (i) the Master Agreement, (ii) all moneys due and to become due to the Assignor under the Master Agreement, (iii) all claims for damages arising out of the breach of the Master Agreement and rights to terminate any Designated Transaction under the Master Agreement, and (iv) any proceeds of any of the foregoing.

2.     The Assignor hereby warrants that it will promptly obtain the consent of the Swap Bank as evidenced by the execution by the Swap Bank of the Consent and Agreement in the form attached as Annex A.

3.     Upon satisfaction of all indebtedness of the Assignor to the Creditor Parties secured by this Assignment, this Assignment shall terminate and all right, title and interest hereby assigned shall revert to the Assignor. Upon any such termination, the Assignee will, at the Assignor’s expense, execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination.

4.     The Assignor covenants that it will have all amounts payable to it under the Master Agreement and other moneys payable to it hereby assigned promptly paid over to its Earnings Account.

5.     The Assignor hereby agrees to furnish the Assignee in writing with any information which it reasonably requests in relation to the Master Agreement.

6.     No amendment or modification of the Master Agreement (including any Designated Transaction), and no consent, waiver or approval with respect thereto shall be valid unless joined in, in writing, by the Assignee. No notice, request or demand under the Master Agreement, shall be valid as against the Assignee unless and until a copy thereof is furnished to the Assignee.

7.     It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignee shall have no obligation or liability under the Master Agreement by reason of or arising out of this Assignment nor shall the Assignee be required or obligated in any manner to perform or to fulfill any obligations of the Assignor under or pursuant to the Master Agreement nor to make any payment nor to make any inquiry as to the nature or sufficiency of any payment received by the Assignee nor to present or file any claim, nor to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

8.     The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor’s true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence and continuance of any Event of Default, to ask, require, demand, receive, compound and give acquittance for any and all moneys, claims, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

9.     The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

10.   The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

11.   The Assignor does hereby represent and warrant that the Master Agreement is in full force and effect and is enforceable in accordance with the terms thereof and the Assignor is not in default thereunder. The Assignor does hereby further warrant and represent that neither the whole nor any part of the right, title and interest hereby assigned are the subject of any present assignment or pledge, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, the Assignor will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and the Assignor will not take or omit to take any action, the taking or omission of which might result in any alteration or impairment of said rights or this Assignment.

12.     This Assignment and the Consent and Agreement annexed hereto may be executed by the Assignor and the Swap Bank, respectively, on separate counterparts without in any way affecting the validity of said Consent and Agreement.

13.     This Assignment shall be governed by the laws of the State of New York and may not be amended or changed except by an instrument in writing signed by the party against whom enforcement is sought.

14.     The Assignor hereby authorizes the Assignee to file Financing Statements (Form UCC-1) and amendments thereto as provided in Article 9 of the Uniform Commercial Code with respect to the collateral assigned hereby.

IN WITNESS WHEREOF the Assignor has caused this Assignment to be duly executed on the day and year first above written.

[SIGNATURE PAGE FOLLOWS]

EAGLE BULK SHIPPING INC., as Assignor

By:
Name:
Title:

Annex A to

Master Agreement Assignment

FORM OF CONSENT AND AGREEMENT

OF SWAP BANK

The undersigned, in its capacity as Party A to the Master Agreement (on the 2002 ISDA (Multicurrency – Crossborder) form) dated [●] (the “Master Agreement”) between the undersigned and Eagle Bulk Shipping Inc. as Party B (the “Assignor”), hereby consents to the assignment by the Assignor of all the Assignor’s right, title and interest in and to the Master Agreement to ABN AMRO CAPITAL USA LLC, as Security Trustee (the “Assignee”), pursuant to a Master Agreement Assignment dated [●] (as the same may be amended, supplemented or otherwise modified from time to time, the “Assignment”), and agrees that, it will make payment of all moneys due and to become due to the Assignor under the Master Agreement, without setoff or deduction for any claim not arising under the Master Agreement, and notwithstanding the existence of a default or event of default by the Assignor under the Master Agreement, to the Earnings Account of the Assignor specified in the Assignment or such other account specified by the Assignee at such address as the Assignee shall request the undersigned in writing until receipt of written notice from the Assignee that all obligations of the Assignor to it have been paid in full.

The undersigned agrees that it shall look solely to the Assignor for performance of the Master Agreement and that the Assignee shall have no obligation or liability under or pursuant to the Master Agreement arising out of the Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Master Agreement. Notwithstanding the foregoing, if in the sole opinion of the Assignee an Event of Default under the Loan Agreement (as defined in or by reference in the Assignment) shall have occurred and be continuing, the undersigned agrees that the Assignee shall have the right, but not the obligation, to perform all of the Assignor’s obligations under the Master Agreement as though named therein as Party B.

The undersigned agrees that it shall not seek the recovery of any payment actually made by it to the Assignee pursuant to this Consent and Agreement once such payment has been made. This provision shall not be construed to relieve the Assignor of any liability to the undersigned.

The undersigned agrees to execute and deliver, or cause to be executed and delivered, upon the written request of the Assignee, any and all such further instruments and documents as the Assignee may deem desirable for the purpose of obtaining the full benefits of the Assignment and of the rights and power therein granted.

The undersigned agrees that no amendment, modification or alteration of the terms or provisions of the Master Agreement shall be made unless the same shall be consented to in writing by the Assignee.

The undersigned hereby confirms that the Master Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms.

Date: [●]

[●], as Swap Bank

By: _______________________________

Name:

Title:

Appendix I

FORM OF PLEDGE AND SECURITY AGREEMENT

(MEMBERSHIP INTERESTS)

PLEDGE AND SECURITY AGREEMENT, dated October ___, 2014 (as hereafter amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by EAGLE BULK SHIPPING INC., a corporation incorporated and existing under the laws of the Republic of The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Pledgor”), to and in favor of ABN AMRO CAPITAL USA LLC as Security Trustee (the “Pledgee”, which expression includes its successors and assigns) for the Lenders and the Swap Banks. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement (as defined below).

WHEREAS:

1.     Pursuant to and subject to the conditions contained in a loan agreement dated as of October ___, 2014 (as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among (i) Eagle Bulk Shipping, Inc. as borrower (the “Borrower”), (ii) the Guarantors named therein, including the Companies, (iii) the banks and financial institutions named therein as lenders (together with their successors and assigns, the “Lenders”), (iv) the banks and financial institutions named therein as swap banks (together with their successors and assigns, the “Swap Banks”), (v) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as mandated lead arrangers, (vi) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as bookrunners, (vii) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as structuring banks, (viii) ABN AMRO Capital USA LLC as Agent (which expression includes its successors and assigns) and (ix) the Assignee as Security Trustee, the Lenders have agreed to make available to the Borrower term and revolving loan facilities (together, the “Loan Facilities”) in the amounts described therein.

2.     The Borrower may from time to time enter into one or more Master Agreements with one or more of the Swap Banks, pursuant to which the Borrower and such Swap Bank or Swap Banks may enter into Transactions (as such term is defined in said Master Agreements), each as evidenced by a Confirmation (as such term is defined in said Master Agreements), providing for, among other things, the payment of certain amounts by the Borrower to the Swap Banks to protect the Borrower against the risk of interest rate fluctuations in respect of the Loan Agreement (said Master Agreements and the respective Schedules thereto and any Confirmations exchanged thereunder, the “Master Agreements”)

3.     It is one of the conditions precedent under the Loan Agreement to the making of the Advances that the Pledgor shall have granted the security interest contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make the Advances pursuant to the Loan Agreement, the Pledgor hereby agrees with the Pledgee as follows:

SECTION 1.     Definitions and Interpretation. (a) As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning given such term in Section 2.

“Company” means each of the Marshall Islands limited liability companies identified in Schedule 1 hereto.

“Limited Liability Company Assets” means all assets, whether tangible or intangible and whether real, personal or mixed, at any time owned or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” means the entire limited liability company membership interest at any time owned by the Pledgor in a Company.

“Loan Agreement” has the meaning given such term in the recitals hereof.

“Pledgee” has the meaning given such term in the introduction hereof, subject to Section 10(b).

“Pledgor” has the meaning given such term in the introduction hereof.

“Secured Obligations” has the meaning given such term in Section 3.

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(b)     Each other capitalized term used and not otherwise defined herein has the meaning given such term in the Loan Agreement. Further, unless otherwise defined in this Agreement or in the Loan Agreement, terms defined in Article 9 of the UCC are used in this Agreement as such terms are defined in such Article 9.

(c)     Clauses 1.2 to 1.8 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

SECTION 2.     Pledge of Limited Liability Company Interests. The Pledgor hereby grants to the Pledgee, for and on behalf of the Lenders and the Swap Banks, a Security Interest in the Pledgor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a)     all Limited Liability Company Interests and all of the Pledgor’s right, title and interest in the Company to which such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing the Limited Liability Company Interests and applicable law:

(i)       all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which the Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(ii)      all other payments due or to become due to the Pledgor in respect of the Limited Liability Company Interests, whether under any Company’s limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(iii)     all of the Pledgor’s claims, rights, powers, privileges, authority, options, Security Interests and remedies, if any, under any Company’s limited liability company agreement or operating agreement, or at law or otherwise in respect of the Limited Liability Company Interests;

(iv)     all present and future claims, if any, of the Pledgor against such Company for moneys loaned or advanced, for services rendered or otherwise;

(v)      all of the Pledgor’s rights under any Company’s limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the Limited Liability Company Interests, including any power to terminate, cancel or modify such Company’s limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of the Limited Liability Company Interests and such Company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(vi)     all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(b)     all proceeds of and all other payments now or hereafter due and payable with respect to any and all of the Collateral (including proceeds that constitute property of the types described in clause (a) of this Section 2 and cash).

SECTION 3.     Security for Obligations   This Agreement secures the payment of all obligations of the Pledgor and the other Security Parties to the Creditor Parties now or hereafter existing under the Loan Agreement, the Master Agreements or the other Finance Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor or any other Security Party to any of the Creditor Parties under the Finance Documents and any Master Agremeents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, the Pledgor or any other Security Party.

SECTION 4.     Pledgee not a Limited Liability Company Member. (a) Nothing herein shall be construed to make the Pledgee liable as a member of any Company, and the Pledgee shall not by virtue of this Agreement or otherwise (except as referred to in the following sentence) have any of the duties, obligations or liabilities of a member of any Company.

(b)     The Pledgee, by accepting this Agreement, does not intend to become a member of any Company or otherwise be deemed to be a co-venturer with respect to the Pledgor, any Company and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Pledgee shall assume none of the duties, obligations or liabilities of a member of any Company or the Pledgor.

(c)     The Pledgee shall not be obligated to perform or discharge any obligation of the Pledgor as a result of the pledge hereby effected.

(d)     The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

SECTION 5.     Representations and Warranties. The Pledgor represents and warrants as follows:

(a)     The Pledgor’s exact legal name, as defined in Section 9-503(a) of the UCC, jurisdiction and type of organization and organizational identification number, and chief executive office address is correctly set forth in Schedule 2. The Pledgor is located (within the meaning of Section 9-307 of the UCC) in the jurisdiction set forth in Schedule 2. The information set forth in Schedule 1 is true and accurate in all respects. The Pledgor has not previously changed its name, type of organization, jurisdiction of organization or organizational identification number or location from those set forth in Schedule 2.

(b)     The Pledgor is the legal and beneficial owner of all the Limited Liability Company Interests of each of the Companies (such Limited Liability Company Interests constituting one hundred percent (100%) of the issued and outstanding equity interests of each of the Companies) and of the Collateral, free and clear of any Security Interest, claim, option or right of others, except for the Security Interests created under this Agreement or permitted under the Loan Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing the Pledgor or any trade name of the Pledgor as debtor is on file in any recording office, except such as may have been filed in favor of the Pledgee relating to the Finance Documents or as otherwise permitted under the Loan Agreement.

(c)     All filings and other actions necessary to perfect the Security Interest in the Collateral created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Pledgee a valid and, together with such filings and other actions, perfected first-priority Security Interest in the Collateral securing the payment of the Secured Obligations.

(d)     No authorization or approval or other action by, and no notice to or filing with, any governmental authority or any other third party is required for (i) the grant by the Pledgor of the Security Interest granted hereunder or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) the perfection or maintenance of the Security Interest created hereunder (including the first-priority nature of such Security Interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, or (iii) the exercise by the Pledgee of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

SECTION 6.     Further Assurances. (a) Concurrently with the execution of this Agreement, the Pledgor shall cause each Company to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee substantially in the form of Annex A hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee).

(b)     The Pledgor shall from time to time, at the expense of the Pledgor, promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Pledgee may request, to perfect and protect any pledge or Security Interest granted or purported to be granted by the Pledgor hereunder or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(c)     The Pledgor hereby authorizes the Pledgee to file one or more financing or continuation statements, and amendments thereto, including one or more financing statements indicating that such financing statements cover the Collateral pledged pursuant hereto. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Pledgor ratifies its authorization for the Pledgee to have filed such financing statements, continuation statements or amendments filed prior to the date hereof which reflect the Collateral pledged pursuant hereto.

SECTION 7.     Post-Closing Changes. The Pledgor shall not change its name, type of organization, jurisdiction of organization, organizational identification number, chief executive office or location from those set forth in Schedule 2 of this Agreement without first giving at least thirty days’ prior written notice to the Pledgee and taking all action required by the Pledgee for the purpose of perfecting or protecting the Security Interest granted by this Agreement. The Pledgor shall not become bound by a security agreement authenticated by another person (determined as provided in Section 9-203(d) of the UCC) without giving the Pledgee at least thirty days’ prior written notice thereof and taking all action required by the Pledgee to ensure that the perfection and first-priority nature of the Pledgee’s Security Interest in the Collateral will be maintained. The Pledgor shall hold and preserve its records relating to the Collateral, and shall permit representatives of the Pledgee at any time during normal business hours, without undue interference with the Pledgor’s business, to inspect and make abstracts from such records and other documents. If the Pledgor does not have an organizational identification number and later obtains one, it shall forthwith notify the Pledgee of such organizational identification number.

SECTION 8.     Voting, etc., While No Event of Default. (a) Unless and until there shall have occurred and be continuing an Event of Default, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of any Finance Document, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee in the Collateral unless expressly permitted by the terms of the Finance Documents. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing and Section 12 hereof shall become applicable.

(b)     Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgor. The Pledgee shall be entitled to receive, and to retain as security as part of the Collateral:

(i)      all other or additional limited liability company interests, instruments or other securities or property (including, but not limited to, cash dividends or distributions other than as set forth above in the first sentence of this Section 7(b)) paid or distributed by way of dividend or otherwise in respect of the Collateral; and

(ii)     all other or additional limited liability company interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 8(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over and/or delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

SECTION 9.     Transfers and Other Security Interests. The Pledgor shall not (a) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or suffer to exist any Security Interest upon or with respect to any of the Collateral except for the pledge, assignment and Security Interest created by this Agreement and Security Interests permitted by the Loan Agreement.

SECTION 10.     Pledgee Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Pledgee the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Pledgee’s discretion, to take any action and to execute any instrument that the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(i)       to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(ii)      to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above; and

(iii)     to file any claims or take any action or institute any proceedings that the Pledgee may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Pledgee with respect to any of the Collateral.

SECTION 11.     The Pledgee’s Duties. (a) The powers conferred on the Pledgee hereunder are solely to protect the Pledgee’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)     Anything contained herein to the contrary notwithstanding, the Pledgee may from time to time, when the Pledgee deems it to be necessary, appoint one or more agents (each an “Agent”) with respect to all or any part of the Collateral. In the event that the Pledgee so appoints any Agent with respect to any Collateral:

(i)       the assignment and pledge of such Collateral and the Security Interest granted in such Collateral by the Pledgor hereunder shall be deemed for purposes of this Agreement to have been made to such Agent, in addition to the Pledgee, as security for the Secured Obligations;

(ii)      such Agent shall automatically be vested, in addition to the Pledgee, with all rights, powers, privileges, interests and remedies of the Pledgee hereunder with respect to such Collateral; and

(iii)     the term “Pledgee,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Pledgee with respect to such Collateral, shall include such Agent; provided that no such Agent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Pledgee.

SECTION 12.     Remedies. If any Event of Default shall have occurred and be continuing:

(a)     The Pledgee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:

(i)       receive all amounts payable in respect of the Collateral otherwise payable under Section 8(b) hereof to the Pledgor;

(ii)      transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)     vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so);

(iv)     without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable.

The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.

(b)     Any cash held by or on behalf of the Pledgee and all cash proceeds received by or on behalf of the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, or then or at any time thereafter applied in whole or in part by the Pledgee against, all or any part of the Secured Obligations.

(c)     The Pledgee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held as Collateral.

SECTION 13.     Registration, etc. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Limited Liability Company Interests pursuant to Section 12 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion:

(i)       may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act;

(ii)      may approach and negotiate with a single possible purchaser to effect such sale; and

(iii)     may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.

In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

SECTION 14.     Remedies Cumulative. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Finance Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Finance Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other or further action in any circumstances without notice or demand.

SECTION 15.     Intentionally omitted.

SECTION 16.     Amendments, Waivers, etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Pledgee to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

SECTION 17.     Notices. Unless otherwise expressly provided herein, all notices or other communications under or in respect of this Agreement to any party shall be made in accordance with Clause 29 of the Loan Agreement.

SECTION 18.     Continuing Security Interest; Assignments under the Loan Agreement. (a) This Agreement shall create a continuing Security Interest in the Collateral and shall (i) remain in full force and effect until the end of the Security Period, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and its successors, transferees and assigns.

(d)     Without limiting the generality of Section 18(a), the Pledgee may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement as provided in Clause 27 of the Loan Agreement, and such relevant transferee or assignee shall thereupon become vested with all the benefits in respect thereof granted to the Pledgee herein or otherwise.

SECTION 19.     Release. At the end of the Security Period, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Pledgee will, at the Pledgor’s expense, promptly execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such release.

SECTION 20.     Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 21.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD FOR ITS CONFLICT OF LAWS PRINCIPLES).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered on the date first above written.

EAGLE BULK SHIPPING INC., as PLEDGOR By: ____________________________ Name: Title:

Accepted and Agreed:

ABN AMRO CAPITAL USA LLC, as Security Trustee, as PLEDGEE

By: ______________________________

Name:

Title:

SCHEDULE 1

COMPANIES

Name of Company	Company’s Jurisdiction of Organization	Company’s Organizational I.D. Number	Interests Authorized
Avocet Shipping LLC	Marshall Islands	961535	100 Limited Liability Company Interests
Bittern Shipping LLC	Marshall Islands	961510	100 Limited Liability Company Interests
Canary Shipping LLC	Marshall Islands	961511	100 Limited Liability Company Interests
Cardinal Shipping LLC	Marshall Islands	960647	100 Limited Liability Company Interests
Condor Shipping LLC	Marshall Islands	960617	100 Limited Liability Company Interests
Crane Shipping LLC	Marshall Islands	961536	100 Limited Liability Company Interests
Crested Eagle Shipping LLC	Marshall Islands	961008	100 Limited Liability Company Interests
Crowned Eagle Shipping LLC	Marshall Islands	961009	100 Limited Liability Company Interests
Egret Shipping LLC	Marshall Islands	961537	100 Limited Liability Company Interests
Falcon Shipping LLC	Marshall Islands	960609	100 Limited Liability Company Interests
Gannet Shipping LLC	Marshall Islands	961584	100 Limited Liability Company Interests
Golden Eagle Shipping LLC	Marshall Islands	960908	100 Limited Liability Company Interests
Goldeneye Shipping LLC	Marshall Islands	961351	100 Limited Liability Company Interests

Name of Company	Company’s Jurisdiction of Organization	Company’s Organizational I.D. Number	Interests Authorized
Grebe Shipping LLC	Marshall Islands	961585	100 Limited Liability Company Interests
Harrier Shipping LLC	Marshall Islands	960611	100 Limited Liability Company Interests
Hawk Shipping LLC	Marshall Islands	960608	100 Limited Liability Company Interests
Ibis Shipping LLC	Marshall Islands	961586	100 Limited Liability Company Interests
Imperial Eagle Shipping LLC	Marshall Islands	960909	100 Limited Liability Company Interests
Jaeger Shipping LLC	Marshall Islands	960845	100 Limited Liability Company Interests
Jay Shipping LLC	Marshall Islands	961654	100 Limited Liability Company Interests
Kestrel Shipping LLC	Marshall Islands	960846	100 Limited Liability Company Interests
Kite Shipping LLC	Marshall Islands	960635	100 Limited Liability Company Interests
Kittiwake Shipping LLC	Marshall Islands	960847	100 Limited Liability Company Interests
Kingfisher Shipping LLC	Marshall Islands	961655	100 Limited Liability Company Interests
Martin Shipping LLC	Marshall Islands	961656	100 Limited Liability Company Interests
Merlin Shipping LLC	Marshall Islands	960723	100 Limited Liability Company Interests
Nighthawk Shipping LLC	Marshall Islands	961842	100 Limited Liability Company Interests
Oriole Shipping LLC	Marshall Islands	960848	100 Limited Liability Company Interests

Name of Company	Company’s Jurisdiction of Organization	Company’s Organizational I.D. Number	Interests Authorized
Osprey Shipping LLC	Marshall Islands	960634	100 Limited Liability Company Interests
Owl Shipping LLC	Marshall Islands	961886	100 Limited Liability Company Interests
Peregrine Shipping LLC	Marshall Islands	960646	100 Limited Liability Company Interests
Petrel Shipping LLC	Marshall Islands	961146	100 Limited Liability Company Interests
Puffin Shipping LLC	Marshall Islands	961147	100 Limited Liability Company Interests
Redwing Shipping LLC	Marshall Islands	961354	100 Limited Liability Company Interests
Roadrunner Shipping LLC	Marshall Islands	961148	100 Limited Liability Company Interests
Sandpiper Shipping LLC	Marshall Islands	961149	100 Limited Liability Company Interests
Shrike Shipping LLC	Marshall Islands	961010	100 Limited Liability Company Interests
Skua Shipping LLC	Marshall Islands	961011	100 Limited Liability Company Interests
Sparrow Shipping LLC	Marshall Islands	960636	100 Limited Liability Company Interests
Stellar Eagle Shipping LLC	Marshall Islands	961061	100 Limited Liability Company Interests
Tern Shipping LLC	Marshall Islands	960850	100 Limited Liability Company Interests
Thrasher Shipping LLC	Marshall Islands	961512	100 Limited Liability Company Interests
Thrush Shipping LLC	Marshall Islands	961781	100 Limited Liability Company Interests

Name of Company	Company’s Jurisdiction of Organization	Company’s Organizational I.D. Number	Interests Authorized
Woodstar Shipping LLC	Marshall Islands	961391	100 Limited Liability Company Interests
Wren Shipping LLC	Marshall Islands	961353	100 Limited Liability Company Interests

SCHEDULE 2

CHIEF EXECUTIVE OFFICE, NAME, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER, AND LOCATION

Name	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.	Chief Executive Office	Location
Eagle Bulk Shipping Inc.	Corporation	Marshall Islands	14155	c/o Eagle Shipping International (USA) LLC 477 Madison Avenue, Suite 1405 New York, NY 10022	New York

annex a

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of October ___, 2014 among EAGLE BULK SHIPPING INC. (the “Pledgor”), ABN AMRO CAPITAL USA LLC (the “Pledgee”), and [●] SHIPPING LLC, as the issuer of the Limited Liability Company Interests (as defined below) (the “Company”).

W I T N E S S E T H :

WHEREAS, the Pledgor and the Pledgee have entered into a Pledge and Security Agreement dated October ___, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Secured Obligations (as defined in the Pledge Agreement), the Pledgor has pledged and granted to the Pledgee a first priority security interest in favor of the Pledgee in, all of the right, title and interest of the Pledgor in and to any and all Limited Liability Company Interests (as defined in the Pledge Agreement) issued from time to time by the Company, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such Limited Liability Company Interests being herein collectively called the “Company Pledged Interests”); and

WHEREAS, the Pledgor desires the Company to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Company Pledged Interests, to vest in the Pledgee control of the Company Pledged Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     The Pledgor hereby irrevocably authorizes and directs the Company, and the Company hereby agrees, after the Company receives a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, (a) to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Company Pledged Interests without the further consent by the Pledgor, and (b) not to comply with any instructions or orders regarding any or all of the Company Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2.     The Company hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Company Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Limited Liability Comapny Interests has been registered in the books and records of the Company. The Company hereby certifies that the Limited Liability Company Interests are in uncertificated form and hereby agrees that the Limited Liability Company Interests shall remain in uncertificated form at all times during the existence of the Pledge Agreement.

3.     The Company hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Company Pledged Interests to the Pledgee does not violate the membership agreement or any other agreement governing the Company or the Company Pledged Interests, and (ii) the Company Pledged Interests are fully paid and nonassessable.

4.     All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Company in respect of the Company will also be sent to the Pledgee at the address set forth in Paragraph 6 below.

5.     Until the Pledgee shall have delivered written notice to the Company that all of the Secured Obligations have been paid in full and this Agreement is terminated, the Company will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Company Pledged Interests from the Company for the account of the Pledgor only by wire transfers to such account as the Pledgee shall instruct.

6.     Except as expressly provided otherwise in Sections 4 and 5, all notices or other communications under or in respect of this Agreement to any party hereto shall be in writing (that is by letter or telefacsimile or Email) and shall be deemed to be duly given or made when delivered (in the case of personal delivery or letter) and when dispatched (in the case of telefacsimile or an Email) to such party addressed to it at the address appearing below (or at such address as such party may hereafter specify for such purpose to the other by notice in writing):

(a)            if to the Pledgor:

Eagle Bulk Shipping Inc.

477 Madison Avenue

New York, NY 10022

Attention: Sophocles N. Zoullas

Facsimile: 212 785-3311

(b)            if to the Pledgee:

ABN AMRO Capital USA LLC

100 Park Avenue, 17th Floor

New York, NY 10017

Attention: Wudasse Zaudou

Facsimile: 917-284-6697

Email: wudasse.zaudou@abnamro.com

A notice or other communication received on a non-working day or after business hours in the place of receipt, shall be deemed to be served on the next following working day in such place.

7.     This Agreement shall be binding upon the successors and assigns of the Pledgor and the Company and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Company and the Pledgor.

8.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Company have caused this Agreement to be executed by their representatives duly authorized as of the date first above written.

EAGLE BULK SHIPPING INC., as PLEDGOR

By: _____________________________

Name:

Title:

ABN AMRO CAPITAL USA LLC, as PLEDGEE

By: _____________________________

Name:

Title:

[●] SHIPPING LLC, as COMPANY

By: _____________________________

Name:

Title:

Appendix J

Date: October ___, 2014

[●] SHIPPING LLC

as Owner

- and -

ABN AMRO CAPITAL USA LLC

in its capacity as Security Trustee

as Mortgagee

______________________________________________________________

FORM OF FIRST PREFERRED MARSHALL ISLANDS MORTGAGE

______________________________________________________________

“[●]”

Watson, Farley & Williams

New York

J-1

INDEX

Clause		Page

1	DEFINITIONS AND INTERPRETATION	2

2	COVENANT TO PAY AND PERFORM	2

3	MORTGAGE	3

4	COVENANTS	4

5	PROTECTION OF SECURITY	5

6	ENFORCEABILITY AND MORTGAGEE’S POWERS	6

7	APPLICATION OF MONEYS	7

8	FURTHER ASSURANCES	8

9	POWER OF ATTORNEY	9

10	INCORPORATION OF LOAN AGREEMENT PROVISIONS	10

11	ASSIGNMENT	10

12	TOTAL AMOUNT, ETC.	10

13	SUPPLEMENTAL	10

14	LAW AND JURISDICTION	11

EXECUTION		13

ACKNOWLEDGEMENT OF MORTGAGE		13

THIS FIRST PREFERRED MORTGAGE is made on October ___, 2014

BY

(1)

[●] SHIPPING LLC, a limited liability company formed under the laws of the Republic of The Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”),

IN FAVOR OF

(2)

ABN AMRO CAPITAL USA LLC, acting through its office at 100 Park Avenue, 17th Floor, New York, NY 10017, in its capacity as Security Trustee (hereinafter the “Mortgagee”, which expression includes its successors and assigns) for the Lenders (as defined below) and the Swap Banks (as defined below).

BACKGROUND

(A)	The Owner is the sole owner of the whole of the vessel “[●]” registered under the laws and flag of the Republic of The Marshall Islands with Official Number [●].

(B)

By a loan agreement dated as of October ___, 2014 among (i) Eagle Bulk Shipping Inc. as borrower (the “Borrower”), (ii) the Owner and the other parties named therein as Guarantors, (iii) the banks and financial institutions named therein as lenders (together with their successors and assigns, the “Lenders”), (iv) the banks and financial institutions named therein as swap banks (together with their successors and assigns, the “Swap Banks”), (v) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as mandated lead arrangers, (vi) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as bookrunners, (vii) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as structuring banks, (viii) ABN AMRO Capital USA LLC as Agent (which expression includes its successors and assigns) and (ix) the Mortgagee, the Lenders have agreed to make a term loan facility of up to U.S.$225,000,000 and a revolving credit facility of up U.S.$50,000,000 (together, the “Loan Facilities”) available to the Borrower on the terms and conditions stated in the loan agreement. A copy of the form of said loan agreement without appendices is annexed to this Mortgage as Exhibit A and made a part hereof (as the same may be amended or supplemented from time to time, the “Loan Agreement”).

(C)

The Borrower may from time to time enter into one or more Master Agreements (the “Master Agreements”) with one or more of the Swap Banks, pursuant to which the Borrower and such Swap Bank or Swap Banks may enter into Transactions (as such term is defined in each of said Master Agreements), each as evidenced by a Confirmation (as such term is defined in each of said Master Agreements), providing for, among other things, the payment of certain amounts by the Borrower to the Swap Banks. The Borrower and the Swap Banks estimate that the net aggregate amount which may become due and payable by the Borrower to the Swap Banks under the Master Agreements shall not exceed U.S.$18,000,000 (the “Swap Exposure”).

(D)

Pursuant to Clause 16 of the Loan Agreement, the Owner and the other Guarantors jointly and severally guaranteed all of the liabilities of the Borrower under the Finance Documents and the Master Agreements.

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(E)	Pursuant to Clause 31 of the Loan Agreement, it was agreed that the Mortgagee would hold this Mortgage for the benefit of the Lenders and the Swap Banks.

(F)

It is one of the conditions precedent under the Loan Agreement to the availability of the Loan Facilities that the Owner executes and delivers this Mortgage in favor of the Mortgagee as security for the Secured Liabilities and the performance and observance of and compliance with the covenants, terms and conditions contained in the Finance Documents to which the Owner is or is to be a party.

(G)	The Owner has authorized the execution and delivery of this Mortgage under and pursuant to Chapter 3 of the Republic of The Marshall Islands Maritime Act 1990 as amended.

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Mortgage unless the context otherwise requires.

1.2	Definitions. In this Mortgage, unless the contrary intention appears:

“Secured Liabilities” means all liabilities which the Owner has, at the date of this Mortgage or at any later time or times, under or in connection with any Finance Document or Master Agreement to which the Owner is or is to be a party or any judgment relating to any such Finance Documents or Master Agreement; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country; and

“Ship” means the vessel described in Recital (A) and includes its engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or later acquired.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 to 1.8 of the Loan Agreement apply, with any necessary modifications, to this Mortgage.

1.4

Inconsistency between Loan Agreement provisions and this Mortgage. This Mortgage shall be read together with the Loan Agreement, but in case of any conflict between the Loan Agreement and this Mortgage, the provisions of the Loan Agreement shall prevail to the extent permitted by Marshall Islands law.

2	COVENANT TO PAY AND PERFORM

2.1	Covenant to pay. The Owner shall duly and punctually pay and discharge the Secured Liabilities in the manner provided for in the Finance Documents to which it is a party.

2.2	Covenant to perform. The Owner covenants with the Mortgagee to observe and perform all its obligations under the Finance Documents to which it is a party.

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3	MORTGAGE

3.1

Mortgage. In consideration of the premises and other good and valuable consideration, the Owner grants, conveys, mortgages, pledges, confirms, assigns, transfers and sets over the whole of the Ship to the Mortgagee as a continuing security for the due and punctual payment and discharge by the Owner of the Secured Liabilities under Clause 2.1 and the observation and performance by the Owner of all its obligations under Clause 2.2.

3.2

Extent of property mortgaged. This Mortgage shall not cover property other than the Ship as the term “Vessel” is used in Sub-division 2 of Section 308 of Chapter 3 of the Republic of The Marshall Islands Maritime Act 1990 as amended.

3.3	Void provisions. Any provision of this Mortgage construed as waiving the preferred status of this Mortgage shall, to such extent, be void and of no effect.

3.4	Continuing security.

(a)	This Mortgage shall remain in force until the end of the Security Period as a continuing security and, in particular:

(i)	the Security Interest created by Clause 3.1 shall not be satisfied by any intermediate payment or satisfaction of the Secured Liabilities;

(ii)

the Security Interest created by Clause 3.1, and the rights of the Mortgagee under this Mortgage, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Mortgagee; and

(iii)

no failure or delay by or on behalf of the Mortgagee to enforce or exercise a Security Interest created by Clause 3.1 or a right of the Mortgagee under this Mortgage, and no act, course of conduct, acquiescence or failure to act (or to prevent the Owner from taking certain action) which is inconsistent with such a Security Interest or such a right shall preclude or estop the Mortgagee (either permanently or temporarily) from enforcing or exercising it.

(b)

This Mortgage is in addition to and is not in any way prejudiced by, and shall not prejudice any other guarantee or Collateral or any other right of recourse now or subsequently held by any Creditor Party or any right of set-off or netting or rights to combine accounts in connection with the Finance Documents.

3.5

Principal and independent debtor. The Owner shall be liable under this Mortgage as a principal and independent debtor and accordingly it shall not have, as regards this Mortgage, any of the rights or defenses of a surety.

3.6	Waiver of rights and defenses. Without limiting the generality of Clause 3.5, the Owner shall neither be discharged by, nor have any claim against any Creditor Party in respect of:

(a)	any amendment or supplement being made to any Finance Document or any Master Agreement;

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(b)	any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, any Finance Document or any Master Agreement;

(c)	any release or loss (even though negligent) of any right or Security Interest created by the Finance Documents;

(d)

any failure (even though negligent) promptly or properly to exercise or enforce any such right or Security Interest, including a failure to realize for its full market value an asset covered by such a Security Interest; or

(e)

any other Finance Document or any Master Agreement or any Security Interest now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it.

3.7

Subordination of rights of Owner. All rights which the Owner at any time has (whether in respect of this Mortgage or any other transaction) against the Borrower, any other Security Party or their respective assets shall be fully subordinated to the rights of the Creditor Parties under the Finance Documents; and in particular, the Owner shall not:

(a)

claim, or in a bankruptcy of the Borrower or any other Security Party prove for, any amount payable to the Owner by the Borrower or any other Security Party, whether in respect of this Mortgage or any other transaction;

(b)	take or enforce any Security Interest for any such amount;

(c)	claim to set-off any such amount against any amount payable by the Owner to the Borrower or any other Security Party; or

(d)	claim any subrogation or other right in respect of any Finance Document or any Master Agreement or any sum received or recovered by any Creditor Party under a Finance Document or any Master Agreement.

3.8

No obligations imposed on Mortgagee. The Owner shall remain liable to perform all obligations connected with the Ship and the Mortgagee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Ship.

3.9	Intentionally omitted.

3.10

Release of security. At the end of the Security Period, the Mortgagee shall, at the request and cost of the Owner, promptly discharge this Mortgage and execute and deliver, at the reasonable expense of the Owner, such documents and instruments, and take such action, reasonably requested by the Owner to evidence such discharge.

4	COVENANTS

4.1	General. The Owner shall comply with the following provisions of this Clause 4 at all times during the Security Period except as the Mortgagee may otherwise permit in writing.

4.2

Insurance and Ship covenants. The Owner shall comply with the provisions of clauses 11.2(a) (Security Interest), 13 (Marine Insurance Covenants) and 14 (Ship Covenants) of the Loan Agreement, all of which are expressly incorporated in this Mortgage with any necessary modifications.

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4.3	Perfection of Mortgage. The Owner shall:

(a)

comply with and satisfy all the requirements and formalities established by the Republic of The Marshall Islands Maritime Act 1990 as amended and any other pertinent legislation of the Republic of The Marshall Islands to perfect this Mortgage as a legal, valid and enforceable first preferred mortgage and maritime lien upon the Ship; and

(b)	promptly provide the Mortgagee from time to time with evidence in such form as the Mortgagee requires that the Owner is complying with Clause 4.3(a).

4.4	Notice of Mortgage. The Owner shall:

(a)

carry on board the Ship with its papers a certified copy of this Mortgage and cause that certified copy of this Mortgage to be exhibited to any person having business with the Ship which might give rise to a lien on the Ship other than a lien for crew’s wages and salvage and to any representative of the Mortgagee on demand; and

(b)

place and maintain in a conspicuous place in the navigation room and the Master’s cabin of the Ship a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

“NOTICE OF MORTGAGE

This Vessel is covered by a First Preferred Mortgage to ABN AMRO CAPITAL USA LLC in its capacity as Security Trustee, as Mortgagee under authority of Chapter 3 of the Republic of The Marshall Islands Maritime Act 1990 as amended. Under the terms of the said Mortgage neither the Owner nor any Charterer nor the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew’s wages and salvage.”

5	PROTECTION OF SECURITY

5.1

Mortgagee’s right to protect or maintain security. The Mortgagee may, but shall not be obliged to, take any action which it may think fit for the purpose of protecting or maintaining the security created by this Mortgage or for any similar or related purpose.

5.2	Mortgagee’s right to insure, repair etc. Without limiting the generality of Clause 5.1, if the Owner does not comply with Clause 4, the Mortgagee may:

(a)	effect, replace and renew any Insurances;

(b)	arrange for the carrying out of such surveys and/or repairs of the Ship as it deems expedient or necessary; and

5

(c)

discharge any liabilities charged on the Ship, or otherwise relating to or affecting it, and/or take any measures which the Mortgagee may think expedient or necessary for the purpose of securing its release.

6	ENFORCEABILITY AND MORTGAGEE’S POWERS

6.1

Right to enforce security. If an Event of Default occurs and irrespective of whether a notice has been served under clause 20.2 (Actions following an Event of Default) of the Loan Agreement and without the necessity for the Mortgagee to serve any notice or take any other action or for any court order in any jurisdiction to the effect that an Event of Default has occurred or that the Security Interest constituted by this Mortgage has become enforceable:

(a)	the Security Interest constituted by this Mortgage shall immediately become enforceable;

(b)	the Mortgagee shall be entitled at any time or times to exercise the powers set out in Clause 6.2 and in any other Finance Document;

(c)

the Mortgagee shall be entitled at any time or times to exercise the powers possessed by it as mortgagee of the Ship conferred by the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner or the Ship; and

(d)

the Mortgagee shall be entitled to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by applicable law including the provisions of Chapter 3 of the Republic of The Marshall Islands Maritime Act 1990 as amended.

6.2	Right to take possession, sell etc. If the Security Interest constituted by this Mortgage has become enforceable, the Mortgagee shall be entitled then or at any later time or times:

(a)

to take possession of the Ship whether actually or constructively and/or otherwise to take control of the Ship wherever the Ship may be and cause the Owner or any other person in possession of the Ship forthwith upon demand to surrender the Ship to the Mortgagee without legal process and without the Mortgagee or any other Creditor Party being liable for any losses thereby caused or to account to the Owner in connection therewith;

(b)

to sell the Ship with or without prior notice to the Owner, and with or without the benefit of any charterparty or other contract for its employment, by public auction or private contract at any time, at any place and upon any terms (including, without limitation, on terms that all or any part or parts of the purchase price be satisfied by shares, loan stock or other securities and/or be left outstanding as a debt, whether secured or unsecured and whether carrying interest or not) which the Mortgagee may think fit, with power for the Mortgagee to purchase the Ship at any such public auction and to set off the purchase price against all or any part of the Secured Liabilities;

(c)

to manage, insure, maintain and repair the Ship and to charter, employ, lay up or in any other manner whatsoever deal with the Ship in any manner, upon any terms and for any period which the Mortgagee may think fit, in all respects as if the Mortgagee were the owner of the Ship and without the Mortgagee or any other Creditor Party being responsible for any loss thereby incurred;

6

(d)

to collect, recover and give good discharge for any moneys or claims arising in relation to the Ship and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(e)

to take over or commence or defend (if necessary using the name of the Owner) any claims or proceedings relating to, or affecting, the Ship which the Mortgagee may think fit and to abandon, release or settle in any way any such claims or proceedings; and

(f)	generally, to enter into any transaction or arrangement of any kind and to do anything in relation to the Ship which the Mortgagee may think fit.

6.3	No liability of Mortgagee.

(a)	The Mortgagee shall not be obliged to check the nature or sufficiency of any payment received by it under this Mortgage or to preserve, exercise or enforce any right relating to the Ship.

(b)	In addition to, and without limiting, any exclusion or limitation of liability of any Creditor Party under any Finance Document, the Mortgagee shall not have any liability to any Security Party:

(i)	for any loss caused by an exercise of, or failure to exercise, rights under or enforcement of, or failure to enforce any Security Interest created by this Mortgage;

(ii)	as mortgagee-in-possession or otherwise, to account for any income or principal amount which might have been produced or realized from the Ship; or

(iii)	as mortgagee-in-possession or otherwise, for any reduction in the value of the Ship.

6.4

No requirement to commence proceedings against Borrower. Neither the Mortgagee nor any other Creditor Party will need to commence any proceedings under, or enforce any Security Interest created by, the Loan Agreement any Master Agreement or any other Finance Document before commencing proceedings under, or enforcing any Security Interest created by, this Mortgage.

6.5

Suspense account. The Mortgagee may, for the purpose of claiming or proving in a bankruptcy of the Borrower or any other Security Party, place any sum received or recovered under or by virtue of this Mortgage or any Security Interest connected with it on a separate suspense or other nominal account without applying it in satisfaction of the Borrower’s obligations under the Loan Agreement.

7	APPLICATION OF MONEYS

7.1	General. All sums received by the Mortgagee:

(a)	in respect of sale of the Ship;

(b)	in respect of net profits arising out of the employment of the Ship pursuant to Clause 6.2(c); or

(c)	in respect of any other transaction or arrangement under Clauses 6.1 or 6.2,

shall be held by the Mortgagee upon trust:

7

(i)	first to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Mortgagee in or in connection with the exercise of its powers; and

(ii)	second to pay the balance over to the Agent for application in accordance with clause 18 (Application of Receipts) of the Loan Agreement.

8	FURTHER ASSURANCES

8.1	Owner’s obligation to execute further documents etc. The Owner shall:

(a)	execute and deliver to the Mortgagee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document as the Mortgagee may, in any particular case, reasonably specify; and

(b)	effect any registration or notarization, give any notice or take any other step,

which the Mortgagee may, by notice to the Owner, reasonably specify for any of the purposes described in Clause 8.2 or for any similar or related purpose.

8.2	Purposes of further assurances. The purposes referred to in Clause 8.1 are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Mortgagee intended should be created by or pursuant to this Mortgage or any other Finance Document;

(b)

to protect the priority, or increase the effectiveness, in any jurisdiction of any Security Interest which is created, or which the Mortgagee intended should be created, by or pursuant to this Mortgage or any other Finance Document;

(c)

to enable or assist the Mortgagee to sell or otherwise deal with the Ship, to transfer title to, or grant any interest or right relating to, the Ship or to exercise any power which is referred to in Clauses 6.1 or 6.2 or which is conferred by any Finance Document; or

(d)

to enable or assist the Mortgagee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to the Ship in any country or under the law of any country.

8.3

Terms of further assurances. The Mortgagee may specify the terms of any document to be executed by the Owner under Clause 8.1, and those terms may include any covenants, undertakings, powers and provisions which the Mortgagee considers appropriate to protect its, and any other Creditor Party’s, interests.

8.4	Obligation to comply with notice. The Owner shall comply with a notice under Clause 8.1 by the date specified in the notice.

8.5

Additional corporate action. At the same time as the Owner delivers to the Mortgagee any document executed under Clause 8.1(a), the Owner shall also deliver to the Mortgagee a certificate signed by the Owner’s Manager which shall:

8

(a)	set out the text of a resolution of the Owner’s directors (or equivalent governing body) specifically authorizing the execution of the document specified by the Mortgagee; and

(b)

state that either the resolution was duly passed at a meeting of the directors (or equivalent governing body) validly convened and held throughout which a quorum of directors (or equivalent governing body) entitled to vote on the resolution was present or that the resolution has been signed by all the directors (or equivalent governing body) and is valid under the Owner’s constitutional documents.

9	POWER OF ATTORNEY

9.1

Appointment. For the purpose of securing the Mortgagee’s interest in the Ship and the due and punctual performance of the Owner’s obligations to the Mortgagee under this Mortgage and every other Finance Documents and Master Agreement to which the Owner is or is to be a party, the Owner irrevocably and by way of security appoints (with full power of substitution) the Mortgagee as its attorney-in-fact:

(a)

to do all acts and execute or sign all documents which the Owner itself can do and execute in relation to the Ship including, without limitation, all acts and documents necessary to sell the Ship by such means and on such terms as the Mortgagee may determine; and

(b)

to do all acts and things and execute or sign all documents which the Owner is obliged to do, execute or sign under this Mortgage and the other Finance Documents and which it has failed so to do, execute or sign immediately upon the Mortgagee’s first written demand.

The power of attorney constituted by this Clause 9.1 shall be exercisable only on the occurrence and during the continuance of an Event of Default.

9.2	General power of attorney. The power of attorney constituted by Clause 9.1 shall be a general power of attorney.

9.3	Ratification. The Owner ratifies and confirms, and agrees to ratify and confirm, any act, deed or document which the Mortgagee (or any substitute) does or executes pursuant to its terms.

9.4

Conclusiveness of exercise. The exercise of the power of attorney constituted by Clause 9.1 shall not put any person dealing with the Mortgagee (or any substitute) on enquiry whether, by its terms, the power of attorney is exercisable and the exercise by the Mortgagee (or any substitute) of its powers shall, as between the Mortgagee (or any substitute) and any third party, be conclusive evidence of the Mortgagee’s right (or the right of any substitute) to exercise the same.

9.5

Delegation. The Mortgagee may delegate to any person or persons all or any of the powers and discretions conferred on the Mortgagee by Clause 9.1 and may do so on terms authorizing successive sub-delegations.

9.6	Duration. The power of attorney constituted by Clause 9.1 shall be granted for the duration of the Security Period.

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10	INCORPORATION OF LOAN AGREEMENT PROVISIONS

10.1	Incorporation of specific provisions. The following provisions of the Loan Agreement apply to this Mortgage as if they were expressly incorporated in this Mortgage with any necessary modifications:

Clause 23, No Set-Off or Tax Deduction; Tax Indemnity; FATCA

Clause 28, Variations and Waivers;

Clause 29, Notices; and

Clause 30, Supplemental.

10.2

Incorporation of general provisions. Clause 10.1 is without prejudice to the application to this Mortgage of any provision of the Loan Agreement which, by its terms, applies or relates to the Finance Documents generally or this Mortgage specifically.

11	ASSIGNMENT

11.1

Assignment and transfer by Mortgagee. The Mortgagee may assign its rights, or transfer any of its rights and obligations, under and in connection with this Mortgage in accordance with the provisions of the Loan Agreement.

12	TOTAL AMOUNT, ETC.

12.1

Total amount. For the purpose of recording this Mortgage as required by Chapter 3 of the Republic of The Marshall Islands Maritime Act 1990 as amended, the total amount of the direct and contingent obligations secured by this Mortgage is U.S.$293,000,000 (of which (a) U.S.$275,000,000 is attributable to the Loan Facilities and (b) U.S.$18,000,000 is attributable to the Swap Exposure) together with interest, fees, commissions and performance of mortgage covenants. The date of maturity of this Mortgage is on demand and there is no separate discharge amount.

13	SUPPLEMENTAL

13.1	No restriction on other rights. Nothing in this Mortgage shall be taken to exclude or restrict any power, right or remedy which the Mortgagee or any other Creditor Party may at any time have under:

(a)	any other Finance Document or Master Agreement; or

(b)	the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner or the Ship.

13.2	Exercise of other rights. The Mortgagee may exercise any right under this Mortgage before it or any other Creditor Party has exercised any right referred to in Clause 13.1(a) or (b).

13.3	Invalidity of Loan Agreement. In the event of:

10

(a)	the Loan Agreement now being or later becoming void, illegal, unenforceable or otherwise invalid for any reason whatsoever; or

(b)

a bankruptcy of the Borrower, the introduction of any law or any other matter resulting in the Borrower being discharged from liability under the Loan Agreement, or the Loan Agreement ceasing to operate (for example, by interest ceasing to accrue);

this Mortgage shall cover any amount which would have been or become payable under or in connection with the Loan Agreement if the Loan Agreement had been and remained entirely valid and enforceable and the Borrower had remained fully liable under it; and references in this Mortgage to amounts payable by the Borrower under or in connection with the Loan Agreement shall include references to any amount which would have so been or become payable as aforesaid.

13.4	Invalidity of Finance Documents. Clause 13.3 also applies to each of the other Finance Documents and Master Agreements to which the Borrower is a party.

13.5

Settlement or discharge conditional. Any settlement or discharge under this Mortgage between the Mortgagee or any other Creditor Party and the Owner shall be conditional upon no security or payment to the Mortgagee or any other Creditor Party by the Owner or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

14	LAW AND JURISDICTION

14.1	Marshall Islands law. This Mortgage shall be governed by, and construed in accordance with, Marshall Islands law.

14.2	Choice of forum. The Mortgagee reserves the rights:

(a)	to commence proceedings in relation to any matter which arises out of or in connection with this Mortgage in the courts of any country which have or claim jurisdiction to that matter; and

(b)

to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in the Marshall Islands or without commencing proceedings in the Marshall Islands.

14.3

Action against Ship. The rights referred to in Clause 14.2 include the right of the Mortgagee to arrest and take action against the Ship at whatever place the Ship shall be found lying and for the purpose of any action which the Mortgagee may bring before the courts of that jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Ship, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Ship (or upon anyone acting as the Master) and such service shall be deemed good service on the Owner for all purposes.

14.4

Mortgagee’s rights unaffected. Nothing in this Clause 14 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

11

14.5	Meaning of “proceedings”. In this Clause 14, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

12

EXECUTION

THIS MORTGAGE has been executed by the duly authorized [Attorney-in-Fact] of the Owner on the date stated at the beginning of this Mortgage.

[●] SHIPPING LLC

By: ...........................................................

Name:

Title:

ACKNOWLEDGEMENT OF MORTGAGE

STATE OF NEW YORK	)
) S.S.
COUNTY OF NEW YORK	)

On this ___ day of October before me personally appeared [●] to me known who being by me duly sworn did depose and say that he resides at [●] that he is an attorney-in-fact for [●] SHIPPING LLC the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Power of Attorney of said limited liability company dated October ___, 2014.

Notary Public

13

Appendix K-1

PROMISSORY NOTE

(Term Loan Facility)

AMOUNT: U.S. $225,000,000

DATE: October ___, 2014

FOR VALUE RECEIVED, EAGLE BULK SHIPPING INC., a corporation incorporated under the laws of the Republic of the Marshall Islands, as borrower (the “Borrower”), hereby promises to pay to the order of ABN AMRO CAPITAL USA LLC, in its capacity as agent (in such capacity, the “Agent”, which expression includes its successors and assigns) for the Lenders under the Loan Agreement referred to below, the principal sum of TWO HUNDRED AND TWENTY FIVE MILLION UNITED STATES DOLLARS (U.S. $225,000,000) or, if less, the aggregate unpaid principal amount of the term loan advances (the “Term Loan Advances”) from time to time outstanding made by the Lenders to the Borrower pursuant to the Loan Agreement dated as of October ___, 2014 (as the same may be amended or supplemented from time to time, the “Loan Agreement”) among (i) the Borrower, (ii) the companies listed in Schedule 8 therein as joint and several guarantors, (iii) the banks and financial institutions listed in Schedule 1 therein as lenders (together with their successors and assigns, the “Lenders”), (iv) the banks and financial institutions listed in Schedule 2 therein as swap banks (together with their successors and assigns, the “Swap Banks”), (v) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as Mandated Lead Arrangers, (vi) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as Bookrunners, (vii) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as Structuring Banks, (viii) ABN AMRO Capital USA LLC as security trustee (the “Security Trustee”, which expression includes its successors and assigns), and (ix) the Agent. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement.

The Term Loan Advances shall be repaid and/or prepaid by the Borrower in accordance with Clause 8 of the Loan Agreement. The Borrower shall also pay interest on the Term Loan Advances from the Drawdown Date of each Term Loan Advance until payment in full at the times and in the manner provided in Clauses 5 – 7 of the Loan Agreement. Subject to the terms of the Loan Agreement, interest on each Term Loan Advance shall accrue at the rates determined from time to time in accordance with Clause 5 of the Loan Agreement. Any principal installment not paid when due, whether on an installment payment date or by acceleration, shall bear interest thereafter at the default rate determined in accordance with Clause 7 of the Loan Agreement. All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360-day year. The provisions of Clauses 5 through 7 of the Loan Agreement are incorporated herein with full force and effect as if they were fully set forth herein.

All payments of principal and interest to be made by the Borrower under this Note shall be made in Dollars to the Agent, for the account of the Lenders:

(a)	not later than 11:00 a.m. (New York City time) on the due date (any payment received after 11:00 a.m. New York City time shall be deemed to have been paid on the next Business Day);

(b)

in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by the Loan Agreement); and

K-1 - 1

(c)

to the account of the Agent at Wells Fargo Bank NA, San Francisco, CA, Account No. 4122099799, ABA No. 121000248, SWIFT ID No. WFBIUS6S, Ref: Eagle Bulk Shipping Inc., or to such other account with such other bank as the Agent may from time to time notify to the Borrower and the other Creditor Parties.

The Agent shall endorse the amount and the date of the making of each Term Loan Advance and any prepayment or payment of principal hereunder on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided that any failure to endorse such information on such grid shall not in any manner affect the obligation of the Borrower to make payment of principal and interest in accordance with the terms of the Loan Agreement and this Note.

If this Note or any payment required to be made hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended until the next following Business Day and interest shall be payable during such extension at the rate applicable immediately prior thereto, unless such next following Business Day falls in the following calendar month, in which case the due date thereof shall be adjusted to the immediately preceding Business Day.

This Note is one of the Notes referred to in the Loan Agreement and is entitled to the security and benefits therein provided, including, but not limited to, such security as provided in the Finance Documents. Upon the occurrence of any Event of Default under Clause 20 of the Loan Agreement, the principal hereof and accrued interest hereon may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable.

In the event that the holder of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all costs and expenses of such action, including reasonable attorney’s fees.

The Borrower hereby waives presentment, protest, demand for payment, diligence, notice of dishonor and of nonpayment, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, hereby waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, without limitation, exemptions provided by or allowed under any federal or state bankruptcy or insolvency laws, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof and hereby consents to any extensions of time, renewals, releases of any party this Note, waiver or modification that may be granted or consented to by the holder of this Note.

The Borrower agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

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If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in the Loan Agreement or this Note or any other agreement made in connection with this transaction, it is agreed that (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Loan Agreement, this Note or any other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law, if any, and any excess shall be credited to the Borrower and (b) if the Lenders elect to accelerate the maturity of, or if the Borrower prepays the indebtedness described in this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, provided for in the Loan Agreement, in this Note or otherwise, shall be credited to the Borrower automatically as of the date of acceleration or prepayment.

THE UNDERSIGNED, AND THE AGENT BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

K-1 - 3

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the date and year first above written.

EAGLE BULK SHIPPING INC.

By: _____________________________

Name:

Title:

K-1 - 4

TERM LOAN ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Term Loan Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

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Appendix K-2

PROMISSORY NOTE

(Revolving Credit Facility)

AMOUNT: U.S. $50,000,000

DATE: October ___, 2014

FOR VALUE RECEIVED, EAGLE BULK SHIPPING INC., a corporation incorporated under the laws of the Republic of the Marshall Islands, as borrower (the “Borrower”), hereby promises to pay to the order of ABN AMRO CAPITAL USA LLC, in its capacity as agent (in such capacity, the “Agent”, which expression includes its successors and assigns) for the Lenders under the Loan Agreement referred to below, the principal sum of FIFTY MILLION UNITED STATES DOLLARS (U.S. $50,000,000) or, if less, the aggregate unpaid principal amount of the revolving advances (the “Revolving Advances”) from time to time outstanding made by the Lenders to the Borrower pursuant to the Loan Agreement dated as of October ___, 2014 (as the same may be amended or supplemented from time to time, the “Loan Agreement”) among (i) the Borrower, (ii) the companies listed in Schedule 8 therein as joint and several guarantors, (iii) the banks and financial institutions listed in Schedule 1 therein as lenders (together with their successors and assigns, the “Lenders”), (iv) the banks and financial institutions listed in Schedule 2 therein as swap banks (together with their successors and assigns, the “Swap Banks”), (v) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as Mandated Lead Arrangers, (vi) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as Bookrunners, (vii) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as Structuring Banks, (viii) ABN AMRO Capital USA LLC as security trustee (the “Security Trustee”, which expression includes its successors and assigns), and (ix) the Agent. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement.

The Revolving Advances shall be repaid and/or prepaid by the Borrower in accordance with Clause 8 of the Loan Agreement. The Borrower shall also pay interest on the Revolving Advances from the Drawdown Date of each Revolving Advance until payment in full at the times and in the manner provided in Clauses 5 – 7 of the Loan Agreement. Subject to the terms of the Loan Agreement, interest on each Revolving Advance shall accrue at the rates determined from time to time in accordance with Clause 5 of the Loan Agreement. Any principal not paid when due shall bear interest thereafter at the default rate determined in accordance with Clause 7 of the Loan Agreement. All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360-day year. The provisions of Clauses 5 through 7 of the Loan Agreement are incorporated herein with full force and effect as if they were fully set forth herein.

All payments of principal and interest to be made by the Borrower under this Note shall be made in Dollars to the Agent, for the account of the Lenders:

(a)	not later than 11:00 a.m. (New York City time) on the due date (any payment received after 11:00 a.m. New York City time shall be deemed to have been paid on the next Business Day);

(b)

in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by the Loan Agreement); and

(c)

to the account of the Agent at Wells Fargo Bank NA, San Francisco, CA, Account No. 4122099799, ABA No. 121000248, SWIFT ID No. WFBIUS6S, Ref: Eagle Bulk Shipping Inc., or to such other account with such other bank as the Agent may from time to time notify to the Borrower and the other Creditor Parties.

K-2 - 1

The Agent shall endorse the amount and the date of the making of each Revolving Advance and any prepayment or payment of principal hereunder on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided that any failure to endorse such information on such grid shall not in any manner affect the obligation of the Borrower to make payment of principal and interest in accordance with the terms of the Loan Agreement and this Note.

If this Note or any payment required to be made hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended until the next following Business Day and interest shall be payable during such extension at the rate applicable immediately prior thereto, unless such next following Business Day falls in the following calendar month, in which case the due date thereof shall be adjusted to the immediately preceding Business Day.

This Note is one of the Notes referred to in the Loan Agreement and is entitled to the security and benefits therein provided, including, but not limited to, such security as provided in the Finance Documents. Upon the occurrence of any Event of Default under Clause 20 of the Loan Agreement, the principal hereof and accrued interest hereon may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable.

In the event that the holder of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all costs and expenses of such action, including reasonable attorney’s fees.

The Borrower hereby waives presentment, protest, demand for payment, diligence, notice of dishonor and of nonpayment, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, hereby waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, without limitation, exemptions provided by or allowed under any federal or state bankruptcy or insolvency laws, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof and hereby consents to any extensions of time, renewals, releases of any party this Note, waiver or modification that may be granted or consented to by the holder of this Note.

The Borrower agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in the Loan Agreement or this Note or any other agreement made in connection with this transaction, it is agreed that (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Loan Agreement, this Note or any other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law, if any, and any excess shall be credited to the Borrower and (b) if the Lenders elect to accelerate the maturity of, or if the Borrower prepays the indebtedness described in this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, provided for in the Loan Agreement, in this Note or otherwise, shall be credited to the Borrower automatically as of the date of acceleration or prepayment.

K-2 - 2

THE UNDERSIGNED, AND THE AGENT BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

K-2 - 3

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the date and year first above written.

EAGLE BULK SHIPPING INC.

By: _____________________________

Name:

Title:

K-2 - 4

REVOLVING ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Revolving Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

K-2 - 5

Appendix L

FORM OF MANAGEMENT AGREEMENT ASSIGNMENT

THIS MANAGEMENT AGREEMENT ASSIGNMENT, dated as of October ___, 2014 (this “Assignment”), is made by [●] SHIPPING LLC, a limited liability company formed and existing under the laws of the Republic of The Marshall Islands (the “Assignor”), to and in favor of ABN AMRO CAPITAL USA LLC as Security Trustee (the “Assignee”, which expression includes its successors and assigns) for the Lenders and the Swap Banks. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement (as defined below).

WHEREAS:

1.     The Assignor has entered into a [Ship Management][Agency] Agreement dated [●] (as the same may from time to time be amended and/or supplemented, the “Management Agreement”) with [●], a [●] organized and existing under the laws of [●] (the “Ship Manager”), providing for the management of [●] registered under the laws and flag of the Republic of The Marshall Islands, Official Number [●] (the “Ship”) upon the terms and conditions stated in the Management Agreement.

2.     Pursuant to and subject to the conditions contained in a loan agreement dated as of October ___, 2014 (as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among (i) Eagle Bulk Shipping, Inc. as borrower (the “Borrower”), (ii) the Guarantors named therein, including the Assignor, (iii) the banks and financial institutions named therein as lenders (together with their successors and assigns, the “Lenders”), (iv) the banks and financial institutions named therein as swap banks (together with their successors and assigns, the “Swap Banks”), (v) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as mandated lead arrangers, (vi) ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank and CIT Finance LLC as bookrunners, (vii) ABN AMRO Capital USA LLC and Crédit Agricole Corporate and Investment Bank as structuring banks, (viii) ABN AMRO Capital USA LLC as Agent (which expression includes its successors and assigns) and (ix) the Assignee as Security Trustee, the Lenders have agreed to make available to the Borrower term and revolving loan facilities (together, the “Loan Facilities”) in the amounts described therein.

3.     The Borrower may from time to time enter into one or more Master Agreements with one or more of the Swap Banks, pursuant to which the Borrower and such Swap Bank or Swap Banks may enter into Transactions (as such term is defined in said Master Agreements), each as evidenced by a Confirmation (as such term is defined in said Master Agreements), providing for, among other things, the payment of certain amounts by the Borrower to the Swap Banks to protect the Borrower against the risk of interest rate fluctuations in respect of the Loan Agreement (said Master Agreements and the respective Schedules thereto and any Confirmations exchanged thereunder, the “Master Agreements”). It is one of the conditions precedent under the Loan Agreement to the availability of the Loan Facilities that the Assignor executes and delivers this Assignment in favor of the Assignee as security for the Secured Liabilities and the performance and observance of and compliance with the covenants, terms and conditions contained in the Finance Documents and the Master Agreements to which the Assignor is or is to be a party (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the premises, the Assignor hereby agrees as follows:

SECTION 1.     Assignment. (a) As security for the Obligations, the Assignor hereby assigns, transfers and sets over unto the Assignee for the benefit of the Lenders and the Swap Banks, and hereby grants the Assignee a continuing, first priority security interest in, all of the Assignor’s right, title and interest in and to the Management Agreement, including, without limitation: (i) all claims, rights, remedies, powers and privileges for moneys due and to become due to the Assignor pursuant to the Management Agreement, (ii) all claims, rights, remedies, powers and privileges for failure of the Ship Manager to meet any of its obligations under the Management Agreement, (iii) the right to make all waivers, consents and agreements under the Management Agreement; (iv) the right to give and receive all notices and other instruments or communications under the Management Agreement; (v) the right to take such action, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Management Agreement, or by law, and to do any and all other things whatsoever which the Assignor is, or may be, entitled to do under the Management Agreement, including, without limitation, continuation or termination of the Management Agreement following an Event of Default (as referred to in Section 4 hereof) upon the same terms prevailing under the Management Agreement immediately prior to such Event of Default; and (vi) any proceeds of the foregoing (collectively, the “Collateral”).

(b)     Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

(c)     Upon full satisfaction of all of the Obligations, this Assignment shall terminate, and at the sole cost and expense of the Assignor, the Assignee shall, upon the request of the Assignor, (i) promptly execute and deliver to the Assignor (or such other party as the Assignor may direct), a proper instrument or instruments acknowledging the satisfaction and termination of this Assignment and any and all instruments of release as the Assignor shall reasonably request as are necessary to evidence discharge of the Lien of this Assignment, and (ii) duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral and the documents delivered pursuant to this Assignment as may be in the possession of the Assignee that have not theretofore been applied or put into effect or released pursuant to this Assignment, together with any moneys at the time held by the Assignee hereunder or pursuant hereto.

SECTION 2. Notice and Consent. The Assignor hereby covenants and agrees that it will upon the execution and delivery of this Assignment:

(a)     procure that notice of this Assignment in substantially the form of Annex A attached hereto shall be duly given to the Ship Manager; and

(b)     shall (or in the case of a Ship Manager who is not controlled by the Borrower, shall use reasonable commercial efforts to ) cause the Ship Manager to execute a consent to this Assignment in the form of Annex B attached hereto.

SECTION 3.     Assignor to Remain Liable. Anything herein contained to the contrary notwithstanding:

(a)     the Assignor shall at all times remain fully liable under the Management Agreement to perform all of the duties and obligations assumed by it thereunder to the same extent as if this Assignment had not been executed, and the Assignee shall have no obligation or liability under the Management Agreement by reason of or arising out of this Assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any of the duties or obligations of the Assignor under or pursuant to the Management Agreement or to make any payment or any indemnity under the Management Agreement or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times; and

(b)     no notice, request or demand under the Management Agreement shall be valid as against the Assignee unless and until a copy thereof is furnished to the Assignee.

SECTION 4.     Event of Default. (a) Upon the occurrence of an Event of Default and so long as such Event of Default shall be continuing, the Assignee (or its nominee or nominees) shall be entitled with or without notice to the Assignor to exercise all of the claims, rights, remedies, powers and privileges assigned to it hereunder or available to it by law for the protection and enforcement of its rights hereunder, including, without limiting the foregoing, to instruct the Ship Manager to:

(i)       pay all amounts from time to time due and payable to, or receivable by, the Assignor under the Management Agreement to such account as the Assignee may designate; and

(ii)      deliver directly to the Assignee copies of all notices and other instruments, certificates, reports and communications required or permitted to be given or made by the Ship Manager to the Assignor pursuant to the Management Agreement.

(b)     For the avoidance of doubt, so long as no Event of Default shall have occurred and be continuing, the Assignor shall be entitled to exercise all of the claims, rights, remedies, powers and privileges assigned to the Assignee hereunder.

SECTION 5.     Representations and Warranties. The Assignor represents and warrants that:

(a)     the Management Agreement has been duly executed by the Assignor, and, to the Assignor’s knowledge, by the Ship Manager, is in full force and effect as to the Assignor and, to the Assignor’s knowledge, is in full force and effect as to the Ship Manager, and is not, to the Assignor’s knowledge, in default; and

(b)     it has not assigned, charged or pledged the rights, title and interest assigned hereunder to anyone other than the Assignee.

SECTION 6.     Covenants. The Assignor hereby covenants that, without the prior written consent of the Assignee, so long as this Assignment shall remain in effect:

(a)     it will not assign, charge or pledge the whole or any part of the rights, title and interest hereby assigned to anyone other than the Assignee;

(b)     it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of this Assignment, or of any of the rights of the Assignee created by this Assignment; and

(c)     it will not terminate or consent to the termination of the Management Agreement, or consent or agree to any amendment, modification or waiver of any of the terms or provisions of the Management Agreement.

SECTION 7.     Assignee Appointed Attorney-in-Fact. (a) The Assignor hereby appoints and constitutes the Assignee, its successors and assigns, its true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence of an Event of Default and so long as such Event of Default shall be continuing, to carry out the provisions of this Assignment and to take any action and execute any instruments which the Assignee may deem necessary or advisable to accomplish the purposes hereof, including without limitation, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Collateral assigned hereby, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem necessary or advisable in the premises, including, without limitation, termination of the Management Agreement.

(b)     The Assignor hereby further authorizes the Assignee to file financing statements (including Form UCC-l and UCC-3) and amendments thereto as provided in Article 9 of the Uniform Commercial Code in effect in the State of New York, and to make such other filings as the Assignee may reasonably deem necessary in connection with the perfection of the Assignee’s security interest in the Collateral hereby assigned.

(c)     The powers and authority granted to the Assignee herein have been given for a valuable consideration, are coupled with an interest and are hereby declared to be irrevocable.

SECTION 8.     No Waiver. No failure on the part of the Assignee to exercise, and no delay in exercising, any right, remedy, power or privilege shall operate as waiver thereof, nor shall any single or partial exercise by the Assignee of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the Assignee under this Assignment are cumulative and may be exercised (where possible to do so) singly, concurrently, successively and/or in conjunction with or apart from and without prejudice to any other rights and remedies available to the Assignee under the other Finance Documents or the Master Agreements and are not exclusive of any rights or remedies provided by law.

SECTION 9.     Further Assurances. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee and at the expense of the Assignor, it shall promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem necessary in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

SECTION 10.     Amendments. No amendment or waiver of any provision of this Assignment, nor consent to any departure by the Assignor herefrom, shall be effective unless the same shall be in writing and signed by the Assignee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11.     Notices. Any notice, demand or other communication to be given under, or for the purpose of this Assignment shall be made as provided in Clause 29 of the Loan Agreement.

SECTION 12.     Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD FOR ITS CONFLICT OF LAWS PRINCIPLES).

IN WITNESS WHEREOF, the Assignor has executed and delivered this Management Agreement Assignment as of the date first above written.

[●] SHIPPING LLC, as Assignor

By:
Name:
Title:

ANNEX A

NOTICE OF ASSIGNMENT

To:          [●], as Ship Manager

[Address]

PLEASE TAKE NOTICE that, pursuant to a Management Agreement Assignment dated October ___, 2014 (the “Assignment”) made by the undersigned to and in favor of ABN AMRO Capital USA LLC as Security Trustee (the “Assignee”), the undersigned has granted to the Assignee a continuing, first priority security interest in and to all of the undersigned’s right, title and interest in, to and under the [Ship Management][Agency] Agreement dated [●] (the “Management Agreement”) between the undersigned as Owner and [●] as ship manager (the “Ship Manager”) for the Marshall Islands registered vessel [●] (the “Ship”), including without limitation:

(i)	all claims, rights, remedies, powers and privileges for moneys due and to become due to the undersigned pursuant to the Management Agreement;

(ii)	all claims, rights, remedies, powers and privileges for failure of the Ship Manager to meet any of its obligations under the Management Agreement;

(iii)	the right to make all waivers, consents and agreements under the Management Agreement;

(iv)	the right to give and receive all notices and other instruments or communications under the Management Agreement;

(v)	the right to take such action, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Management Agreement, or by law;

(vi)

the right to do any and all other things whatsoever which undersigned is, or may be, entitled to do under the Management Agreement including, without limitation, termination of the Management Agreement pursuant to the terms and conditions stated therein; and

(vii)	any proceeds of the foregoing.

As from the date hereof and so long as the Assignment is in effect, you are hereby irrevocably authorized and instructed to pay all amounts from time to time due and payable to, or receivable by, the undersigned under the Management Agreement to our account as follows:

Bank:	Wells Fargo Bank NA, San Francisco, CA
ABA No.	121000248
Swift Code:	WFBIUS6S
Account No:	4122099799
Beneficiary:	ABN AMRO Capital USA LLC
Ref:	Eagle Bulk Shipping Inc.,

or to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due in accordance with the terms of the Management Agreement.

Please confirm your consent to the Assignment by executing and returning the Consent and Agreement attached below.

Dated: October ___, 2014

[●] SHIPPING LLC

By:
Name:
Title:

ANNEX B

CONSENT AND AGREEMENT

TO:         ABN AMRO Capital USA LLC

100 Park Avenue, 17th Floor

New York, NY 10017

Attention: Wudasse Zaudou

The undersigned refers to the foregoing Management Agreement Assignment dated as of October ___, 2014 (the “Assignment”) made by [●] SHIPPING LLC, as Assignor (the “Assignor”) to and in favor of ABN AMRO CAPITAL USA LLC, in its capacity as Security Trustee, as Assignee (the “Assignee”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Assignment.

The undersigned, as Ship Manager under the Management Agreement, in consideration of the fees paid and to be paid by the Assignor under the Management Agreement, hereby consents and agrees to the Assignment and to all of the respective terms thereof and hereby confirms and agrees that:

(a)	The Management Agreement is in full force and effect.

(b)	As from the date hereof and so long as the foregoing Assignment is in effect:

(i)

the undersigned shall advise the Assignee in writing at its address above not less than 14 days before the undersigned institutes any legal or quasi legal proceedings in any jurisdiction against the Ship, her earnings and insurances, or against the Assignor, arising out of or in connection with the Management Agreement;

(ii)

any claim the undersigned may have under or in connection with the Management Agreement, including, without limitation, any claim of a Security Interest against the Ship, her earnings and insurances, or against the Assignor, shall be fully subject and subordinate to the claims of the Assignee against the Assignor under or in connection with the Loan Agreement, the Master Agreements, or any other Finance Documents (as defined in the Loan Agreement);

(iii)

the undersigned will not terminate or consent to the termination of the Management Agreement, or consent or agree to any amendment, modification or waiver of any of the terms or provisions of the Management Agreement without the prior written consent of the Assignee;

(iv)	the undersigned shall fully co-operate with the Assignee in exercising rights available to the Assignee under the Assignment;

(v)

the undersigned shall advise the Assignee in writing at its address above immediately upon the withdrawal of the Ship’s Safety Management Certificate or any other operational certificates or licenses of which it becomes aware or should be aware; and

(vi)

the undersigned shall procure that any sub-agent or assignee of the undersigned will, on or before the date of such appointment or assignment, enter into and deliver to the Assignee a consent and agreement in substantially the same form as this Consent and Agreement.

(c)

On and after the occurrence of an Event of Default and so long as such Event of Default shall be continuing, upon receipt by the undersigned of instructions from the Assignee, the undersigned will pay to such account as the Assignee may designate, all amounts from time to time due and payable to, or receivable by, the Assignor under the Management Agreement, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due, and any such payment shall not be subject to any right of set-off or defense by reason of counterclaim or otherwise which the undersigned may have against the Assignor (provided that the undersigned shall be entitled to withhold fees, commissions and other sums due it as contemplated by the Management Agreement) and any such payment shall be final and the undersigned will not seek to recover from the Assignee for any reason whatsoever any moneys paid by the undersigned to the Assignee hereunder.

(d)

Upon receipt by the undersigned of instructions from the Assignee, the undersigned shall deliver to the Assignee at its address above copies of all notices and other instruments, certificates, reports and communications required or permitted to be given or made to the Assignor pursuant to the Management Agreement.

This Consent and Agreement shall be governed by the laws of the State of New York and may be relied on by the Assignor and the Assignee.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Consent and Agreement to be duly executed on the day and year first above written.

Date: as of October ___, 2014

[●]

By: ______________________

Name:

Title: